Exhibit 10.7

EXECUTION

MASTER CREDIT FACILITY AGREEMENT

(TERM LOAN)

BY AND BETWEEN

BORROWERS SIGNATORY HERETO

AND

FANNIE MAE

DATED AS OF

FEBRUARY 27, 2013

Master Credit Facility Agreement

Jupiter AvalonBay Credit Facility

i

EXHIBITS

EXHIBIT A	Schedule of Collateral Pool Borrowers, Mortgaged Properties, Collateral Pools, Loans and Initial Valuations
EXHIBIT B	[RESERVED]
EXHIBIT C	[RESERVED]
EXHIBIT D	[RESERVED]
EXHIBIT E	Confirmation of Guaranty
EXHIBIT F	Compliance Certificate
EXHIBIT G-1	Organizational Certificate (Borrower)
EXHIBIT G-2	Organizational Certificate (Guarantor)
EXHIBIT H	Form of Certification (Borrower)
EXHIBIT I	Form of Certification (Guarantor)
EXHIBIT J	Request (Substitution/Release)
EXHIBIT K	Confirmation of Obligations
EXHIBIT L	Certificate of Borrower
EXHIBIT M	List of Master Leases
EXHIBIT N	[RESERVED]
EXHIBIT O	[RESERVED]
EXHIBIT P	Form of Letter of Credit
EXHIBIT Q	Certain Non-Residential Leases and CCRs

APPENDIX I	Definitions

MASTER CREDIT FACILITY AGREEMENT

THIS MASTER CREDIT FACILITY AGREEMENT is made as of February 27, 2013 (the “Effective Date”), by and among (i) (a) the Borrowers identified on Schedule I attached hereto, (b) such Additional Borrowers as may from time to time become Borrowers under this Agreement (the entities described in (a) and (b), individually and collectively, “Borrower”); and (ii) FANNIE MAE, the body corporate duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States (together with its successors and assigns, “Fannie Mae”).

RECITALS

A.                                    Certain of the Borrowers have executed that certain Amended and Restated Master Credit Facility Agreement dated December 2, 2010 (as amended, modified, restated or supplemented prior to the date hereof (collectively, the “Original Agreement”).  Pursuant to the Original Agreement, Fannie Mae is the holder of certain loans in the aggregate original principal amount of $1,652,985,405.00 (collectively, the “Loans”).

B.                                    As of the Effective Date, the Loans are secured by, among other things, the Initial Mortgaged Properties.

C.                                    As of the effectiveness of this Agreement, the outstanding principal balance under the Loans is $1,190,115,195.00.

D.                                    The Borrowers are the owners of the Initial Mortgaged Properties.

E.                                     As more particularly described in Exhibit A to this Agreement (unless otherwise defined or the context clearly indicates otherwise, capitalized terms shall have the meanings ascribed to such terms in Appendix I of this Agreement), reference to “relevant” or “applicable” Loans, Mortgaged Properties or Loan Documents shall refer to the Loans made to a Collateral Pool Borrower, the Mortgaged Properties securing such Loans or the Loan Documents entered into by such Collateral Pool Borrower in respect of such Loans, respectively.  As set forth below, each Mortgaged Property is part of a Collateral Pool and each such Mortgaged Property in a Collateral Pool secures all Loans made with respect to such Collateral Pool.

F.                                      This Agreement amends and restates the Original Agreement in its entirety as it relates to the Loans.  As set forth below, the Mortgaged Properties identified on Exhibit A to this Agreement as part of “Collateral Pool 2” each secure one or more Loans made in respect of such Mortgaged Properties, and constitute Collateral Pool 2.  As set forth below, the Mortgaged Properties identified on Exhibit A to this Agreement as part of “Collateral Pool 6” each secure one or more Loans made in respect of such Mortgaged Properties, and constitute Collateral Pool 6.  Certain other loans outstanding pursuant to the Original Agreement (the “Other Loans”) are governed by a separate Master Credit Facility Agreement of even date herewith, which agreement amends and restates the Original Agreement in its entirety as it relates to the Other

Loans.  The Original Agreement is of no further force and effect.  For avoidance of doubt, there are no Collateral Pools 1, 3, 4, 5, 7, 8 or 9 that are covered by this Agreement.

G.                                    To secure the obligations of each Collateral Pool Borrower under this Agreement and the other Loan Documents executed in connection with the Loan made to such Borrower, such Collateral Pool Borrower pledged its respective Collateral to Fannie Mae.  Each Borrower’s Collateral is comprised of (i) Multifamily Residential Properties owned by Borrower or any Additional Borrower and (ii) any other collateral pledged to Fannie Mae from time to time by any Borrower, any Additional Borrower pursuant to this Agreement or any other Loan Documents.

H.                                   The Multifamily Residential Properties comprising the Collateral are grouped into two (2) Collateral Pools, as set forth on Exhibit A.  Each Collateral Pool Borrower is the obligor on the Note or Notes secured by the Mortgaged Properties comprising its related Collateral Pool and each such Loan is secured by a Security Instrument on the Mortgaged Property owned by such Collateral Pool Borrower.

I.                                        Each Loan, Note and Security Document related to the Mortgaged Properties comprising each Collateral Pool is cross-defaulted (i.e., a default under any Loan, Note, Security Document relating to each Mortgaged Property comprising Collateral Pool 2 (for example) under this Agreement, shall constitute a default under each Loan, Note and Security Document comprising Collateral Pool 2 (for example) and under this Agreement related to the Mortgaged Properties in such Collateral Pool) and cross-collateralized (i.e., each Security Instrument related to the Mortgaged Properties within Collateral Pool 6 (for example) shall secure all of Borrower’s obligations under this Agreement and the other Loan Documents related to the Loan secured by the Mortgaged Properties within Collateral Pool 6 (for example)) to the other Notes and Security Documents related to the Mortgaged Properties in such Collateral Pool, and it is the intent of the parties to this Agreement that after an Event of Default, Fannie Mae may accelerate any Note related to such Collateral Pool without needing to accelerate any other Note and that in the exercise of its rights and remedies under the Loan Documents and the Guaranty, Fannie Mae may, except as provided in this Agreement, exercise and perfect any and all of its rights in and under the Loan Documents and the Guaranty with regard to any Mortgaged Property in such Collateral Pool without needing to exercise and perfect its rights and remedies with respect to any other Mortgaged Property in such Collateral Pool and that any such exercise shall be without regard to the Allocable Loan Amount assigned to such Mortgaged Property and that Fannie Mae may recover an amount equal to the full amount outstanding in respect of any of the Notes related to the Mortgaged Properties within a Collateral Pool, in connection with such exercise and any such amount shall be applied to the Obligations as determined by Fannie Mae in its sole and absolute discretion.

J.                                        In addition to the cross-default and cross-collateralization described in Recital I above, as set forth below, the Loan secured by Collateral Pool 2 is cross-defaulted, but not cross-collateralized, with Loan secured by Collateral Pool 6, and vice versa.

NOW, THEREFORE, Borrower and Fannie Mae, in consideration of the mutual promises and agreements contained in this Agreement, hereby agree that the foregoing Recitals are incorporated herein and hereby agree as follows:

ARTICLE 1
THE LOANS

Section 1.01.                                       The Loans.

Subject to the terms, conditions and limitations of this Agreement:

(a)                                 [RESERVED].

(b)                                 Fixed Loans. Each applicable Collateral Pool Borrower has obtained a Fixed Loan in the original principal amounts in respect of such Collateral Pool Borrower set forth on Exhibit A attached hereto.  No Fixed Loan shall be made as a result of a decrease in the Loan to Value Ratio or an increase in the Debt Service Coverage Ratio of any Mortgaged Property.  No additional Loans are permitted.

Section 1.02.                                       Maturity Date of Loans; Amortization; Prepayment.

(a)                                 [RESERVED]

(b)                                 Fixed Loans.

(i)                                     Maturity Date of Fixed Loans.  The maturity date of each Fixed Loan is set forth in the applicable Note.

(ii)                                  Amortization and Payment of Fixed Loans.  Fixed Loans are payable interest only.

(iii)                               Prepayment of Fixed Loans.  Fixed Loans are not prepayable without premium prior to the date that is six (6) months prior to the maturity date of such Fixed Loan (as more specifically described in the applicable Fixed Loan Note); provided that, notwithstanding the foregoing, Borrower may prepay all or any portion of any Fixed Loan pursuant to the yield maintenance provisions of the applicable Fixed Loan Note.

Section 1.03.                                       Interest on Loans.

(a)                                 [RESERVED].

(b)                                 Fixed Loans.  Each Fixed Loan bears interest at the rate set forth in the related Fixed Loan Note.  Interest payments for Fixed Loans shall be calculated on an actual/360 basis.

Section 1.04.                                       Notes.

(a)                                 [RESERVED].

(b)                                 Fixed Loans.  The obligation of the applicable Collateral Pool Borrower to repay the related Fixed Loan is and shall be evidenced by one or more Fixed Loan Notes executed by each applicable Collateral Pool Borrower.

Section 1.05.                                       Extension of Loan Secured by Collateral Pool 2 and Collateral Pool 6.

(a)                                 Upon the maturity of the Loan secured by Collateral Pool 2 or the Loan secured by Collateral Pool 6, Borrower shall have the right to extend such Loan (and, as relates to Section 1.05(a)(iv) below only, the option to convert such Loan to a variable-rate loan) (an “Extension”), as follows:

(i)                                     the Loan secured by Collateral Pool 2 or the Loan secured by Collateral Pool 6 may be extended to a date that is ten (10) years from the closing date of the Extension or, if the applicable Collateral Pool Borrower so elects, fifteen (15) years from the closing date of the Extension, subject to the following terms and conditions (which, solely in connection with an Extension pursuant to this Section 1.05(a)(i), shall control over any inconsistent provision of this Agreement applicable to an Extension of such Loan):

(A)                               In order to exercise the option set forth in this Section 1.05(a)(i), the applicable Collateral Pool Borrower shall deliver notice of its intent to do so not later than the earlier of (1) ninety (90) days prior to the requested closing date for the Extension, or (2) June 1, 2013.

(B)                               The maturity date of the applicable Loan, as extended pursuant to this Section 1.05(a)(i), shall not be later than September 1, 2023 (in the case of a ten (10) year Extension) or September 1, 2028 (in the case of a fifteen (15) year Extension).

(C)                               Not later than September 1, 2013, the applicable Collateral Pool Borrower and Fannie Mae shall have negotiated, finalized and executed the applicable closing documents for the Extension, which documents: (1) subject to the provisions of Section 1.05(c) below, shall conform in all respects to Fannie Mae’s then-current requirements (including MBS Requirements and other requirements regarding the form of loan documents for Loans similar to the applicable Loan, as extended pursuant to this Section 1.05(a)(i)), and (2) shall require that the applicable Loan, as extended pursuant to this Section 1.05(a)(i), shall have an Aggregate Debt Service Coverage Ratio (which, for the avoidance of doubt, shall be calculated using the definition of such term set forth in Appendix I to this Agreement) not less than 1.25:1.0 and an Aggregate Loan to Value Ratio (which, for the avoidance of doubt, shall be calculated on the basis of the definition of such term set forth in Appendix I to this Agreement) not in excess of seventy five percent (75%) as of August 1, 2015 (in the case of an extension of the Loan secured by Collateral Pool 6) or August 1, 2017 (in the case of an extension of the Loan secured by Collateral Pool 2), and shall require that if the Loan does not meet the foregoing tests the applicable Collateral Pool Borrower must pay down the outstanding principal under the Loan (including with the payment of yield maintenance) and/or shall add additional Collateral satisfactory to Fannie Mae and in accordance with the provisions of the applicable loan documents relating to the addition of collateral, so as to increase the Aggregate Debt Service Coverage (calculated in the manner set forth above in this Section 1.05(a)(i)(C)) to not less than 1.25:1.0 and/or decrease the Aggregate Loan to Value Ratio (calculated in the manner set forth above in this Section 1.05(a)(i)(C)) to no more than 75% as of November 1, 2015 (in the case of an extension of the Loan secured by Collateral Pool 6) or November 1, 2017 (in the case of an extension of the Loan secured by Collateral Pool 2).

(D)                               The interest rate for the extended Loan shall be reset to a fixed rate of interest that reflects Fannie Mae’s then current market rate of interest for loans similar to the applicable Loan being extended pursuant to this Section 1.05(a)(i) and having a 10-year term or a 15-year term, as applicable, in either case plus the additional spread as calculated by Fannie Mae required to compensate Fannie Mae for the yield maintenance that would have been owing if the Loan had been fully repaid on the date of the Extension.

(E)                                The Loan, as extended pursuant to this Section 1.05(a)(i), shall be non-amortizing (interest only) from the effective date of the Extension through November 1, 2015 (in the case of an extension of the Loan secured by Collateral Pool 6) or November 1, 2017 (in the case of an extension of the Loan secured by Collateral Pool 2), and will then amortize based on a 30-year amortization schedule.

(ii)                                  The Loan secured by Collateral Pool 2 or the Loan secured by Collateral Pool 6 may be extended to a date that is ten (10) years from the closing date of the Extension, subject to the following terms and conditions (which, solely in connection with an Extension pursuant to this Section 1.05(a)(ii), shall control over any inconsistent provision of this Agreement applicable to an Extension of such Loan):

(A)                               In order to exercise the option set forth in this Section 1.05(a)(ii), the applicable Collateral Pool Borrower shall deliver notice of its intent to do so not later than the earlier of (1) ninety (90) days prior to the requested closing date for the Extension, or (2) June 1, 2013.

(B)                               the maturity date of the applicable Loan, as extended pursuant to this Section 1.05(a)(ii) shall not be later than September 1, 2023.

(C)                               Not later than September 1, 2013, the applicable Collateral Pool Borrower and Fannie Mae shall have negotiated, finalized and executed the applicable closing documents for the Extension, which documents: (1) subject to the provisions of Section 1.05(c) below, shall conform in all respects to Fannie Mae’s then-current requirements (including MBS Requirements and other requirements regarding the form of loan documents for Loans similar to the applicable Loan, as extended pursuant to this Section 1.05(a)(ii)), and (2) shall require that the applicable Loan, as extended pursuant to this Section 1.05(a)(ii), shall have an Aggregate Debt Service Coverage Ratio (which, for the avoidance of doubt, shall be calculated using the definition of such term set forth in Appendix I to this Agreement) not less than 1.25:1.0 and an Aggregate Loan to Value Ratio (which, for the avoidance of doubt, shall be calculated using the definition of such term set forth in Appendix I to this Agreement) not in excess of seventy five percent (75%) as of the date selected by Fannie Mae for the issuance of MBS related to the Loan being extended pursuant to this Section 1.05(a)(ii) (Borrower recognizing that Fannie Mae’s intention would be to issue MBS by no later than September 1, 2013 in order to fund an Extension pursuant to this Section 1.05(a)(ii)),and shall require that if the Loan does not meet the foregoing tests the applicable Collateral Pool Borrower must pay down the outstanding principal under the Loan (including with the payment of yield maintenance) and/or shall add additional Collateral satisfactory to Fannie Mae and in accordance with the provisions of the applicable loan documents relating to the addition of collateral, so as to increase the Aggregate Debt Service Coverage Ratio (calculated in the manner set forth above in this Section 1.05(a)(ii)(C)) to not less than 1.25:1.0 and/or decrease the Aggregate Loan to Value Ratio (calculated in the manner set forth above in this Section 1.05(a)(ii)(C)) to no more than 75% as of the date selected by Fannie Mae for the issuance of MBS related to the Loan being extended pursuant to this Section 1.05(a)(ii).

(D)                               The interest rate for the extended Loan shall be reset to a fixed rate of interest that reflects Fannie Mae’s then current market rate of interest for loans similar to the applicable Loan being extended pursuant to this Section 1.05(a)(ii) and having a 10-year term, plus the additional spread, as calculated by Fannie Mae, required to compensate Fannie Mae for the pair-off amount (based on the difference between (a) the existing interest rate on the Loan and (b) the then-current market rate for a loan with the same remaining term as the Loan (without giving effect to the Extension) on the date the Loan is extended) that would have been owing if the Loan had been paid on the closing date of the Extension.

(E)                                The Loan, as extended pursuant to this Section 1.05(a)(ii), shall be non-amortizing (interest only) from the effective date of the Extension through November 1, 2015 (in the case of an extension of the Loan secured by Collateral Pool 6) or November 1, 2017 (in the case of an extension of the Loan secured by Collateral Pool 2), and will then amortize based on a 30-year amortization schedule.

(F)                                 The applicable Collateral Pool Borrower may make a Request for an Extension pursuant to this Section 1.05(a)(ii) with respect to less than the full amount outstanding under the Loan secured by Collateral Pool 2 or the Loan Secured by Collateral Pool 6, but no Extension may be granted for less than fifty percent (50%) of the Loan being extended pursuant to this Section 1.05(a)(ii).  If the applicable Collateral Pool Borrower makes a Request to extend a portion, but not all, of the Loan secured by Collateral Pool 2 or the Loan Secured by Collateral Pool 6 pursuant to this Section 1.05(a)(ii), such Loan shall be divided into two Loans and the Collateral Pool securing such Loan shall be divided into two Collateral Pools, one such Collateral Pool (which will include the Mortgaged Properties from Collateral Pool 2 or Collateral Pool 6, as applicable, that continue to secure the portion of the Loan that is not extended) being referred to herein as the “B Pool,” and the other Collateral Pool (which will include the balance of the Mortgaged Properties from Collateral Pool 2 or Collateral Pool 6, as applicable) being referred to herein as the “A Pool.”

(iii)                               The Loan secured by Collateral Pool 2 or the Loan Secured by Collateral Pool 6may be extended to November 1, 2016 (in the case of an extension of the Loan secured by Collateral Pool 6)  or November 1, 2018 (in the case of an extension of the Loan secured by Collateral Pool 2) or, if the applicable Collateral Pool Borrower so elects, to November 1, 2017 (in the case of an extension of the Loan secured by Collateral Pool 6) or November 1, 2019 (in the case of an extension of the Loan secured by Collateral Pool 2), subject to the following terms and conditions (which, solely in connection with an Extension pursuant to this Section 1.05(a)(iii), shall control over any inconsistent provision of this Agreement applicable to an Extension of such Loan):

(A)                               In order to exercise the option set forth in this Section 1.05(a)(iii), the applicable Collateral Pool Borrower shall deliver notice of its intent to do so not later than the earlier of (1) ninety (90) days prior to the requested closing date for the Extension, or (2) June 1, 2013.

(B)                               Any Extension of the applicable Collateral Pool Loan pursuant to this Section 1.05(a)(iii) shall be conditioned upon payment by the applicable Collateral Pool Borrower to Fannie Mae of an extension fee equal to:  (i) in the case of an Extension of the Loan secured by Collateral Pool 6 to November 1, 2016 or an extension of the Loan secured by Collateral Pool 2 to November 1, 2018, 1.5% multiplied by the amount to be extended, or (ii) in the case of an extension of the Loan secured by Collateral Pool 6 to November 1, 2018 or an extension of the Loan secured by Collateral Pool 2 to November 1, 2019, 2% multiplied by the amount to be extended.

(C)                               Not later than September 1, 2013, the applicable Collateral Pool Borrower and Fannie Mae shall have negotiated, finalized and executed the applicable closing documents for the Extension, which documents, subject to the provisions of Section 1.05(c) below, shall conform in all respects to Fannie Mae’s then-current requirements (including MBS Requirements and other requirements regarding the form of loan documents for Loans similar to the applicable Loan, as extended pursuant to this Section 1.05(a)(iii)).

(D)                               The interest rate for the extended Loan shall not be reset, and shall equal the interest rate set forth in the Note evidencing the Loan secured by Collateral Pool 2 or the Loan secured by Collateral Pool 6, as applicable, on the Effective Date.

(E)                                Borrower may make extend the Loan secured by Collateral Pool 2 or the Loan secured by Collateral Pool 6 pursuant to this Section 1.05(a)(iii) with respect to all or any portion of the Loan being extended pursuant to this Section 1.0-5(a)(iii).  If the applicable Collateral Pool Borrower makes a Request to extend a portion, but not all, of the Loan secured by Collateral Pool 2 or the Loan secured by Collateral Pool 6 pursuant to this Section 1.05(a)(iii), the Loan being extended shall be divided into two Loans and the applicable Collateral Pool shall be divided into two Collateral Pools, one such Collateral Pool (which will include the Mortgaged Properties from Collateral Pool 2 or Collateral Pool 6, as applicable that continue to secure the portion of the Loan that is not extended) being referred to herein as the “B Pool,” and the other Collateral Pool (which will include the balance of the Mortgaged Properties from Collateral Pool 2 or Collateral Pool 6, as applicable) being referred to herein as the “A Pool.”

(iv)                              The Loan secured by Collateral Pool 2 or the Loan secured by Collateral Pool 6 may be extended to November 1, 2016 (in the case of an extension of the Loan secured by Collateral Pool 6) or November 1, 2018 (in the case of an extension of the Loan secured by Collateral Pool 2) or, if the applicable Collateral Pool Borrower so elects, to November 1, 2017 (in the case of an extension of the Loan secured by Collateral Pool 6) or November 1, 2019 in the case of an extension of the Loan secured by Collateral Pool 2), subject to the following terms and conditions (which, solely in connection with an Extension pursuant to this Section 1.05(a)(iv), shall control over any inconsistent provision of this Agreement applicable to an Extension of such Loan):

(A)                               In order to exercise the option set forth in this Section 1.05(a)(iv), the applicable Collateral Pool Borrower shall deliver notice of its intent to do so not later than the earlier of (1) ninety (90) days prior to the requested closing date for the Extension, or (2) February 1, 2015 in the case of an extension of the Loan secured by Collateral Pool 6) or February 1, 2017 (in the case of an extension of the Loan secured by Collateral Pool 6).

(B)                               Not later than May 1, 2015 (in the case of an extension of the Loan secured by Collateral Pool 6) or May 1, 2017 (in the case of an extension of the Loan secured by Collateral Pool 2), the applicable Collateral Pool Borrower and Fannie Mae shall have negotiated, finalized and executed the applicable closing documents for the Extension, which documents:  (1) subject to the provisions of Section 1.05(c) below, shall conform in all respects to Fannie Mae’s then-current requirements (including MBS Requirements and other requirements regarding the form of loan documents for Loans similar to the applicable Loan, as extended pursuant to this Section 1.05(a)(iv)); and (2) shall require that the applicable Loan, as extended pursuant to this Section 1.05(a)(iv), shall have an Aggregate Debt Service Coverage Ratio not less than 1.25:1.0 and an Aggregate Loan to Value Ratio not in excess of seventy five percent (75%) as of August 1, 2015 (in the case of an extension of the Loan secured by Collateral Pool 6) or August 1, 2017 (in the case of an extension of the Loan secured by Collateral Pool 2), and shall require that the Loan does not meet the foregoing tests, then prior to November 1, 2015 (in the case of an extension of the Loan secured by Collateral Pool 6) or November 1, 2017 (in the case of an extension of the Loan secured by Collateral Pool 2) the applicable Collateral Pool Borrower must pay down the outstanding principal under the Loan (including with the payment of yield maintenance) and/or shall add additional Collateral satisfactory to Fannie Mae and in accordance with the provisions of the applicable loan documents relating to the addition of collateral, so as to increase the Aggregate Debt Service Coverage to not less than 1.25:1.0 and/or decrease the Aggregate Loan to Value Ratio to no more than 75%.

(C)                               The Loan that is extended pursuant to this Section 1.05(a)(iv) shall be converted to a variable-rate loan with an interest rate determined based on the Extension period (one year or two years) and based on market conditions at the time of the Extension.

(b)                                 Except as expressly provided above in Section 1.05(a)(ii)(F) and in Section 1.05(a)(iii)(E), an Extension pursuant to this Section 1.05 must be made with respect to the full amount outstanding in respect of the Loan secured by Collateral Pool 2 or the Loan secured by Collateral Pool 6.  As a condition to any Extension of a portion of a Loan pursuant to Section 1.05(a)(ii) or Section 1.05(a)(iii), such that the applicable Collateral Pool is split into an A Pool and a B Pool as set forth above in Section 1.05(a)(ii)(F) or Section 1.05(a)(iii)(E), then Fannie Mae shall determine the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio, both (i) in the aggregate (i.e., without giving effect to the proposed splitting of the Loan and such Collateral Pool) and (ii) solely with respect to the B Pool and the portion of the Loan that will be secured by the B Pool after giving effect to the Extension.  As a condition to such Extension, Fannie Mae must determine that the Extension will not cause (i) an increase in the Aggregate Loan to Value Ratio of the portion of the Loan secured by the B Pool as compared to the Aggregate Loan to Value Ratio of the applicable Loan, in the aggregate, prior to the Extension; and (ii) will not cause a decrease in the Aggregate Debt Service Coverage Ratio of the portion of the Loan secured by the B Pool as compared to the Aggregate Debt Service Coverage Ratio of the applicable Collateral Pool, in the aggregate, prior to the Extension.

(c)                                  Any Loan extended pursuant to this Section 1.05 will be converted to an MBS, will be removed from this Agreement and will be governed by a new Master Credit Facility Agreement and related loan documentation, on Fannie Mae’s then-current standard form MBS loan documentation for loans of the same type as the Loan that is extended; provided, however, that (i) the provisions of such loan documentation will be modified to be substantially consistent with the terms and conditions of this Agreement and the other Loan Documents and the Guaranty pertaining to such matters as insurance, reporting requirements and thresholds for lender control over insurance disputes and condemnation proceedings; (ii) the provisions of such loan documentation relating to substitution, release and addition of collateral will be modified to be substantially consistent with the analogous terms and provisions in this Agreement and the other Loan Documents and the Guaranty; (iii) any guaranty of such extended loan shall guaranty only the same type of obligations as are guaranteed under the guaranty currently in effect for the Loans; (iv) the transfer provisions of such loan documentation shall be modified to be substantially consistent with the terms and conditions of this Agreement and the other Loan Documents and the Guaranty relating to transfers; (v) Fannie Mae and Borrower will attempt in good faith to reach an agreement regarding any modifications requested by the applicable Collateral Pool Borrower relating to other matters; and (vi) except as set forth in clause (i) and clause (iv) of this sentence, notwithstanding anything to the contrary, all provisions of such amended and restated loan documentation shall be consistent with Fannie Mae’s requirements relating to mortgaged-backed securities issuance, disclosure and tax matters.

(d)                                 If the applicable Collateral Pool Borrower and Fannie Mae so agree, each in its sole discretion, an Extension of the Loan secured by Collateral Pool 2 or the Loan secured by Collateral Pool 6 may be effected by a combination of the alternatives set forth in Sections 1.05(a)(i) through (a)(iv).

Section 1.06.                                       [RESERVED].

Section 1.07.                                       [RESERVED].

Section 1.08.                                       [RESERVED].

Section 1.09.                                       [RESERVED].

Section 1.10.                                       Limitations on Executions.

For so long as Fannie Mae (or any successor thereto by merger, reorganization, combination or other corporate or organizational restructuring or otherwise created by legislation or applicable regulation (“FNMA Successor”)) owns and holds an interest in the Loans, notwithstanding anything in this Agreement or any other Loan Document to the contrary, any extension of a Loan pursuant to Section 1.05 shall be subject to the precondition that Fannie Mae (or FNMA Successor) is generally offering to purchase in the marketplace loans of the execution type requested by Borrower at the time of the Request for such extension or conversion and on the closing date of such extension or conversion.  In the event Fannie Mae (or FNMA Successor) is not purchasing loans of the execution type requested by Borrower at the time of the Request for such extension or conversion and on the closing date of such extension or conversion, Fannie Mae (or FNMA Successor) agrees to offer alternative loan executions based on the types of executions Fannie Mae (or FNMA Successor) is generally offering to purchase, with respect to loans secured by similar property type, in the marketplace at that time, and such executions shall not require (i) an Aggregate Debt Service Coverage Ratio greater than the Aggregate Debt Service Coverage Ratio set forth in Section 1.05, or (ii) an increase in the Re-Underwriting Fee payable pursuant to Section 8.01.  Any alternative execution offered would be subject to mutually agreeable documentation necessary to implement the terms and conditions of such alternative execution.

ARTICLE 2
BREAKAGE AND ALLOCATED LOAN AMOUNTS

Section 2.01.                                       [RESERVED].

Section 2.02.                                       Breakage and other Costs.

If, in connection with an Extension pursuant to Section 1.05, Servicer obtains a commitment from Fannie Mae’s trading desk for a Loan with respect to which Borrower has made a Request for Extension pursuant to Section 1.05 (a “Fannie Mae Commitment”), and if the Servicer fails to fulfill such Fannie Mae Commitment because the Loan is not made (for a reason other than Servicer’s or Fannie Mae’s default), the applicable Collateral Pool Borrower shall pay all reasonable out-of-pocket costs (including attorneys’ fees and costs), fees and damages incurred by Servicer or Fannie Mae in connection with its failure to fulfill the Fannie Mae Commitment.  Fannie Mae reserves the right to require the applicable Collateral Pool Borrower to post a deposit at the time the Fannie Mae Commitment is obtained.  Such deposit shall be refunded to the applicable Collateral Pool Borrower upon the closing of the Extension.

Section 2.03.                                       Reserved.

Section 2.04.                                       Determination of Allocable Loan Amount and Valuations.

(a)                                 Initial Determinations.  On the Effective Date, Fannie Mae has determined (i) the Allocable Loan Amount and Valuation for each Initial Mortgaged Property (each of which are set forth on Exhibit A hereto), (ii) the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio for each Collateral Pool, and (iii) the Loan Amount supported by such Collateral Pool.  The determinations made in clause (a) as of the Effective Date shall remain unchanged until a Collateral Event occurs under such Collateral Pool.  Changes in Allocable Loan Amount, Valuations, the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio shall be made pursuant to Section 2.04(b).

(b)                                 Monitoring Determinations.  Once each Calendar Quarter or, if a Collateral Pool consists only of Fixed Loans that have an Aggregate Debt Service Coverage Ratio equal to or greater than 1.25:1.0, once each Calendar Year, within twenty (20) Business Days after Borrower has delivered to Fannie Mae the reports required in Section 6.03, Fannie Mae shall determine the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio for such Collateral Pool, and whether Borrower is in compliance with the other covenants set forth in the Loan Documents and the Guaranty.  After a Collateral Event with respect to the relevant Collateral Pool, Fannie Mae shall redetermine Allocable Loan Amounts and Valuations for such Collateral Pool.  Fannie Mae shall determine Cap Rates when determining Valuations in its sole and absolute discretion on the basis of its internal survey and analysis of Cap Rates for comparable sales in the vicinity of the Mortgaged Property, with such adjustments as Fannie Mae deems appropriate and shall not be obligated to use any information provided by Borrower.  Fannie Mae shall promptly disclose its determinations to the applicable Collateral Pool Borrower.  Until redetermined, the Allocable Loan Amounts and Valuations determined by Fannie Mae shall remain in effect.  In performing a Valuation of a Multifamily Residential Property to be added to any Collateral Pool as part of a Substitution, Fannie Mae shall be entitled to obtain an Appraisal, and the Valuation will be based on such Appraisal.  Fannie Mae shall also have the right to obtain an Appraisal or a Cap Rate study conducted by an appraiser in connection with the redetermination of a Valuation of a Mortgaged Property if Fannie Mae is unable to determine a Cap Rate for such Mortgaged Property.

(c)                                  If a Collateral Pool Borrower disagrees with Fannie Mae’s Valuation of any Mortgaged Property that is part of such Collateral Pool, such Borrower shall have the right to substitute for the Cap Rate determined by Fannie Mae or Appraisal obtained by Fannie Mae, as applicable, a new Cap Rate based on a capitalization rate study conducted by an appraiser or a new Appraisal, as applicable, provided such Borrower gives notice to Fannie Mae of its desire to substitute a new Cap Rate or a new Appraisal, as applicable, for Fannie Mae’s Cap Rate or Appraisal, as applicable, within fifteen (15) Business Days after such Borrower receives Fannie Mae’s determinations.

(i)                                     In the event the applicable Collateral Pool Borrower has requested a new Cap Rate, the applicable Collateral Pool Borrower and Fannie Mae shall determine the Cap Rate in accordance with the following procedure:

(A)                               Fannie Mae shall give such Collateral Pool Borrower a list of approved appraisers for the local market in which the Multifamily Residential Property is located within ten (10) Business Days after the date on which such Borrower gives Fannie Mae its notice;

(B)                               The relevant Collateral Pool Borrower shall select an appraiser within ten (10) Business Days after the date on which Fannie Mae gives such Collateral Pool Borrower the list of Fannie Mae-approved appraisers;

(C)                               Fannie Mae shall engage the appraiser selected by Collateral Pool Borrower pursuant to clause (i)(B) to perform the Cap Rate study within ten (10) Business Days after the date on which such Borrower makes its selection; and

(D)                               Such Collateral Pool Borrower shall pay all reasonable out-of-pocket fees and expenses of obtaining the Cap Rate study, whether incurred by such Collateral Pool Borrower or Fannie Mae.

(ii)                                  In the event the applicable Collateral Pool Borrower has requested a new Appraisal, the applicable Collateral Pool Borrower and Fannie Mae shall obtain the new Appraisal in accordance with the following procedure:

(A)                               Fannie Mae shall give such Collateral Pool Borrower a list of approved appraisers for the local market in which the relevant Multifamily Residential Property is located within ten (10) Business Days after the date on which such Collateral Pool Borrower gives Fannie Mae its notice;

(B)                               The relevant Collateral Pool Borrower shall select an appraiser from the list of approved Appraisers delivered by Fannie Mae to Borrower within ten (10) Business Days after the date on which Fannie Mae gives such Collateral Pool Borrower the list of Fannie Mae-approved appraisers;

(C)                               Fannie Mae shall engage the appraiser selected by Collateral Pool Borrower pursuant to clause (ii)(B) above to perform the Appraisal study within ten (10) Business Days after the date on which such Collateral Pool Borrower makes its selection; and

(D)                               Such Collateral Pool Borrower shall pay all reasonable out-of-pocket fees and expenses of obtaining the Appraisal, whether incurred by such Collateral Pool Borrower or Fannie Mae.

(iii)                               If the applicable Collateral Pool Borrower elects to substitute a new Cap Rate for Fannie Mae’s Rate or a new Appraisal, the new Cap Rate or appraised value, as applicable, shall be used to determine the Valuation for the Mortgaged Property and, until the earlier of (1) the thirtieth (30th) day after the date on which the appraiser is engaged by Fannie Mae or (2) the date on which the new Cap Rate is determined, the Valuation of the Mortgaged Property in effect immediately prior to Fannie Mae’s Valuation shall continue to be in effect.  In the event the new Cap Rate or Appraisal is not determined or delivered on or before the thirtieth (30th) day after which the appraiser is engaged by Fannie Mae, then commencing on such thirtieth (30th) day and continuing until the new Cap Rate is determined or the new Appraisal is delivered, the Valuation based on Fannie Mae’s determination of the Cap Rate or Appraisal, as applicable, shall be in effect.

(iv)                              Notwithstanding anything in this Agreement to the contrary, no change in Allocable Loan Amounts, Valuations, the Aggregate Loan to Value Ratio or the Aggregate Debt Service Coverage Ratio shall (i) result in a Potential Event of Default or Event of Default under such Collateral Pool, (ii) require the prepayment of any Loans under such Collateral Pool, or (iii) require the addition of Collateral to such Collateral Pool.

ARTICLE 3
COLLATERAL CHANGES

Section 3.01.                                       Right to Obtain Releases of Collateral.

Subject to the terms and conditions of this Article 3, Collateral Pool Borrower shall have the right from time to time to obtain a release of Collateral (a “Release”) from the respective Collateral Pool.

Section 3.02.                                       Procedure for Obtaining Releases of Collateral.

(a)                                 Request.  To obtain a release of Collateral from a Collateral Pool, the applicable Collateral Pool Borrower shall deliver a Release Request to Fannie Mae.

(b)                                 Closing.  If all conditions precedent contained in Section 4.04 and all General Conditions contained in Section 4.01 are satisfied, Fannie Mae shall cause the Release Mortgaged Property to be released, at a closing to be held at offices designated by Fannie Mae and reasonably acceptable to the applicable Collateral Pool Borrower on a Closing Date proposed by such Borrower and approved by Fannie Mae, and occurring (A) in the case of a Collateral Pool with ten (10) or less Mortgaged Properties, within thirty (30) days after Fannie Mae’s receipt of the Release Request and any other information required by Fannie Mae (or on such other date as such Borrower and Fannie Mae may agree), and (B) in the case of a Collateral Pool with more than ten (10) Mortgaged Properties, within sixty (60) days after Fannie Mae’s receipt of the Release Request and any other information required by Fannie Mae (or on such other date as such Borrower and Fannie Mae may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of Borrower, the Release Documents.  Unless otherwise instructed by Fannie Mae, the applicable Collateral Pool Borrower, shall prepare the documents pertaining to the release of the Security Instrument and submit them to Fannie Mae for its review.

(c)                                  Release Price.

(i)                                     The “Release Price” for each Release Mortgaged Property means the greater of (A) the Allocable Loan Amount for such Release Mortgaged Property and (B) one hundred percent (100%) of the amount, if any, of the Loans Outstanding that are required to be repaid by the applicable Collateral Pool Borrower to Fannie Mae in connection with the proposed release of the Release Mortgaged Property from such Collateral Pool so that, immediately after the Release, the Coverage and LTV Tests for the Collateral Pool will be satisfied.

(ii)                                  In the event the proposed Release is of a Mortgaged Property that is in a Collateral Pool that secures a Fixed Loan and the Coverage and LTV Tests for the applicable Collateral Pool are not satisfied after the Release of the Release Mortgaged Property, but the Aggregate Debt Service Coverage Ratio of such Collateral Pool is not less than the required Aggregate Debt Service Coverage Ratio set forth in clause (2)(a) of the definition of Coverage and LTV Tests for such Collateral Pool in effect on the Closing Date of the proposed Release minus 0.05 (for example, if the required Aggregate Debt Service Coverage set forth in clause (2)(a) of the definition of Coverage and LTV Tests for the relevant Collateral Pool on the Closing Date of the proposed Release is 1.1:1.0, the Aggregate Debt Service Coverage Ratio of such Collateral Pool on the Closing Date of the proposed Release may not be less than 1.05:1.0), the applicable Collateral Pool Borrower may deposit with Fannie Mae cash or a Letter of Credit (in accordance with the terms of Section 4.08 of this Agreement) in an amount equal to the sum of the amount determined pursuant to clause (c)(i)(B) in this subsection above minus the amount determined pursuant to clause (c)(i)(A) in this subsection above subject to the provisions of Section 3.02(c)(iii) below (the “Shortfall Deposit”).  In no event shall Borrower pay down less than the Allocable Loan Amount for such Release Mortgaged Property on the Closing Date of such Release.  In addition to the Release Price, the applicable Collateral Pool Borrower shall pay to Fannie Mae all associated prepayment premiums, accrued interest and other amounts due under the Notes evidencing the Loans being repaid.

The Shortfall Deposit shall be subject to the following terms and conditions:

(A)                               Such Collateral Pool Borrower shall deposit either (1) cash and/or Permitted Investments or (2) a Letter of Credit, not both.

(B)                               In the event such Collateral Pool Borrower deposits cash and/or Permitted Investments with Fannie Mae as the Shortfall Deposit, the amount of the Shortfall Deposit shall not exceed fifteen percent (15%) of the principal balance of the Loans Outstanding under such Collateral Pool calculated after the release of the Release Mortgaged Property.  If the Shortfall Deposit would otherwise exceed fifteen percent

(15%) of the balance of the Loans Outstanding under such Collateral Pool calculated after the release of the Release Mortgaged Property, then as a condition to making the Shortfall Deposit in the form of cash and/or Permitted Investments, the applicable Collateral Pool Borrower shall make a payment to Fannie Mae to be applied to the principal balance of the Loans Outstanding, such that, after giving effect to such payment, Section 3.02(c)(ii) shall not require a Shortfall Deposit in excess of fifteen percent (15%) of the principal balance of the Loans Outstanding under such Collateral Pool calculated after the release of the Release Mortgaged Property.  Permitted Investments deposited to satisfy the Shortfall Deposit requirements shall, in the case of cash or other Permitted Investments in which Fannie Mae’s security interest is perfected by possession, be deposited by Fannie Mae into an account maintained by Fannie Mae in accordance with Fannie Mae’s requirements for similar accounts (the “Shortfall Deposit Account”) and, in the case of other Permitted Investments, pledged to Fannie Mae pursuant to a pledge agreement, in form and substance acceptable to Fannie Mae. All interest and other earnings accruing on any cash or Permitted Investments shall remain in the Shortfall Deposit Account and shall be subject to this Agreement, provided that all such interest and other earnings shall be credited to the applicable Collateral Pool Borrower.  Cash shall be held in an institution (which may be Fannie Mae, if Fannie Mae is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency.  The Fannie Mae shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty.  Fannie Mae shall not guaranty the rate of return or rate of interest on any cash held as part of the Shortfall Deposit.

(C)                               In the event such Collateral Pool Borrower posts a Letter of Credit pursuant to the terms of Section 4.08 of this Agreement as the Shortfall Deposit, the value of the Shortfall Deposit shall not exceed ten percent (10%) of the principal balance of the Loans Outstanding under such Collateral Pool calculated after the release of the Release Mortgaged Property.  If the Shortfall Deposit would otherwise exceed ten percent (10%) of the balance of the Loans Outstanding under such Collateral Pool calculated after the release of the Release Mortgaged Property, then as a condition to making the Shortfall Deposit in the form of a Letter of Credit, the applicable Collateral Pool Borrower shall make a payment to Fannie Mae to be applied to the principal balance of the Loans Outstanding,  such that, after giving effect to such payment, Section 3.02(c)(ii) shall not require a Shortfall Deposit in excess of ten percent (10%) of the principal balance of the Loans Outstanding under such Collateral Pool calculated after the release of the Release Mortgaged Property.

(D)                               The Shortfall Deposit (including any interest and other earnings accruing on any Permitted Investments in the Shortfall Deposit Account) shall be disbursed to the applicable Collateral Pool Borrower upon the earliest of (1) payment of all Obligations of such Collateral Pool Borrower under the Loan Documents, (2) the date the applicable Collateral Pool satisfies the Coverage and LTV Tests for such Collateral Pool, and (3) upon compliance with the next sentence, the date one hundred eighty (180) days after the Closing Date of the Release Request.   If on the date one

hundred eighty (180) days after the Closing Date of the Release Request the Coverage and LTV Tests for such Collateral Pool in effect as of the Closing Date of the Release Request are not satisfied, the applicable Collateral Pool Borrower shall pay down the Loans Outstanding under such Collateral Pool such that the Coverage and LTV Tests are satisfied.

(iii)                               In the event the proposed Release of a Mortgaged Property is in connection with the anticipated sale of such Mortgaged Property to a third party in an arm’s length transaction, and the anticipated sale proceeds are less than the Release Price that would be calculated pursuant to the terms of either Section 3.02(c)(i) or Section 3.02(c)(ii) (if applicable), provided that the Aggregate Debt Service Coverage Ratio of such Collateral Pool after the Release is not less than the Aggregate Debt Service Coverage Ratio for such Collateral Pool in effect immediately prior to the Release, the Release Price shall be the sum of (A) one hundred ten percent (110%) of the Allocable Loan Amount for such Release Mortgaged Property plus (B) seventy-five percent (75%) of the Remaining Net Sale Proceeds.  As used herein, “Remaining Net Sale Proceeds” shall mean the sale price of the Release Mortgaged Property less one hundred ten percent (110%) of the Allocable Loan Amount for such Release Mortgaged Property less reasonable customary closing costs in connection with the sale as determined by Fannie Mae, including, without limitation, tax indemnity or tax protection payments in an amount not to exceed $1,500,000 per Release Mortgaged Property (unless a greater amount is approved by Fannie Mae).  Notwithstanding the foregoing, in the event the Net Operating Income for the Trailing 12 Month Period for the applicable Collateral Pool results in an Aggregate Debt Service Coverage Ratio of 1.10:1.0 or greater, the percentage of Remaining Net Sale Proceeds referenced in this subclause (iii) above shall be reduced to twenty-five percent (25%).  For purposes of determining Aggregate Debt Service Coverage Ratio in connection with the calculations set forth in this Section 3.02, Debt Service Coverage Ratio shall be calculated after taking into account the payment of one hundred ten percent (110%) of the Allocable Loan Amount for such Release Mortgaged Property.

(iv)                              Notwithstanding anything to the contrary in this Section 3.02, the requirements set forth in Section 3.02(c)(i), Section 3.02(c)(ii) or Section 3.02(c)(iii) may be waived temporarily by Fannie Mae in its sole discretion, if neither the Aggregate Debt Service Coverage Ratio will be reduced nor the Aggregate Loan to Value Ratio for such Collateral Pool will be increased as a result of such proposed Release, with such waiver based on factors that are not in conflict with Fannie Mae’s Underwriting Requirements, including but not limited to the then current Valuation of the Mortgaged Properties in such Collateral Pool, the then current Aggregate Debt Service Coverage Ratio of such Collateral Pool, the then current Aggregate Loan to Value Ratio of such Collateral Pool, the strength of the Guarantor, the quality of the market where the remaining Mortgaged Properties are located, and the geographic distribution of the Mortgaged Properties in such Collateral Pool at that time.  In connection with a release pursuant to this Section 3.02(c)(iv) only, the applicable Collateral Pool Borrower shall otherwise comply with the terms of Section 3.02(c)(i), Section 3.02(c)(ii), and Section 3.02(c)(iii), including depositing any Shortfall Deposit.

(d)                                 Application of Release Price.

(i)                                     The Release Price for the Release Mortgaged Property shall be applied against the Outstanding Loans in the applicable Collateral Pool Borrower’s discretion, provided that (A) any Outstanding Loan which Borrower elects to prepay must be prepaid in full, or if the Release Price is not sufficient to do so, must be the only Loan partially prepaid; (B) any prepayment of such Loan is permitted (for example, not subject to a lock out period) under the applicable Note, (C) any prepayment premium due and owing is paid, and (D) interest must be paid through the end of the month.

(ii)                                  In the event no Loan may be prepaid under the terms of the applicable Note, the remainder of the Release Price, if any, shall be held by Fannie Mae (or its appointed collateral agent) in an interest-bearing account designated by Fannie Mae for the benefit of the applicable Collateral Pool Borrower (provided that Fannie Mae shall not guaranty any rate of interest to such Borrower) as substitute Collateral (collectively, with any interest thereon, “Substitute Cash Collateral”), in accordance with a security agreement (if required by Fannie Mae) and other documents in form and substance acceptable to Fannie Mae.  Notwithstanding the foregoing, the release of the Release Mortgaged Property may not be approved unless the aggregate Valuation of all Mortgaged Properties remaining in such Collateral Pool is greater than Outstanding Loans under such Collateral Pool.  Any Substitute Cash Collateral remaining will be returned to the applicable Collateral Pool Borrower on the date all Loans made to such Collateral Pool Borrower are repaid in full, or after an event that brings such Collateral Pool back into compliance with the Coverage and LTV Tests for such Collateral Pool.

Section 3.03.                                       Substitutions.

(a)                                 Right to Substitute Collateral.  Subject to the terms, conditions and limitations of Article 3 and Article 4 from time to time prior to the date that is twelve (12) months prior to the Pool Termination Date, Borrower shall have the right to obtain the release of one or more Release Mortgaged Properties from the relevant Collateral Pool (including the Release of a Mortgaged Property that is simultaneously added to another Collateral Pool) by replacing such Release Mortgaged Property with one or more Multifamily Residential Properties  (including a Mortgaged Property that has simultaneously been released from another Collateral Pool) that meet the requirements of this Agreement (the “Substitute Mortgaged Property”) thereby effecting a “Substitution” of Collateral.  Notwithstanding anything to the contrary contained herein, there shall be no limitation on the number of Substitutions that may be effected within the first twelve (12) months following the Effective Date of this Agreement.

(b)                                 Request.  Borrower shall deliver to Fannie Mae a completed and executed Substitution Request.  Each Substitution Request shall be accompanied by the following:  (i) the information required by the Underwriting Requirements with respect to the proposed Substitute Mortgaged Property and any additional information Fannie Mae reasonably requests; and (ii) the payment of all Additional Due Diligence Fees.

(c)                                  Underwriting.

(i)                                     (A)  A Collateral Pool Borrower may release one or more Release Mortgaged Properties from a Collateral Pool and request the addition of one or more Substitute Mortgaged Properties to such Collateral Pool provided that each Substitute Mortgaged Property is in a comparable (or better) market as and of equivalent quality (or better) to the Release Mortgaged Property, and provided further that after such Substitution, the applicable Coverage and LTV Tests for the relevant Collateral Pool are satisfied, and (i) the Aggregate Debt Service Coverage Ratio with respect to the relevant Collateral Pool equals or exceeds the Aggregate  Debt Service Coverage Ratio of the relevant Collateral Pool immediately prior to such proposed Substitution, and (ii) the Aggregate Loan to Value Ratio with respect to the relevant Collateral Pool is equal to or less than the Aggregate Loan to Value Ratio of the relevant Collateral Pool immediately prior to such proposed Substitution; provided that in connection with a Collateral Pool which contains only one (1) Mortgaged Property, in the event that more than one (1) Substitute Mortgaged Property is added in replacement of a single Mortgaged Property, each such Substitute Mortgaged Property shall secure the Loan and shall be cross-collateralized and cross-defaulted within such Collateral Pool.

(A)                               In the event that the Coverage and LTV Tests for the applicable Collateral Pool are not satisfied after the Substitution, but the Aggregate Debt Service Coverage Ratio of such Collateral Pool immediately after the Substitution is not less than the higher of (i) the required Aggregate Debt Service Coverage Ratio as set forth in clause (2)(a) of the definition of Coverage and LTV Tests for such Collateral Pool in effect on the Closing Date of the proposed Substitution and (ii) the Debt Service Coverage Ratio of the Collateral Pool immediately prior to such proposed Substitution, minus 0.05 (for example, if the required Aggregate Debt Service Coverage as set forth in clause (2)(a) of the definition of Coverage and LTV Tests for the relevant Collateral Pool on the Closing Date of the proposed Substitution is 1.1:1.0 and the Debt Service Coverage Ratio of the relevant Collateral Pool immediately prior to the proposed Substitution is 1.08:1.0, the Aggregate Debt Service Coverage Ratio of such Collateral Pool on the Closing Date of the proposed Substitution may not be less than 1.05:1.0), the applicable Collateral Pool Borrower may deposit with Fannie Mae a Shortfall Deposit pursuant to the terms of Section 3.02(c) of this Agreement in an amount equal to the Loans Outstanding that are required to be repaid by the applicable Collateral Pool Borrower so that the applicable Aggregate Debt Service Coverage as set forth in clause (2)(a) of the definition of Coverage and LTV Tests for the relevant Collateral Pool will be satisfied.  In connection with a Substitution completed pursuant to this Section 3.03(c)(i)(B), all provisions in Section 3.02(c)(ii) pertaining to Shortfall Deposits shall apply.

(B)                               Notwithstanding the foregoing requirements in paragraphs (A) and (B) above to the contrary, a Collateral Pool Borrower may release one or more Release Mortgaged Properties from a Collateral Pool and request the addition of one or more Substitute Mortgaged Properties to such Collateral Pool provided that such Substitute Mortgaged Property is in a comparable (or better) market as and of equivalent quality (or better) to the Release Mortgaged Property, and provided further that in connection with any Collateral Pool with multiple Mortgaged Properties after such Substitution, that the Aggregate Debt Service Coverage Ratio of such Collateral Pool is greater than the Aggregate Debt Service Coverage Ratio of such Collateral Pool prior to the Substitution.

(C)                               Notwithstanding the foregoing requirements in paragraphs (A) and (B) above to the contrary, the requirement that the Coverage and LTV Tests or the Debt Service Coverage Ratio of the Collateral Pool immediately prior to such proposed Substitution, as applicable, be satisfied (or that the Aggregate Debt Service Coverage Ratio not be reduced by more than 0.05:1.0 from the required Aggregate Debt Service Coverage Ratio as set forth in clause (2)(a) of the definition of Coverage and LTV Tests in effect on the Closing Date of the proposed Substitution) after the addition of a proposed Substitute Mortgaged Property may be waived temporarily by Fannie Mae in its sole discretion, if neither the Aggregate Debt Service Coverage Ratio will be reduced nor the Aggregate Loan to Value Ratio for such Collateral Pool will be increased as a result of such proposed Substitution, based on factors that are not in conflict with Fannie Mae’s Underwriting Requirements, including but not limited to the then current Valuation of the Mortgaged Properties in such Collateral Pool, the then current Aggregate Debt Service Coverage Ratio of such Collateral Pool, the then current Aggregate Loan to Value Ratio or such Collateral Pool, the strength of the Guarantor, the quality of the market where the proposed Substituted Mortgaged Property is located, the quality of any proposed additional Collateral, and the geographic distribution of the Mortgaged Properties in such Collateral Pool at that time.  In connection with a Substitution completed pursuant to this Section 3.03(c)(i)(D), Borrower shall provide a Shortfall Deposit and otherwise comply with the provisions of Section 3.02(c)(ii).

(ii)                                  Fannie Mae shall evaluate the proposed Substitute Mortgaged Property in accordance with the Underwriting Requirements, including an exit analysis performed by Fannie Mae, and shall make underwriting determinations as to the Debt Service Coverage Ratio and the Loan to Value Ratio of the proposed Substitute Mortgaged Property and the Aggregate Debt Service Coverage Ratio and the Aggregate Loan to Value Ratio for the applicable Collateral Pool on the basis of the lesser of (A) the acquisition price of the proposed Substitute Mortgaged Property if purchased by Borrower within twelve (12) months of the related Substitution Request, and (B) a Valuation made with respect to the proposed Substitute Mortgaged Property.  Notwithstanding the provisions of Section 2.04 regarding the recalculation of Valuations and the calculation of Debt Service Coverage Ratios, for purposes of reviewing proposed Substitute Mortgaged Properties, if Fannie Mae reasonably determines market conditions have changed in a manner adversely affecting any of the Mortgaged Properties since the determination of the then effective Aggregate Loan to Value Ratio for such Collateral Pool and Aggregate Debt Service Coverage Ratio for such Collateral Pool, Fannie Mae may make new determinations of Aggregate Debt Service Coverage Ratio and Aggregate Loan to Value Ratio for purposes of determining whether to permit the addition of the proposed Substitute Mortgaged Property to such Collateral Pool, which determination shall not modify the Coverage and LTV Tests.  Borrower shall promptly provide any information reasonably required by Fannie Mae to make the determination permitted by the preceding sentence.

(iii)                               Within (A) in the case of a Collateral Pool with ten (10) or fewer Mortgaged Properties, thirty (30) days, or (B) in the case of a Collateral Pool with more than ten

(10) Mortgaged Properties, sixty (60) days in each case after receipt of (1) the Substitution Request and (2) all reports, certificates and documents required by the Underwriting Requirements, Fannie Mae shall notify Borrower whether it has determined whether the proposed Substitute Mortgaged Property meets the conditions for addition set forth in this Agreement.  Within five (5) Business Days after receipt of Fannie Mae’s written consent to the Substitution Request, Borrower shall notify Fannie Mae in writing whether it elects to add the proposed Substitute Mortgaged Property to such Collateral Pool.  If Borrower fails to respond within the period of five (5) Business Days, it shall be conclusively deemed to have elected not to add the proposed Substitute Mortgaged Property to such Collateral Pool.

(d)                                 Closing.  If, pursuant to this Section 3.03, Fannie Mae determines that the conditions set forth herein for the Substitution of the proposed Substitute Mortgaged Property into the applicable Collateral Pool in replacement of the proposed Release Mortgaged Property, and the applicable Collateral Pool Borrower timely elects to cause such Substitution to occur and all conditions contained in this Section 3.03 and the applicable sections of Article 4, to the extent Fannie Mae determines such Sections are applicable, are satisfied, then the proposed Substitute Mortgaged Property shall be substituted into such Collateral Pool in replacement of the proposed Release Mortgaged Property, at a closing to be held at offices designated by Fannie Mae and reasonably acceptable to the applicable Collateral Pool Borrower on a Closing Date proposed by such Borrower and approved by Fannie Mae, and occurring —

(i)                                     if the Substitution of the proposed Substitute Mortgaged Property is to occur simultaneously with the release of the proposed Release Mortgaged Property, within thirty (30) days after Fannie Mae’s receipt of the applicable Collateral Pool Borrower’s election (or on such other date to which the applicable Collateral Pool Borrower and Fannie Mae may agree); or

(ii)                                  if the Substitution of a proposed Substitute Mortgaged Property is to occur subsequent to the release of the Release Mortgaged Property, within ninety (90) days after the release of the Release Mortgaged Property (the “Property Delivery Deadline”), provided that such Property Delivery Deadline may be extended by one (1) additional ninety (90) day period in the event the applicable Collateral Pool Borrower provides evidence to Fannie Mae’s satisfaction that it is diligently pursuing a 1031 exchange with respect to the proposed Substitute Mortgaged Property in accordance with the terms of this Section 3.03(d), provided that, on a case by case basis, Fannie Mae may consent in its sole discretion to extend the Property Delivery Deadline by one (1) additional ninety (90) day period (for a total of one hundred eighty (180) days if the applicable Collateral Pool Borrower is diligently pursuing the acquisition of a proposed Substitute Mortgaged Property that is not in connection with a 1031 exchange.

(e)                                  Substitution Deposit.

(i)                                     The Deposit.                            If the addition of a proposed Substitute Mortgaged Property is to occur subsequent to the release of the Release Mortgaged Property pursuant to Section 3.03(d), at the Closing Date of the release of the Release Mortgaged Property, Borrower (or in the case of a Collateral Pool with only one (1) Mortgaged Property prior to the release,

Guarantor) shall deposit with Fannie Mae the “Substitution Deposit” described in Section 3.03(e)(ii) in the form of cash or, in lieu of (and/or in addition to) depositing cash for the Substitution Deposit, Borrower may post a Letter of Credit in accordance with the terms of Section 4.08 of this Agreement, having a face amount equal to the Substitution Deposit (or such lesser amount that has been deposited in cash).  In the event the Release Mortgaged Property is intended to be sold as part of a like-kind exchange permitted under Section 1031 of the Internal Revenue Code, such Substitution Deposit shall be held by a qualified intermediary, provided such qualified intermediary enters into documents reasonably required by Fannie Mae assigning such Substitution Deposit to Fannie Mae, and providing that such qualified intermediary shall distribute the Substitution Deposit in accordance with this Agreement.  In the case of a Collateral Pool with only one (1) Mortgaged Property prior to the release, if the relevant Borrower is not able to remain as the obligor on the Note evidencing the related Loan, the relevant Borrower shall provide a replacement Borrower acceptable to Fannie Mae, which replacement Borrower shall join into the Note until the earlier of (A) such time that the Substitute Mortgaged Property is added to the Collateral Pool and the Additional Borrower owning such Substitute Mortgaged Property has joined into the Note and other related Collateral Pool Loan Documents and the Guaranty, and (B) the date the Note is paid in full together with all prepayment premiums due thereunder.

(ii)                                  Substitution Deposit Amount. The “Substitution Deposit” for each proposed Substitution shall be an amount equal to, for a Fixed Loan, the Release Price relating to such proposed Release Mortgaged Property; provided that in the event that the applicable Collateral Pool shall contain only one (1) Mortgaged Property after the completion of the Substitution, the Substitution Deposit shall be the sum of (A) all Outstanding Loans for such Collateral Pool, plus (B) any and all of the yield maintenance or prepayment premium for a Fixed Loan through the end of the month in which the Property Delivery Deadline occurs as if the Fixed Loan were to be prepaid in such month, plus (C) interest on the Fixed Loan through the end of the month in which the Property Delivery Deadline occurs.

(iii)                               Continued Payments on Outstanding Notes.  Such Collateral Pool Borrower shall also be obligated to make any regularly scheduled payments of principal and interest due under the applicable Note during any period between the closing of the Release Mortgaged Property and the earlier of the closing of the Substitute Mortgaged Property and the date of prepayment of the Note.

(iv)                              Failure to Close Substitution.  If the addition of the proposed Substitute Mortgaged Property does not occur by the Property Delivery Deadline in accordance with Section 3.03(d)(ii), then:

(A)                               such Collateral Pool Borrower shall have irrevocably waived its right to substitute such Release Mortgaged Property with a proposed Substitute Mortgaged Property, and the release of the Release Mortgaged Property shall be deemed to require a prepayment (or partial prepayment) of the portion of the Note equal to the Release Price relating to the Release Mortgaged Property, together with all yield maintenance, fee maintenance or prepayment premium then due in connection with such payment; and

(B)                               the applicable Collateral Pool Borrower shall comply with the requirements set forth in Section 3.02(d) not previously satisfied with respect to the Release Mortgaged Property, including payment of the Release Price.  Such Release Price, or the applicable portion thereof, shall be applied in the manner set forth in Section 3.02(d) and the Letter of Credit, if applicable, delivered by such Borrower pursuant to Section 3.03(e) and Section 4.08 of this Agreement shall be returned to Borrower.  However, if such Borrower fails to timely pay the Release Price, Fannie Mae may draw upon the Substitution Deposit in satisfaction of such obligation.

(v)                                 Substitution Deposit Disbursement.  At closing of the Substitution, Fannie Mae shall disburse the Substitution Deposit (including any interest accrued on such Substitution Deposit) directly to the applicable Collateral Pool Borrower at such time as the conditions precedent for the Substitution have been satisfied, which must occur no later than the Property Delivery Deadline.  Notwithstanding the foregoing, in the event that the applicable Collateral Pool Borrower adds a Substitute Mortgaged Property to such Collateral Pool prior to the Property Delivery Deadline but the addition of such Substitute Mortgaged Property has not in and of itself satisfied the requirements to close the Substitution, the Substitution Deposit shall be reduced by the Allocable Loan Amount of such Substitute Mortgaged Property as determined by Fannie Mae, and such reduction in the Substitution Deposit shall be returned to the applicable Collateral Pool Borrower, or in the case of a Letter of Credit, such Letter of Credit shall be reduced by such reduction in the Substitution Deposit.

(f)                                   Conditions Precedent to Substitutions.  The obligation of Fannie Mae to make a requested Substitution is subject to Fannie Mae’s determination that each of the conditions precedent set forth in Article 4 of this Agreement have been satisfied.

ARTICLE 4
CONDITIONS PRECEDENT TO ALL REQUESTS

Section 4.01.                                       Conditions Applicable to All Requests.

The obligation of Fannie Mae to close the transaction requested in a Request by a Collateral Pool Borrower shall be subject to Fannie Mae’s determination that all of the following general conditions precedent (“General Conditions”) have been satisfied, in addition to any other conditions precedent contained in this Agreement:

(a)                                 Payment of Expenses.  The payment by the applicable Collateral Pool Borrower of Fannie Mae’s and Servicer’s reasonable third-party out-of-pocket fees and expenses payable (without duplication) in accordance with this Agreement, including, but not limited to, the legal fees and expenses described in Section 8.04.

(b)                                 No Material Adverse Effect.  There has been no Material Adverse Effect on the financial condition, business or prospects of the applicable Collateral Pool Borrower or Guarantor or in the physical condition, operating performance or value of any of the Mortgaged Properties in such Collateral Pool since the date of the most recent Compliance Certificate.

(c)                                  No Default.  There shall have been no monetary or material non-monetary Event of Default (as determined in Fannie Mae’s sole and absolute discretion) under such Collateral Pool which has not been cured to the satisfaction of Fannie Mae, provided however, that nothing contained in this section shall be construed to require Fannie Mae to accept any cure, or grant any cure period not otherwise provided for in the Loan Documents or the Guaranty under which such Event of Default may arise, and there shall exist no Event of Default or Potential Event of Default with respect to such Collateral Pool on the Closing Date for the Request and, after giving effect to the transaction requested in the Request, no Event of Default or Potential Event of Default with respect to such Collateral Pool shall have occurred which has not been cured to the satisfaction of Fannie Mae, provided however, that nothing contained in this section shall be construed to require Fannie Mae to accept any cure, or grant any cure period not otherwise provided for in the Loan Documents or the Guaranty under which such Event of Default may arise.

(d)                                 No Insolvency.  Receipt by Fannie Mae on the Closing Date for the Request of evidence satisfactory to Fannie Mae that none of the applicable Collateral Pool Borrower nor Guarantor is insolvent (within the meaning of any applicable federal or state laws relating to bankruptcy or fraudulent transfers) or will be rendered insolvent by the transactions contemplated by the Loan Documents and the Guaranty, or, after giving effect to such transactions, will be left with an unreasonably small amount of capital with which to engage in its business or undertakings, or will have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature or will have intended to hinder, delay or defraud any existing or future creditor.

(e)                                  Accuracy of Information.  No information, statement or report furnished in writing to Fannie Mae by the applicable Collateral Pool Borrower in connection with this Agreement or any other Loan Document with respect to such Collateral Pool or in connection with the consummation of the transactions contemplated hereby contains any statement which is incorrect in any material respect.

(f)                                   Representations and Warranties.  All representations and warranties made by the applicable Collateral Pool Borrower and Guarantor in the Loan Documents and the Guaranty shall be true and correct in all material respects on the Closing Date for the Request with the same force and effect as if such representations and warranties had been made on and as of the Closing Date for the Request; provided, however, that in the case of any Request occurring after the Effective Date, the date-down of such representations and warranties shall exclude Article 9 (financing information) in the Certificate of Borrower related to such Collateral Pool and any representation or warranty contained in any of the other Loan Documents and the Guaranty that is solely related to an earlier date.  On the Closing Date of any Request, the applicable representations and warranties as referred to in this Section 4.01(f) shall be deemed remade by the applicable Collateral Pool Borrower.

(g)                                  No Condemnation or Casualty.  There shall not be pending or threatened any condemnation or other taking, whether direct or indirect, against any Mortgaged Property (other than a Release Mortgaged Property) in the applicable Collateral Pool and there shall not have occurred any casualty to any improvements located on the Mortgaged Property (other than a Release Mortgaged Property) in the applicable Collateral Pool, which condemnation or casualty would have, or reasonably may be expected to have, a Material Adverse Effect on the Mortgaged Properties (other than the Release Mortgaged Property) in the applicable Collateral Pool taken as a whole.

(h)                                 Delivery of Closing Documents.  The receipt by Fannie Mae of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to Fannie Mae in all respects:

(i)                                     Fully executed original copies of each Loan Document for such Collateral Pool required to be executed in connection with the Request, duly executed and delivered by the parties thereto (other than Fannie Mae), each of which shall be in full force and effect;

(ii)                                  Other than in connection with a Release Request, a Certificate of Borrower;

(iii)                               A Compliance Certificate;

(iv)                              An Organizational Certificate;

(v)                                 Such other documents, instruments, approvals (and, if requested by Fannie Mae, certified duplicates of executed copies thereof) and opinions as Fannie Mae may reasonably request; and

(vi)                              Other than in connection with a Release Request, a Confirmation of Guaranty.

(i)                                     Covenants.  The applicable Collateral Pool Borrower is in full compliance with each of the covenants contained in Article 6 and Article 7 of this Agreement, without giving effect to any notice and cure rights of Borrower.

Section 4.02.                                       Conditions Precedent to Initial Closing.

The obligation of Fannie Mae to enter into this Agreement is subject to each of the following conditions precedent:

(a)                                 Collateral Pool 6 Borrower shall have paid to Fannie Mae the remaining unpaid balance of the Collateral Pool 6 Extension Fee, as that term is defined in Section 8.02 of the Original Agreement.

(b)                                 Delivery of an amendment to each Note, duly executed by the applicable Collateral Pool Borrowers, reflecting the Loan and the Collateral securing each Loan;

(c)                                  Delivery of executed Security Instruments or amendments to each existing Security Instrument affecting the Collateral Pools, as required by Fannie Mae to make the terms of the Security Instrument for each Mortgaged Property consistent with the terms of this

Agreement, each such Security Instrument or amendment to be recorded each in the applicable land records;

(d)                                 Reserved;

(e)                                  Reserved;

(f)                                   Receipt by Fannie Mae of all reasonable legal fees and expenses payable by the applicable Collateral Pool Borrower in connection with this Agreement;

(g)                                  No Governmental Approval not already obtained or made is required for the execution and delivery of the documents to be delivered in connection with this Agreement;

(h)                                 The applicable Collateral Pool Borrower or Guarantor is not under any cease or desist order or other orders of a similar nature, temporary or permanent of any Governmental Authority which would have the effect of preventing or hindering performance of the terms and provisions of the Agreement or any other Loan Documents and the Guaranty for such Collateral Pool, nor are there any proceedings then in progress or, to its knowledge, contemplated which, if successful, would lead to the issuance of any such order;

(i)                                     If required by Fannie Mae, receipt by Fannie Mae of a new Title Insurance Policy, or an endorsement to each Title Insurance Policy, for each Mortgaged Property, amending the effective date of the Title Insurance Policy to the Effective Date, showing no additional exceptions to coverage other than the exceptions shown on the closing date under the Original Agreement (or, if applicable, the last with respect to which the Title Insurance Policy was endorsed) and other than Permitted Liens and other exceptions approved by Fannie Mae, together with any reinsurance agreements required by Fannie Mae.

Section 4.03.                                       Conditions Precedent to Extension.

The obligation of Fannie Mae to consent to an Extension is subject to Fannie Mae’s determination that each of the following conditions precedent has been satisfied:

(a)                                 The requirements of Section 1.05, as applicable, will be satisfied;

(b)                                 Receipt by Fannie Mae of all reasonable legal fees and expenses payable by the applicable Collateral Pool Borrower in connection with the Extension;

(c)                                  No Governmental Approval not already obtained or made is required for the execution and delivery of the documents to be delivered in connection with the Extension;

(d)                                 The applicable Collateral Pool Borrower or Guarantor is not under any cease or desist order or other orders of a similar nature, temporary or permanent of any Governmental Authority which would have the effect of preventing or hindering performance of the terms and provisions of the Agreement or any other Loan Documents or the Guaranty for such Collateral Pool, nor are there any proceedings then in progress or, to its knowledge, contemplated which, if successful, would lead to the issuance of any such order; and

(e)                                  If required by Fannie Mae, receipt by Fannie Mae of a new Title Insurance Policy or an endorsement to each Title Insurance Policy for each Mortgaged Property in the applicable Collateral Pool, amending the effective date of the Title Insurance Policy to the Closing Date, showing no additional exceptions to coverage other than the exceptions shown on the Effective Date (or, if applicable, the last Closing Date with respect to which the Title Insurance Policy was endorsed) and other than Permitted Liens and other exceptions approved by Fannie Mae, together with any reinsurance agreements required by Fannie Mae.

Section 4.04.                                       Conditions Precedent to Release of Property from the Collateral Pool.

The obligation of Fannie Mae to release a Mortgaged Property from a Collateral Pool by executing and delivering the Release Documents on the Closing Date is subject to Fannie Mae’s determination that each of the following conditions precedent has been satisfied:

(a)                                 The requirements of Section 3.02, as applicable, will be satisfied;

(b)                                 Receipt by Fannie Mae of the Re-Underwriting Fee;

(c)                                  Receipt by Fannie Mae of the Release Price and any other amounts due under the terms of Section 3.02;

(d)                                 Receipt by Fannie Mae of the Release Fee;

(e)                                  Reserved;

(f)                                   Receipt by Fannie Mae on the Closing Date of one (1) or more counterparts of each Release Document, dated as of the Closing Date, signed by each of the parties (other than Fannie Mae) who is a party to such Release Document;

(g)                                  If required by Fannie Mae, amendments to the Notes and the Security Instruments, reflecting the release of the Release Mortgaged Property from the applicable Collateral Pool and, as to any Security Instrument so amended, the receipt by Fannie Mae of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than Permitted Liens;

(h)                                 If Fannie Mae determines the Release Mortgaged Property to be one (1) phase of a project, and one (1) or more other phases of the project are Mortgaged Properties which will remain in such Collateral Pool (“Remaining Mortgaged Properties”), Fannie Mae must determine that the Remaining Mortgaged Properties can be operated separately from the Release Mortgaged Property and any other phases of the project which are not Mortgaged Properties in such Collateral Pool and whether any cross use agreements or easements are necessary.  In making this determination, Fannie Mae shall evaluate access, utilities, marketability, community services, ownership and operation of the Release Mortgaged Properties and any other issues identified by Fannie Mae in connection with similar loans anticipated to be purchased by Fannie Mae;

(i)                                     Receipt by Fannie Mae of endorsements to the tie-in endorsements of the Title Insurance Policies, if deemed necessary by Fannie Mae, to reflect the release.  Notwithstanding anything to the contrary herein, no release of any Mortgaged Property in a Collateral Pool shall be made unless the applicable Collateral Pool Borrower has provided title insurance to Fannie Mae in respect of each of the Remaining Mortgaged Properties in such Collateral Pool in an amount equal to (i) one hundred ten percent (110%) of the Initial Valuation of such Mortgaged Properties (taking into account the title insurance coverage provided by “tie-in” endorsements, if available) and, (ii) in the case of the Mortgaged Properties located in states where tie-in endorsements are not available, one hundred ten percent (110%) of the Valuation of such Mortgaged Properties;

(j)                                    Receipt by Fannie Mae on the Closing Date of a Confirmation of Obligations, dated as of the Closing Date, signed by the applicable Collateral Pool Borrower and Guarantor, pursuant to which such Borrower and Guarantor confirm their obligations under the Loan Documents and the Guaranty to which they are a party; and

(k)                                 Receipt by Fannie Mae of all reasonable legal fees and expenses payable by the applicable Collateral Pool Borrower in connection with the Release Request.

Section 4.05.                                       Conditions Precedent to Substitution of a Substitute Mortgaged Property to the Collateral Pool.

Each Substitution is subject to Fannie Mae’s determination that each of the following conditions precedent has been satisfied:

(a)                                 The Underwriting Requirements will be satisfied with respect to the Substitute Mortgaged Property;

(b)                                 The requirements of Section 3.03(c), as applicable, will be satisfied;

(c)                                  Receipt by Fannie Mae of the Substitution Fee;

(d)                                 Receipt by Fannie Mae of all reasonable legal fees and expenses payable by the applicable Collateral Pool Borrower in connection with the Substitution Request;

(e)                                  Receipt by Fannie Mae of the Re-Underwriting Fee;

(f)                                   Delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions, all applicable Substitution Loan Documents for such Collateral Pool required by Fannie Mae, including duly executed and delivered original copies of any Security Instruments and UCC-1 Financing Statements covering the portion of the Substitute Mortgaged Property comprised of personal property, and other appropriate documents, in form and substance reasonably satisfactory to Fannie Mae and in form proper for recordation, as may be necessary in the reasonable opinion of Fannie Mae to perfect the Lien created by the applicable additional Security Instrument, and any other Substitute Loan Document for such Collateral Pool creating a Lien in favor of Fannie Mae, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

(g)                                  If required by Fannie Mae, amendments to the Notes and the Security Instruments, reflecting the addition of any Additional Borrower and/or the Substitute Mortgaged Property to such Collateral Pool and, as to any Security Instrument so amended, the receipt by Fannie Mae of an endorsement to the Title Insurance Policy insuring the Security Instrument, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than Permitted Liens; and

(h)                                 If the Title Insurance Policy for the Substitute Mortgaged Property contains a tie-in endorsement, an endorsement to each other Title Insurance Policy for the Mortgaged Properties in the same Collateral Pool containing a tie-in endorsement, adding a reference to the Substitute Mortgaged Property.

Section 4.06.                                       Delivery of Opinion Relating to Request for Extension or Substitution Request.

With respect to the closing of a request for an Extension or a Substitution Request, it shall be a condition precedent that Fannie Mae receives each of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to Fannie Mae in all respects:   opinions of counsel (including local counsel, as applicable) to the applicable Collateral Pool Borrower and Guarantor, as to the due organization and qualification of the applicable Collateral Pool Borrower and Guarantor, the due authorization, execution, delivery and enforceability of each Loan Document for such Collateral Pool executed in connection with the Request and such other matters as Fannie Mae may reasonably require, each dated as of the Closing Date for the Request, in form and substance satisfactory to Fannie Mae in all respects.

Section 4.07.                                       Delivery of Property-Related Documents.

With respect to a Substitute Mortgaged Property, it shall be a condition precedent that Fannie Mae receive from the applicable Collateral Pool Borrower each of the documents and reports required by Fannie Mae pursuant to the Underwriting Requirements in connection with the pledge of such Mortgaged Property and, each of the following, each dated (where possible) as of the Closing Date for a Substitute Mortgaged Property, in form and substance satisfactory to Fannie Mae in all respects:

(a)                                 A commitment for the Title Insurance Policy applicable to the Mortgaged Property and a pro forma Title Insurance Policy based on such commitment.

(b)                                 The Insurance Policy (or a certified copy of the Insurance Policy) applicable to the Mortgaged Property.

(c)                                  The Survey applicable to the Mortgaged Property (which shall be last revised no less than ninety (90) days prior to the Closing Date).

(d)                                 Evidence reasonably satisfactory to Fannie Mae of compliance of the Mortgaged Property with Property Laws.

(e)                                  An Appraisal of the Mortgaged Property.

(f)                                   A Replacement Reserve Agreement, providing for the establishment of a replacement reserve account, to be pledged to Fannie Mae, in which the owner shall (unless waived by Fannie Mae) periodically deposit amounts for replacements for improvements at the Mortgaged Property and as additional security for the applicable Collateral Pool Borrower’s obligations under the Loan Documents.

(g)                                  A Completion/Repair and Security Agreement, if required by Fannie Mae, together with required escrows, on the standard form required by Fannie Mae.

(h)                                 An Assignment of Management Agreement, on the standard form required by Fannie Mae.

(i)                                     An Assignment of Leases and Rents, if Fannie Mae determines one to be necessary or desirable, provided that the provisions of any such assignment shall be substantively identical to those in the Security Instrument covering the Collateral, with such modifications as may be necessitated by applicable state or local law.

(j)                                    A Certificate of Borrower.

(k)                                 If applicable, a fully executed Master Lease and an estoppel certificate and subordination agreement with respect to each Master Lease, each in form and substance acceptable to Fannie Mae.

(l)                                     If applicable, a fully executed ground lease and an estoppel certificate with respect to each ground lease, each in form and substance acceptable to Fannie Mae.

(m)                             Copies of each commercial lease affecting a Mortgaged Property and, if required by Fannie Mae, a tenant estoppel certificate and subordination, non-disturbance and attornment agreement, each in form and substance satisfactory to Fannie Mae.

(n)                                 Copies of homeowners associations, easement, declarations and similar agreements affecting any Mortgaged Property and, if required by Fannie Mae, an estoppel certificate with respect to such agreements in form and substance satisfactory to Fannie Mae.

Section 4.08.                                       Conditions Precedent to Letters of Credit.

The right or requirement of a Collateral Pool Borrower to provide a Letter of Credit in connection with this Agreement is subject to Fannie Mae’s determination that each of the following conditions precedent has been satisfied:

(a)                                 Letter of Credit Requirements.  Any Letter of Credit shall be issued by a financial institution satisfactory to Fannie Mae (the “Issuer”).  If Borrower provides Fannie Mae with a Letter of Credit pursuant to this Agreement, the Letter of Credit shall be in form and substance satisfactory to Fannie Mae and Fannie Mae shall be entitled, upon occurrence of circumstances in Section 4.08(b), to draw under such Letter of Credit solely upon presentation of a sight draft to the Issuer.  Any Letter of Credit shall be for a term of at least three hundred sixty-four (364) days (provided that in connection with a Substitution, the term of any Letter of Credit shall be at least until the Property Delivery Deadline).

(b)                                 Draws Under Letter of Credit.  Fannie Mae shall have the right in its sole discretion to draw monies under the Letter of Credit:

(i)                                     upon the occurrence of an Event of Default under such Collateral Pool;

(ii)                                  if thirty (30) days prior to the expiration of the Letter of Credit, either the Letter of Credit has not been extended for a term of at least three hundred sixty-four (364) days (provided that in connection with a Substitution, the term of any Letter of Credit shall be at least until the Property Delivery Deadline) or such Collateral Pool Borrower has not replaced the Letter of Credit with substitute cash collateral in the amount required by Fannie Mae; or

(iii)                               upon the downgrading of the ratings of the long-term or short-term debt obligations of the Issuer below the level required by the Underwriting Requirements; provided that Borrower shall have ten (10) Business Days after notice of such downgrading to deliver to Fannie Mae either (A) an acceptable replacement Letter of Credit or (B) substitute cash collateral in the amount required by Fannie Mae.

(c)                                  Deposit to Cash Collateral Agreement.  If Fannie Mae draws under the Letter of Credit pursuant to Section 4.08(b)(ii) or Section 4.08(b)(iii) above, Fannie Mae shall deposit such draw monies into the Cash Collateral Account provided any interest thereon shall inure to the benefit of Borrower.

(d)                                 Default Draws.  If Fannie Mae draws under the Letter of Credit pursuant to Section 4.08(b)(i) above, Fannie Mae may in its sole discretion use monies drawn under the Letter of Credit for any of the following purposes:

(i)                                     to pay any amounts required to be paid by the applicable Collateral Pool Borrower under the Loan Documents (including, without limitation, any amounts required to be paid to Fannie Mae under this Agreement);

(ii)                                  to (on such Collateral Pool Borrower’s behalf, or on its own behalf if Fannie Mae becomes the owner of the Mortgaged Property) pre-pay any Note;

(iii)                               to make repairs required to address emergency or life and safety conditions to any Mortgaged Property in such Collateral Pool; or

(iv)                              deposit monies into the Cash Collateral Account.

(e)                                  Legal Opinion.  Prior to or simultaneous with the delivery of any new Letter of Credit (but not the extension of any existing Letter of Credit), such Collateral Pool Borrower shall cause the Issuer’s counsel to deliver a legal opinion in a customary form satisfactory to Fannie Mae.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Section 5.01.                                       Representations and Warranties of Borrower.

The representations and warranties of each Borrower and Guarantor are contained in the Certificates of Borrower.

Section 5.02.                                       Representations and Warranties of Fannie Mae.

Fannie Mae hereby represents and warrants to each Borrower as follows:

(a)                                 Due Organization.  Fannie Mae is a corporation duly organized and validly existing under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq.

(b)                                 Power and Authority.  Fannie Mae has the requisite power and authority to execute and deliver this Agreement, the Loan Documents, and all other documents contemplated to be entered into by Fannie Mae pursuant to this Agreement, and to perform its obligations under this Agreement, the Loan Documents, and all other documents contemplated to be entered into by Fannie Mae pursuant to this Agreement.

(c)                                  Due Authorization.  The execution and delivery by Fannie Mae of this Agreement, the remaining Loan Documents, and all other documents contemplated to be entered into by Fannie Mae pursuant to this Agreement, and the consummation by it of the transactions contemplated thereby, and the performance by it of its obligations thereunder, have been duly and validly authorized by all necessary action and proceedings by it or on its behalf.

ARTICLE 6
AFFIRMATIVE COVENANTS OF BORROWER

Each Borrower agrees and covenants with Fannie Mae that, at all times during the Term of this Agreement:

Section 6.01.                                       Compliance with Agreements.

Each Borrower, and Guarantor shall comply with all the terms and conditions of each Loan Document to which it is a party or by which it is bound; provided, however, that Borrower’s or Guarantor’s failure to comply with such terms and conditions shall not be an Event of Default until the expiration of the applicable notice and cure periods, if any, specified in the applicable Loan Document.

Section 6.02.                                       Maintenance of Existence.

Each Borrower Party shall maintain its existence and continue to be duly organized under the laws of the state of its organization.  Each Borrower Party shall continue to be duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability to perform, its obligations under this Agreement or any other Loan Document to which it is a party or by which it is bound.

Section 6.03.                                       Books and Records; Financial Reporting

(a)                                 Representations and Warranties.

The representations and warranties made by Borrower to Fannie Mae in this Section 6.03 are made as of the Effective Date.

(i)                                     Financial Information.

All financial statements and data, including statements of cash flow and income and operating expenses, that have been delivered to Fannie Mae in respect of the Mortgaged Properties:

(A)                               are true, complete and correct in all material respects as of the date hereof; and

(B)                               accurately represent the financial condition of the Mortgaged Properties and present fairly the financial condition of Borrower and Guarantor as of such date in accordance with GAAP.

(ii)                                  No Change in Facts or Circumstances.

All information in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loans and the transaction contemplated by this Agreement are complete and accurate in all material respects.  There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate

(b)                                 Covenants.

(i)                                     Obligation to Maintain Accurate Books and Records; Access; Discussions with Officers and Accountants.

(A)                               Borrower shall keep and maintain at all times at the Mortgaged Property or the Borrower’s address set forth in Section 13.10 and, upon Fannie Mae’s request, shall make available at the Mortgaged Property:

(1)                                 complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property; and

(2)                                 copies of all written contracts, Leases and other instruments that affect Borrower or the Mortgaged Property.

(B)                               To the extent permitted by Applicable Laws and subject to the provisions of Section 13 of the Security Instrument, Borrower shall permit Fannie Mae to:

(1)                                 inspect, make copies and abstracts of, and have reviewed or audited, such of Borrower’s books and records as may relate to the obligations of Borrower under this Master Agreement and the other Loan Documents or the Mortgaged Properties;

(2)                                 at any time discuss Borrower’s affairs, finances and accounts with Senior Management or property managers and independent public accountants, provided that a responsible officer of Guarantor has been given the opportunity to be a party to such discussions;

(3)                                 discuss the Mortgaged Properties’ conditions, operation or maintenance with the managers of each Mortgaged Property, the officers and employees of Borrower, Guarantor and Key Principal, provided that a responsible officer of Guarantor has been given the opportunity to be a party to such discussions; and

(4)                                 receive any other information that Fannie Mae reasonably deems necessary or relevant in connection with any Loan Document or the obligations of Borrower under this Master Agreement from the officers and employees of such Borrower, provided that a responsible officer of Guarantor has been given the opportunity to be a party to such discussions.

Notwithstanding the foregoing, prior to an Event of Default or Potential Event of Default under such Collateral Pool and in the absence of an emergency, all inspections shall be conducted at reasonable times during normal business hours upon reasonable notice to the applicable Collateral Pool Borrower.

(C)                               Borrower shall promptly inform Fannie Mae in writing of:

(1)                                 the occurrence of any act, omission, change or event that has, or would reasonably be expected to have, a Material Adverse Effect, subsequent to the date of the most recent audited financial statements of Borrower delivered to Fannie Mae pursuant to this Section 6.03; and

(2)                                 any material change in Borrower’s accounting policies or financial reporting practices not already reported in any financial statement delivered to Fannie Mae pursuant to this Section 6.03.

(ii)                                  Items to Furnish to Fannie Mae.

Borrower shall furnish to Fannie Mae the following, certified as true, complete and accurate, in all material respects, by an individual having authority to bind Borrower (or Guarantor, as applicable), in such form and with such detail as Fannie Mae reasonably requires:

(A)                               within forty-five (45) days after the end of each calendar quarter, a statement of income and expenses for Borrower and Guarantor, including Borrower’s operation of the Mortgaged Property on a calendar quarter basis as of the end of each calendar quarter;

(B)                               within one hundred twenty (120) days after the end of each calendar year (including the calendar year in which the Effective Date occurs):

(1)                                 for any Borrower and any Guarantor that is an entity, a statement of income and expenses and a statement of cash flows for such calendar year;

(2)                                 for any Borrower and any Guarantor that is an individual, or a trust established for estate-planning purposes, a personal financial statement for such calendar year;

(3)                                 when requested by Fannie Mae, balance sheet(s) showing all assets and liabilities of Borrower and Guarantor and a statement of all contingent liabilities as of the end of such calendar year;

(4)                                 a written certification in the form of Exhibit H (Annual Certification (Borrower)) ratifying and affirming that: (a) Borrower has taken no action in violation of Section 6.22; (b) Borrower has received no notice of any building code violation, or if Borrower has received such notice, evidence of remediation; (b) Borrower has made no application for rezoning nor received any notice that the Mortgaged Property has been or is being rezoned; and (d) Borrower has taken no action and has no knowledge of any action that would violate the provisions of Section 6.13 or Section 6.14 regarding liens encumbering the Mortgaged Property;

(5)                                 an annual certification in the form attached as Exhibit I;

(6)                                 an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Fannie Mae to access information regarding such accounts;

(7)                                 written confirmation of: (a) any changes occurring since the Effective Date (or that no such changes have occurred since the Effective Date) in (i) the direct owners of Borrower, (ii) the indirect owners (and any non-member managers) of Borrower that hold a Controlling interest in Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts), or (iii) the indirect owners of Borrower that hold twenty-five percent (25%) or more of the ownership interests in Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts), and their respective interests; (b) the names of all officers and directors of (i) any Borrower which is a corporation, (ii) any corporation which is a general partner of any Borrower which is a partnership, or (iii) any corporation which is the managing member or non-member manager of any Borrower which is a limited liability company; and (c) the names of all managers who are not members of (i) any Borrower which is a limited liability company, (ii) any limited liability company which is a general partner of any Borrower which is a partnership, or (iii) any limited liability company which is the managing member or non-member manager of any Borrower which is a limited liability company; and

(8)                                 a statement of income and expenses for Borrower’s operation of the Mortgaged Property on a year-to-date basis as of the end of each calendar year;

(C)                               within forty-five (45) days after the end of each calendar quarter, within 120 days after each calendar year, and at any other time upon Fannie Mae’s request, a rent schedule for the Mortgaged Property showing the name of each tenant and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid and any related information requested by Fannie Mae;

(D)                               upon Fannie Mae’s request (but, absent an Event of Default, no more frequently than once in any six (6) month period):

(1)                                 any item described in Section 6.03(b)(ii) for Borrower, certified as true, complete and accurate by an individual having authority to bind Borrower;

(2)                                 a property management or leasing report for the Mortgaged Property, showing the number of rental applications received from tenants or prospective tenants and deposits received from tenants or prospective tenants, and any other information requested by Fannie Mae;

(3)                                 a statement of income and expenses for Borrower’s operation of the Mortgaged Property on a year-to-date basis as of the end of each month for such period as requested by Fannie Mae, which statement shall be delivered within thirty (30) days after the end of such month requested by Fannie Mae;

(4)                                 a statement of real estate owned by Borrower and Guarantor for such period as requested by Fannie Mae, which statement shall be delivered within thirty (30) days after the end of such month requested by Fannie Mae; and

(5)                                 a statement that identifies: (a) the direct owners of Borrower and their respective interests; (b) the indirect owners (and any non-member managers) of Borrower that own a Controlling interest in Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts) and their respective interests; and (c) the indirect owners of Borrower that hold twenty-five percent (25%) or more of the ownership interests in Borrower (excluding any Publicly-Held Corporations or Publicly-Held Trusts) and their respective interests.

(iii)                               Delivery of Books and Records.

If an Event of Default has occurred and is continuing, Borrower shall deliver to Fannie Mae, upon written demand, all books and records relating to the Mortgaged Property or its operation

(c)                                  Administration Matters Regarding Books and Records and Financial Reporting.

(i)                                     Right to Audit Books and Records.

In the event that Borrower or Guarantor prepares or receives final audited statements, schedules and reports required under this Section 6.03, Borrower shall provide such final audited statements, schedules and reports to Fannie Mae.  Notwithstanding the foregoing, Fannie Mae may require that Borrower’s or Guarantor’s books and records be audited, at Borrower’s expense, by an independent certified public accountant selected by Fannie Mae in order to produce or audit any statements, schedules and reports of Borrower, Guarantor or the Mortgaged Property required by this Section 6.03, if

(A)                               Borrower fails to provide in a timely manner the statements, schedules and reports required by this Section 6.03 and, thereafter, Borrower or Guarantor fails to provide such statements, schedules and reports within the cure period provided in Section 9.01(l); or

(B)                               the statements, schedules and reports submitted to Fannie Mae pursuant to this Section 6.03 are not full, complete and accurate in all material respects as determined by Fannie Mae and, thereafter, Borrower or Guarantor fails to provide such statements, schedules and reports within the cure period provided in Section 9.01(l); or

(C)                               an Event of Default has occurred and is continuing.

Notwithstanding the foregoing, the ability of Fannie Mae to require the delivery of audited financial statements shall be limited to not more than once per Borrower’s fiscal year so long as no Event of Default has occurred during such fiscal year (or any event which, with the giving of written notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing).  Borrower shall cooperate with Fannie Mae in order to satisfy the provisions of this Section 6.03(c).  All related costs and expenses of Fannie Mae shall become immediately due and payable within ten (10) Business Days after demand therefor.

(ii)                                  Credit Reports; Credit Score.

No more often than once in any twelve (12) month period, Fannie Mae is authorized to obtain a credit report (if applicable) on Borrower or any Guarantor, the cost of which report shall be paid by Borrower and Guarantor.  Fannie Mae is authorized to obtain a Credit Score (if applicable) for Borrower or any Guarantor at any time at Fannie Mae’s expense.

(d)                                 Electronic Delivery.  All information required to be provided pursuant to this Section 6.03 may be submitted through electronic delivery (a) to a secure site that Fannie Mae can access, provided that the burden shall be on Borrower to provide the information necessary for Fannie Mae to access such secure site; or (b) to email addresses designated by Fannie Mae, and in each case the delivery requirements shall be deemed satisfied upon such electronic delivery.

(e)                                  SEC Filings.  At all times during which AvalonBay is the Guarantor and is a Publicly-Held Corporation, the delivery requirements set forth in this Section 6.03 applicable to AvalonBay shall be deemed satisfied to the extent that (i) AvalonBay has delivered to Fannie Mae AvalonBay’s Form 10-K, 10-Q or any other public filing for the applicable time period, and (ii) such public filing contains the information required in this Section 6.03.

Section 6.04.                                       Quincy Survey.

No later than March 29, 2013, Borrower shall deliver Fannie Mae (i) an ALTA Land Title Survey of the Mortgaged Property owned by ASN Quincy LLC Borrower that is consistent with the Underwriting Requirements, (ii) signed and sealed ALTA Land Title Surveys in substantially the same form as those approved by Fannie Mae in connection with this Agreement of the Mortgaged Properties owned by (a) each of Courthouse Hill LLC, Archstone Oak Creek I LLC and Archstone Oak Creek II LLC, ASN Thousand Oaks Plaza LLC, AVB Tunlaw Gardens, LLC, and AVB Glover Park, LLC Borrowers and (b) ASN Meadows at Russett I LLC and ASN Meadows at Russett II LLC.

Section 6.05.                                       [Reserved].

Section 6.06.                                       Maintain Licenses, Permits, Etc.

Each Borrower shall procure and maintain in full force and effect all licenses, Permits, charters and registrations which are material to the conduct of its business.

Section 6.07.                                       [Reserved].

Section 6.08.                                       Compliance with Applicable Laws.

Each Collateral Pool Borrower shall comply in all material respects with all Applicable Laws now or hereafter affecting any Mortgaged Property in such Collateral Pool or any part of any Mortgaged Property in such Collateral Pool or requiring any alterations, repairs or improvements to any Mortgaged Property in such Collateral Pool.  The applicable Collateral Pool Borrower shall comply with all written notices from Governmental Authorities.

Section 6.09.                                       Alterations to the Mortgaged Properties.

Except as otherwise provided in the applicable Loan Documents, Borrower shall have the right to undertake any alteration, improvement, demolition, removal or construction (collectively, “Alterations”) to the Mortgaged Property which it owns without the prior consent of Fannie Mae; provided, however, that in any case, no such Alteration shall be made to any Mortgaged Property without the prior written consent of Fannie Mae if (i) such Alteration could reasonably be expected to adversely affect the value of such Mortgaged Property or its operation as a Multifamily Residential Property in substantially the same manner in which it is being operated on the date such property became Collateral, (ii) the construction of such Alteration could reasonably be expected to result in interference to the occupancy of tenants of such Mortgaged Property such that tenants in occupancy with respect to five percent (5%) or more of the Leases (or Residential Agreements, if applicable) would be permitted to terminate their Leases (or Residential Agreements, if applicable) or to abate the payment of all or any portion of their rent, or (iii) such Alteration exceeds $250,000 per year and will be completed in the last six months of the Term of this Agreement.  Notwithstanding the foregoing, unless required by law or court order, Borrower must obtain Fannie Mae’s prior written consent to construct Alterations costing in excess of, with respect to any Mortgaged Property, $500,000 per year.  Borrower must give prior written notice to Fannie Mae of its intent to construct any Alterations required by law or court order (regardless of cost) or Alterations with respect to such Mortgaged Property costing in excess of $250,000 per year; provided, however, that the preceding requirements shall not be applicable to Alterations made, conducted or undertaken by Borrower as part of Borrower’s routine maintenance and repair of the Mortgaged Properties as required by the Loan Documents.  Borrower may, on an annual basis, obtain the prior consent of Fannie Mae to undertake, during a fiscal year, Alterations that require Fannie Mae’s consent pursuant to this Section 6.09 by requesting such consent in writing and by including in such written request the following information: (A) the identity of the Mortgaged Property or Properties affected by such Alterations, a description of the Alterations to be undertaken, and a description of the expenses that pertain to such Alterations; (B) a description of the number of units that will be affected by such Alterations, and (C) a request, in writing that Fannie Mae consent, in advance, to the undertaking of such specified Alterations.  Upon request by Fannie Mae in its evaluation of any such request, Borrower will provide a proposed time schedule for the performance of selected Alterations and the time period that any or all of such units will not be available for occupancy and an estimate of the lost revenue that will result therefrom. Within twenty (20) days after receipt of any such request, Fannie Mae shall approve or disapprove such request in writing and, if Fannie Mae disapproves such request, it will provide Borrower with a brief statement of the reasons for such disapproval.  If Fannie Mae does not either approve or disapprove such request within such twenty (20) day period, such request shall be deemed approved.  Fannie Mae agrees and acknowledges that any and all Alterations undertaken prior to the Effective Date are hereby deemed approved, notwithstanding any failure of a Borrower to comply with the requirements set forth above.

Section 6.10.                                       Loan Document Taxes.

If any tax, assessment or Imposition (other than an income tax, franchise tax or excise tax imposed on or measured by, the net income or capital (including branch profits tax) of Fannie Mae (or any transferee or assignee thereof, including a participation holder)) (“Loan Document Taxes”) is levied, assessed or charged by the United States, or any State in the United States, or any political subdivision or taxing authority thereof or therein upon any of the Loan Documents and the Guaranty or the obligations secured thereby, the interest of Fannie Mae in the Mortgaged Properties, or Fannie Mae by reason of or as holder of the Loan Documents and the Guaranty, the applicable Collateral Pool Borrower shall pay all such Loan Document Taxes to, for, or on account of Fannie Mae (or provide funds to Fannie Mae for such payment, as the case may be) as they become due and payable and shall promptly furnish proof of such payment to Fannie Mae, as applicable.  In the event of passage of any law or regulation permitting, authorizing or requiring such Loan Document Taxes to be levied, assessed or charged, which law or regulation in the opinion of counsel to Fannie Mae may prohibit the applicable Collateral Pool Borrower from paying the Loan Document Taxes to or for Fannie Mae, such Borrower shall enter into such further instruments as may be permitted by law to obligate such Borrower to pay such Loan Document Taxes.

Section 6.11.                                       Further Assurances.

Each Collateral Pool Borrower, at the request of Fannie Mae, shall execute and deliver and, if necessary, file or record such statements, documents, agreements, UCC financing and continuation statements and such other instruments and take such further action as Fannie Mae from time to time may request as reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement or any of the other Loan Documents and the Guaranty for such Collateral Pool or to subject the Collateral to the lien and security interests of the Loan Documents for such Collateral Pool or to evidence, perfect or otherwise implement, to assure the lien and security interests intended by the terms of the Loan Documents for such Collateral Pool or in order to exercise or enforce its rights under the Loan Documents and the Guaranty for such Collateral Pool.

Section 6.12.                                       Ownership.

At all times during the Term of this Agreement:

(a)                                 Each Borrower shall be a Delaware limited liability company or Delaware limited partnership; and

(b)                                 Each Borrower shall be Controlled by Guarantor or by a Person that is Controlled by Guarantor, and each Borrower shall be at least 51% owned, directly or indirectly, by Guarantor.

Section 6.13.                                       Transfers.

(a)                                 Mortgaged Property.

A Transfer as described in clause (b) of the definition of Transfer of all or any part of any Mortgaged Property (including any interest in any Mortgaged Property) shall not occur other than:

(i)                                     a Transfer to which Fannie Mae has consented in writing;

(ii)                                  the grant of a Residential Lease for a term of two (2) years or less and not containing an option to purchase or right of first refusal (except as required by Applicable Law);

(iii)                               the grant of a non-Material Commercial Lease provided the use and type of operation of such space is unchanged from the use and type of operation in effect as of the Effective Date and the number and size of residential units at the Mortgaged Property are not reduced;

(iv)                              a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality which are free of Liens (other than those created by the Loan Documents) or consented to by Fannie Mae;

(v)                                 the grant of an easement, servitude or restrictive covenant to which Fannie Mae has consented, not to be unreasonably withheld, conditioned, or delayed, and Borrower has paid to Fannie Mae, upon demand, all costs and expenses incurred by Fannie Mae in connection with reviewing Borrower’s request;

(vi)                              the creation of any tax lien, municipal lien, utility lien, mechanics’ lien, materialmen’s lien, or judgment lien against any Mortgaged Property if bonded off, released of record or otherwise remedied to Fannie Mae’s satisfaction within sixty (60) days after the earlier of the date Borrower has actual notice or constructive notice of the existence of such lien; or

(vii)                           the conveyance of any Mortgaged Property (1) pursuant to a Foreclosure Event or (2) in connection with an involuntary bankruptcy proceeding that does not trigger personal Borrower because of the proviso in Section 13.03(c)(vi) of this Agreement, and in which the conveyance occurred without the consent, encouragement, active participation or the failure to object in a timely and appropriate manner by Borrower, any Borrower Entity or Guarantor (however, nothing in this provision shall be construed as limiting Fannie Mae’s rights in connection with any Event of Default related to or in connection with such Bankruptcy Event).

(b)                                 Interests in Borrower, Key Principal or Guarantor.

Subject to the provisions of this Section 6.13, neither a Transfer as described in clause (a) of the definition of Transfer nor a Change of Control shall occur, other than:

(i)                                     the Transfer of shares of common stock or other beneficial or ownership interests or other forms of Securities in Guarantor, and the issuance of all varieties of convertible debt, equity and other similar Securities of Guarantor, and the subsequent Transfer of such Securities, provided that no Change of Control occurs as a result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity of such convertible debt or other securities;

(ii)                                  the issuance by Guarantor of additional common stock or other beneficial ownership interests, convertible debt, equity and other similar Securities, and the subsequent Transfer of such convertible debt or Securities, provided that no Change of Control occurs as a result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity of such convertible debt or other securities;

(iii)                               a Transfer of direct or indirect Ownership Interests in a Borrower that is not a Tax Protected Asset Borrower, or in any other entity (other than Guarantor) which, directly or indirectly, owns a Borrower that is not a Tax Protected Asset Borrower, provided that Guarantor directly or indirectly owns at least 51% of the Ownership Interest in such Borrower or other Person and there is no Change of Control;

(iv)                              a Transfer of direct or indirect Ownership Interests in a Tax Protected Asset Borrower, or in any other entity (other than Guarantor) which, directly or indirectly, owns a Tax Protected Asset Borrower, provided that Guarantor directly or indirectly owns at least 51% of the Ownership Interest in such Tax Protected Asset Borrower and there is no Change of Control; or

(v)                                 a Transfer which entails the amendment, modification or other change in the governing instrument or instruments of Guarantor which would not result in a Change of Control.

The merger or consolidation of Guarantor into another Person (the “Surviving REIT”) shall not constitute a Change of Control or other Event of Default so long as (i) no Acquiring Person becomes (by acquisition, consolidation, merger or otherwise), directly or indirectly, the beneficial owner of more than 40% of the total Voting Equity Capital of the Surviving REIT then outstanding; (ii) the Surviving REIT shall own all the direct and indirect ownership interests of Guarantor in each Borrower and (iii) no more than 50% (or such lesser percentage as is required for decision-making by the board of directors or trustees, if applicable) of the members of the board of directors or trustees, if applicable, of the Surviving REIT are different than the members of the board of directors of Guarantor on the date which is one year prior to the date on which the merger or consolidation is consummated (other than changes solely by reason of retirement at age sixty-two or older, death or disability), where such change shall not have been approved by a vote of at least a majority of the board of directors (or trustees, if applicable) of Guarantor then still in office who were members of Guarantor’s board of directors (or trustees, if applicable) at the beginning of such one-year period or whose election as members of the board of directors (or trustees, if applicable) was previously so approved; provided, however, that if the merger or consolidation involves a series of integrated transactions, then such transactions must be completed within a 90-day period, and, in such case, compliance with conditions (i) through (iii) shall be measured solely upon the full consummation of the merger or consolidation, and further provided that such merger or consolidation does not effect a dissolution of Borrower.  If any of the conditions in clauses (i) through (iii) are not complied with, such merger or consolidation shall constitute a Change of Control.  For purposes of this Agreement, the Surviving REIT shall be considered Guarantor from and after the date on which the merger or consolidation is consummated.

(c)                                  Entity Conversion.

(i)                                     Borrower shall not change its jurisdiction of organization, or cause or permit a conversion of Borrower from one type of entity into another type of entity if such conversion results in either:

(A)                               a violation of the Transfer provisions;

(B)                               a Change of Control; or

(C)                               a change in any assets, liabilities, legal rights or obligations of Borrower (or of Key Principal, Guarantor or any general partner, manager (if non-member managed) or managing member of Borrower, as applicable), by operation of law or otherwise.

(ii)                                  Notwithstanding the foregoing, Borrower may convert from one type of legal entity into another type of legal entity for tax or other structuring purposes, provided:

(A)                               the provisions of Section 6.12 (Ownership) are satisfied;

(B)                               such conversion does not result in a Change of Control;

(C)                               such conversion does not result in a change in any assets, liabilities, legal rights or obligations of Borrower (or of Key Principal, Guarantor or any general partner, manager (if non-member managed) or managing member of Borrower, as applicable), by operation of law or otherwise;

(D)                               Borrower provides Fannie Mae with at least thirty (30) days prior written notice of such conversion;

(E)                                Borrower provides the new Organizational Documents of Borrower which will be satisfactory to Fannie Mae in its reasonable discretion;

(F)                                 Borrower provides Fannie Mae any certificates evidencing such conversion filed with the appropriate Secretary of State within ten (10) days after filing such certificates;

(G)                               Borrower provides Fannie Mae new certificates of good standing for such entity at least five (5) days prior to such conversion;

(H)                              Fannie Mae reserves the right to file UCC-3 amendments where necessary reflecting the conversion;

(I)                                   if required by Fannie Mae, Borrower executes an amendment to this Agreement documenting the conversion; and

(J)                                   Borrower shall provide Fannie Mae with confirmation from the title company (via electronic mail or letter) that nothing is needed in the land records (of the appropriate Property Jurisdiction) at such time to evidence such conversion, and no endorsements to the Title Policy are necessary to maintain Fannie Mae’s coverage; or if any endorsements are necessary, Borrower shall provide such endorsements at Borrower’s cost.

(d)                                 Name Change.

Borrower shall not change its name, unless Borrower furnishes documentation reasonable required by Fannie Mae or its legal counsel sufficient, in their reasonable discretion, and at the expense of Borrower, to protect Fannie Mae’s security interest in the Mortgaged Property and UCC Collateral, including title policy endorsements and UCC financing statements and/or amendments sufficient to continue the perfection of Fannie Mae’s security interest have been properly filed and copies have been delivered to Fannie Mae

Section 6.14.                                       Administration Matters Regarding Liens, Transfers and Assumptions.

(a)                                 Transfer of Collateral Pool.

Fannie Mae shall consent to a Transfer of the entire Collateral Pool to and an assumption of the Loan Documents by a new borrower if each of the following conditions is satisfied prior to the Transfer:

(i)                                     Borrower has submitted to Fannie Mae all information required by Fannie Mae to make the determination required by this Section 6.14(a) (Transfer of Collateral Pool);

(ii)                                  no Event of Default has occurred and is continuing;

(iii)                               Fannie Mae determines that:

(A)                               the proposed new borrower, new key principal and any other new guarantor fully satisfy all of Fannie Mae’s then-applicable borrower, key principal or guarantor eligibility, credit, management and other loan underwriting standards (including any standards with respect to previous relationships between Fannie

Mae and the proposed new borrower, new key principal and new guarantor and the organization of the new borrower, new key principal and new guarantor (if applicable));

(B)                               any proposed new borrower and its managing member , manager or general partner, as applicable is a Single Purpose entity;

(C)                               none of the proposed new borrower, new key principal and any new guarantor, or any owners of the proposed new borrower, new key principal and any new guarantor, are a Prohibited Person; and

(D)                               none of the proposed new borrower, new key principal and any new guarantor (if any of such are entities) shall have an organizational existence termination date that ends before the Termination Date;

(iv)                              Fannie Mae determines that the Mortgaged Properties satisfy all of Fannie Mae’s then-applicable loan underwriting standards, including physical condition, occupancy and net operating income, customarily applied by Fannie Mae at the time of the proposed Transfer to the approval of properties in connection with the origination or purchase of similar mortgages on multifamily properties;

(v)                                 the proposed new borrower has executed an assumption agreement acceptable to Fannie Mae that, among other things, requires the proposed new borrower to assume and perform all obligations of Borrower (or any other transferor), and that may require that the new borrower comply with any provisions of any Loan Document which previously may have been waived by Fannie Mae for Borrower, subject to the terms of Section 6.14(b) (Further Conditions to Transfer of Collateral Pool and Assumption of Loan Documents);

(vi)                              one or more individuals or entities acceptable to Fannie Mae as new guarantors have executed and delivered to Fannie Mae:

(A)                               if a Non-Recourse Guaranty has been executed and delivered with the Loan Documents, a substitute Non-Recourse Guaranty and other substitute guaranty in a form acceptable to Fannie Mae; or

(B)                               an assumption agreement acceptable to Fannie Mae that requires the new guarantor to assume and perform all obligations of Guarantor under any Guaranty given in connection with the Loan Documents.

(vii)                           Fannie Mae has reviewed and approved any other Transfer documents;

(viii)                        Fannie Mae shall be the servicer of the Loan Documents;

(ix)                              Borrower has satisfied the applicable provision of Section 6.14(b) (Further Conditions to Transfer of Collateral Pool and Assumption of Loan Documents) including Fannie Mae’s receipt of the fees described in Section 6.14(b) (Further Conditions to Transfer of Collateral Pool and Assumption of Loan Documents); and

(x)                                 if any MBS is Outstanding, the Transfer shall not result in a “significant modification,” as defined under applicable Treasury Regulations, of any Advance that has been securitized in an MBS.

(b)                                 Further Conditions to Transfer of Collateral Pool and Assumption of Loan Documents.

(i)                                     In connection with any Transfer for which Fannie Mae’s approval is required under this Agreement, Fannie Mae may, as a condition to any such approval, require:

(A)                               additional collateral, guaranties or other credit support to mitigate any risks concerning the proposed transferee or the performance or condition of any Mortgaged Property;

(B)                               amendment of the Loan Documents and the Guaranty to delete or modify any specially negotiated terms or provisions previously granted for the exclusive benefit of original Borrower, Key Principal or Guarantor and to restore the original provisions of the standard Fannie Mae form multifamily loan documents, to the extent such provisions were previously modified;

(C)                               a modification to the amounts required to be deposited into the Reserve/Escrow Account pursuant to the terms of Section 6.14(b)(iv);

(D)                               in connection with any assumption of the Loan Documents, after giving effect to the assumption, the General Conditions shall be satisfied;

(E)                                delivery to the Title Company for filing and/or recording in all applicable jurisdictions, all applicable Loan Documents including assumption documents and any other appropriate documents in form and substance reasonably satisfactory to Fannie Mae in form proper for recordation as may be necessary in the opinion of Fannie Mae to correctly evidence the assumptions and the confirmation of Liens created hereunder; and/or

(F)                                 if any MBS is Outstanding, the Transfer shall not result in a “significant modification”, as defined under applicable Treasury Regulations, of any Advance that has been securitized in an MBS.

(ii)                                  In connection with any request by Borrower for consent to a Transfer, Borrower shall pay to Fannie Mae upon demand:

(A)                               a one percent (1%) transfer fee (to the extent charged by Fannie Mae);

(B)                               a review fee of $6,000 (regardless of whether Fannie Mae approves or denies such request); and

(C)                               all of Fannie Mae’s reasonable, third party, out-of-pocket costs (including reasonable attorneys’ fees) incurred in reviewing the Transfer request, to the extent such costs exceed the Review Fee and regardless of whether Fannie Mae approves or denies such request.

(iii)                               Borrower shall provide written notice to Fannie Mae of all Transfers (other than a Transfer of the kind referred to in subsections (i) through (v) of Section 6.13(b))  whether or not such Transfers are permitted under this Agreement or approved by Fannie Mae no later than ten (10) days prior to the date of the Transfer, provided that Borrower shall not be required to provide written notice of Transfers of Residential Leases or of the replacement of Fixtures or Personalty performed pursuant to the terms of the Loan Documents.

(iv)                              In connection with any Transfer of any Mortgaged Property in connection with an assumption, or any Transfer of Ownership Interest(s) in a Borrower Entity which requires Fannie Mae’s consent, Fannie Mae may review the amounts on deposit, if any, pursuant to the Replacement Reserve Agreement relating to the Mortgaged Property to be Transferred, and the related contingencies which may arise during the remaining Term of this Agreement.  Based upon that review, Fannie Mae may require a modification of the applicable Replacement Reserve Agreements and/or additional deposits thereunder as a condition to Fannie Mae’s consent to such Transfer.  In all events, the transferee shall be required to assume Borrower’s duties and obligations under this Agreement and the Loan Documents.

Section 6.15.                                       [RESERVED].

Section 6.16.                                       Change in Senior Management.

Borrower shall give Fannie Mae notice of any change in the identity of Senior Management within ten (10) Business Days of the occurrence thereof.

Section 6.17.                                       [RESERVED].

Section 6.18.                                       Ownership of Mortgaged Properties.

Applicable Borrower shall be the sole owner of its Mortgaged Properties free and clear of any Liens other than Permitted Liens.

Section 6.19.                                       Change in Property Manager.

Collateral Pool Borrower shall give Fannie Mae notice of any change in the identity of the Property Manager of each Mortgaged Property in such Collateral Pool, and no such change shall be made without the prior consent of Fannie Mae, which shall not be unreasonably withheld, conditioned or delayed based on the criteria for approval of Property Managers as required by Fannie Mae for similar loans anticipated to be purchased by Fannie Mae.  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, such Collateral Pool Borrower may change the Property Manager to an Affiliate of Borrower without prior consent of Fannie Mae, provided such Collateral Pool Borrower gives Fannie Mae prior written notice of such change.  As of the date hereof, AvalonBay is hereby approved as the Property Manager.

Section 6.20.                                       Reserved.

Section 6.21.                                       Non-Residential Leases.

Borrower shall use commercially reasonable efforts to obtain and deliver to Fannie Mae (a) an estoppel certificate with respect to each non-Residential Lease and each recorded instrument of covenants, conditions and restrictions identified on Exhibit Q, and (b) a subordination, non-disturbance and Attornment agreement with respect to each non-Residential Lease identified on Exhibit Q, each in a form previously approved by Fannie Mae.

Section 6.22.                                       Single Purpose Entity.

Each Borrower, and each general partner of a Borrower that is a limited partnership, shall maintain itself as a Single Purpose entity.

ARTICLE 7
NEGATIVE COVENANTS OF BORROWER

Borrower agrees and covenants with Fannie Mae that, at all times during the Term of this Agreement:

Section 7.01.                                       Other Activities.

Other than actions reasonable, customary, and deemed to be necessary, in the reasonable judgment of Fannie Mae, in connection with a Transfer permitted hereunder and subject to the provisions of Section 6.13, no Borrower Party shall:

(a)                                 in the case of any Borrower or managing member or general partner of a Borrower, amend its Organizational Documents in any material respect without the prior written consent of Fannie Mae;

(b)                                 in the case of any Borrower Party not described in (a) of this Section 7.01, amend its Organizational Documents in any way that would have a material adverse effect on any Borrower Party’s ability to perform its obligations under the Loan Documents without the prior written consent of Fannie Mae;

(c)                                  dissolve or liquidate in whole or in part (except for the sale of Mortgaged Properties in the ordinary course of business);

(d)                                 in the case of any Borrower or managing member or general partner of a Borrower, except as otherwise provided in this Agreement, without the prior written consent of Fannie Mae, merge or consolidate with any Person;

(e)                                  in the case of any Borrower Party not described in (d) of this Section 7.01, if such merger or consolidation would have a Material Adverse Effect on any Borrower Party’s ability to perform its obligations under the Loan Documents, merge or consolidate with any other Person without the prior written consent of Fannie Mae;

(f)                                   use, or permit to be used, any Mortgaged Property in the applicable Collateral Pool for any uses or purposes other than as a Multifamily Residential Property and ancillary uses consistent with Multifamily Residential Properties;

(g)                                  in the case of any Borrower or managing member or general partner of a Borrower, convert from one type of legal entity to another type of legal entity; or

(h)                                 in the case of any Borrower Party not described in (g) of this Section 7.01, if such conversion would have a Material Adverse Effect on any Borrower Party’s ability to perform its obligations under the Loan Documents, convert from one type of legal entity to another type of legal entity.

Each Borrower Party shall promptly provide Fannie Mae with notice and a copy of any amendment of its Organizational Documents that does not require prior written consent of Fannie Mae.

Section 7.02.                                       Liens.

Borrower shall not create, incur, assume or suffer to exist any Lien on Borrower’s interest in any Mortgaged Property in its Collateral Pool or any part of any Mortgaged Property, except the Permitted Liens.

Section 7.03.                                       Indebtedness.

Borrower shall not incur or be obligated at any time with respect to any Indebtedness (other than Loans) in connection with or secured by any of the Mortgaged Properties.  Neither Borrower nor or any entity whose sole asset is a direct or indirect ownership interest in Borrower shall incur any “mezzanine debt,” issue any preferred equity or incur any similar Indebtedness or equity with respect to any Mortgaged Property.  Notwithstanding the foregoing, in connection with the operation of the Mortgaged Properties, each Borrower, without duplication, shall each be permitted to incur Indebtedness in the maximum aggregate amount of $150,000 provided such Borrower shall not incur or assume any Indebtedness (c) that is not paid when due nor within any applicable grace period in any agreement or instrument relating to such Indebtedness, or (d) that becomes due and payable before its normal maturity by reason of a default or event of default, however described, or any other event of default shall occur and continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness.

Section 7.04.                                       Principal Place of Business; Name Change.

Borrower shall not change its principal place of business, its state of formation or the location of its books and records, each as set forth in Borrower’s Certificate, without first giving thirty (30) days’ prior written notice to Fannie Mae.

Section 7.05.                                       Condominiums.

Borrower shall not submit any Mortgaged Property in its Collateral Pool to a condominium regime during the Term of this Agreement.

Section 7.06.                                       Restrictions on Distributions.

Borrower shall not make any distributions of any nature or kind whatsoever to the owners of its Ownership Interests as such if, at the time of such distribution, an Event of Default has occurred and remains uncured.

Section 7.07.                                       Master Leases.

No Mortgaged Property may be master leased or otherwise leased in whole or in bulk, provided that the Mortgaged Properties identified on Exhibit M are master leased to Master Tenant pursuant to a Master Lease in the form approved by Fannie Mae prior to the Effective Date.  Borrower shall not, without the prior written consent of Fannie Mae, which consent shall be given in Fannie Mae’s reasonable discretion, agree to any material modification or amendment to any Master Lease and shall not terminate any Master Lease without Fannie Mae’s prior written consent, unless after such termination all Resident Agreements related to the relevant Mortgaged Property shall remain in full force and effect with Borrower becoming a landlord under such Resident Agreements, provided that Fannie Mae’s consent shall no longer be required after a Mortgaged Property is released from a Collateral Pool.  In the event Master Tenant terminates the Master Lease, Borrower shall promptly provide notice of such termination to Fannie Mae. Section 4(f) of the applicable Security Instrument shall apply to a Master Lease.

ARTICLE 8
FEES

Section 8.01.                                       Re-Underwriting Fee.

On the Closing Date of any Extension, Release, or Substitution (on the Closing Date of the Release of the Release Mortgaged Property under such Substitution), the applicable Collateral Pool Borrower shall pay to Fannie Mae a re-underwriting fee equal to the product of $5,000 multiplied by the number of Mortgaged Properties in such Collateral Pool at the time of such Extension, Release Request, or Substitution Request, as applicable (the “Re-Underwriting Fee”).

Section 8.02.                                       Reserved.

Section 8.03.                                       Due Diligence Fees.

(a)                                 Initial Due Diligence Fees.  The applicable Collateral Pool Borrower shall pay to Fannie Mae its actual due diligence fees in connection with the underwriting of the transactions contemplated by this Agreement, including underwriting the Mortgaged Properties with respect to the loan-to-value and debt service coverage requirements imposed by Fannie Mae as a condition to entering into this Agreement.

(b)                                 Additional Due Diligence Fees for Substitute Mortgaged Properties.  The applicable Collateral Pool Borrower shall pay to Fannie Mae actual due diligence fees including Fannie Mae’s review fee of $1,500 for each Mortgaged Property (the “Additional Due Diligence Fees”) with respect to each proposed Substitute Mortgaged Property anticipated to be added to a Collateral Pool.  In connection with any Substitution Request, Borrower shall pay to Fannie Mae a deposit equal to the product obtained by multiplying

(i)                                     $12,000 by

(ii)                                  the number of Substitute Mortgaged Properties (such amount to be allocated to Fannie Mae for its due diligence expenses).

Any Additional Due Diligence Fees not covered by the deposit shall be paid by Borrower on the Closing Date (or if the proposed Substitute Mortgaged Property does not become part of the Collateral Pool, on demand) for the Substitute Mortgaged Property.  Any portion of the Additional Due Diligence Fee paid to Fannie Mae not actually used by Fannie Mae to cover reasonable due diligence expenses shall be promptly refunded to the applicable Collateral Pool Borrower.

Section 8.04.                                       Legal Fees and Expenses.

(a)                                 Initial Legal Fees.  The applicable Collateral Pool Borrower shall pay, or reimburse Fannie Mae and Servicer for, all reasonable out-of-pocket third-party legal fees and expenses incurred by Fannie Mae and Servicer in connection with the preparation, review and negotiation of (i) this Agreement and any other Loan Documents and the Guaranty executed on the date of this Agreement and (ii) any items that any Collateral Pool Borrower is required to deliver after the Closing Date pursuant to the terms of this Agreement.

(b)                                 Fees and Expenses Associated with Requests.  The applicable Collateral Pool Borrower shall pay, or reimburse Fannie Mae and Servicer for, all reasonable out-of-pocket third-party costs and expenses incurred by Fannie Mae and Servicer, including the out-of-pocket legal fees and expenses incurred by Fannie Mae and Servicer in connection with the preparation, review and negotiation of all documents, instruments and certificates to be executed and delivered in connection with each Request for such Collateral Pool Borrower, the performance by Fannie Mae of any of its obligations with respect to the Request, the satisfaction of all conditions precedent to such Borrower’s rights or Fannie Mae’s obligations with respect to the Request, and all transactions related to any of the foregoing, including the cost of title insurance premiums and applicable recordation and transfer taxes and charges and all other reasonable costs and expenses in connection with a Request.  The obligations of the applicable Borrower under this subsection shall be absolute and unconditional, regardless of whether the transaction requested in the Request actually occurs.  The applicable Collateral Pool Borrower shall pay such costs and expenses to Fannie Mae on the Closing Date for the Request, or, as the case may be, after demand by Fannie Mae when Fannie Mae determines that such Request will not close.

Section 8.05.                                       Failure to Close any Request.

If a Collateral Pool Borrower makes a Request and fails to close on the Request for any reason other than the default by Fannie Mae, then such Borrower shall pay to Fannie Mae all actual cost and expenses (including any breakage costs) incurred by Fannie Mae in connection with the failure to close.

ARTICLE 9
EVENTS OF DEFAULT

Section 9.01.                                       Events of Default.

Each of the following events shall constitute an “Event of Default” under this Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of Borrower or Guarantor or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority:

(a)                                 the occurrence of a default under any Loan Document related to such Borrower’s Collateral Pool beyond the cure period, if any, set forth therein; or

(b)                                 the failure by Borrower to pay within thirty (30) days of its due date or request by Fannie Mae, as applicable, when due any amount payable by Borrower under any Note, any Security Instrument, this Agreement or any other Loan Document, including any fees, costs or expenses; provided, however, that (i) such thirty (30) day grace period shall not apply to: (A)regularly scheduled monthly payments of principal, interest, discount (if any) or any payment upon the Maturity Date (as defined in the Note) or the applicable Pool Termination Date or (B) any fees, costs or expenses due and payable on the Effective Date or any fees, costs or expenses due and payable on the Closing Date of any Request; and (ii) such thirty (30) day grace period shall not be more than (or in addition to) any other grace period provided in the Note, any Security Instrument, this Agreement or any other Loan Document; or

(c)                                  the failure by Borrower to perform or observe any covenant set forth in Section 6.03(b)(i)(C), Section 6.09, Section 6.12 (Ownership), Section 6.13 (Transfers), Section 6.14 (Administration Matters Regarding Liens, Transfers and Assumptions), Section 6.18 (Ownership of Mortgaged Properties), Section 6.19 (Change in Property Manager), Section 7.01 (Other Activities), Section 7.02 (Liens), Section 7.03 (Indebtedness), Section 7.06 (Restrictions on Distributions), Section 7.07 (Master Leases); or

(d)                                 the failure by Borrower to perform or observe any covenant contained in Article 6 or Article 7 (other than those sections specifically referenced in Section 9.01(c) above) for thirty (30) days after receipt of notice of such failure by such Borrower from Fannie Mae, provided that such period shall be extended for up to thirty (30) additional days if such Borrower, in the discretion of Fannie Mae, is diligently pursuing a cure of such default within thirty (30) days after receipt of notice from Fannie Mae; or

(e)                                  any warranty, representation or other written statement made by or on behalf of Borrower or Guarantor contained in this Agreement, any other Loan Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date when made or deemed made and, in the case of any warranty, representation or other written statement that was not intentionally false or misleading when made, and in Fannie Mae’s reasonable judgment is curable, remains uncured for thirty (30) days after notice of such false or misleading statement shall have been given to Borrower; or

(f)                                   (i) any Borrower Party shall (A) commence a voluntary case, whether of such entity or an Affiliate thereof, under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, (G) assert that any Borrower Party (but with respect to any Guarantor, solely with respect to the Guaranty) has no liability or obligations under this Agreement or any other Loan Document to which it is a party; (H) take any action, petition to or cause or permit any of its assets to be partitioned, or (I) take any action for the purpose of effecting any of the foregoing; or (ii) a case or other proceeding shall be commenced against any Borrower Party in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding upon or composition or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of any Borrower Party, whether by such entity or an Affiliate thereof, for all or a substantial part of the property, domestic or foreign, of any Borrower Party, whether by such entity or an Affiliate thereof, and any such case or proceeding shall continue undismissed or unstayed for a period of ninety (90) consecutive days, or any order granting the relief requested in any such case or proceeding against any Borrower Party, whether by such entity or an Affiliate thereof (including an order for relief under such Federal bankruptcy laws), shall be entered; or

(g)                                  if any provision of this Agreement or any other Loan Document or the lien and security interest purported to be created hereunder or under any Loan Document shall at any time for any reason cease to be valid and binding in accordance with its terms on Borrower or Guarantor, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest created hereunder or under any other Loan Document shall be contested by Borrower or Guarantor seeking to establish the invalidity or unenforceability hereof or thereof, or Borrower or Guarantor (only with respect to the Guaranty) shall deny that it has any further liability or obligation hereunder or thereunder; or

(h)                                 (i) the execution by Borrower of a chattel mortgage or other security agreement on any materials, fixtures or articles used in the construction or operation of the improvements located on any Mortgaged Property or on articles of personal property located therein (other than in connection with any Permitted Liens), or (ii) if any such materials, fixtures or articles are purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the Ownership thereof will not vest unconditionally in Borrower free from encumbrances, or (iii) if Borrower does not furnish to Fannie Mae upon request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which Borrower claims title to such materials, fixtures, or articles; or

(i)                                     the failure by Borrower to comply with any requirement of any Governmental Authority within thirty (30) days after written notice of such requirement shall have been given to Borrower by such Governmental Authority; provided that, if the required action is commenced and diligently pursued by Borrower within such thirty (30) days, then Borrower shall have such additional time to comply with such requirement as permitted by the Governmental Authority; or

(j)                                    a dissolution or liquidation for any reason (whether voluntary or involuntary) of any Borrower Party, except in connection with the sale of Mortgaged Properties in the ordinary course of business; or

(k)                                 any final and nonappealable judgment against Borrower Party, any attachment or other levy against any portion of Borrower Party’s assets with respect to a claim or claims in an amount in excess of $250,000 individually and/or $500,000 in the aggregate remains unpaid, unstayed on appeal undischarged, unbonded, not fully insured or undismissed for a period of ninety (90) days; or

(l)                                     the failure by Borrower or Guarantor to perform or observe any material term, covenant, condition or agreement hereunder, other than as contained in subsections (a) through (k) above, or in any other Loan Document, within thirty (30) days after receipt of notice from Fannie Mae identifying such failure, provided such period shall be extended for up to thirty (30) additional days if Borrower, in the discretion of Fannie Mae, is diligently pursuing a cure of such default within thirty (30) days after receipt of notice from Fannie Mae and corrective action is instituted by Borrower within such period and pursued diligently and in good faith, then such failure shall not constitute an Event of Default unless such failure is not cured by Borrower within sixty (60) days after receipt of notice from Fannie Mae identifying such failure.

Notwithstanding the foregoing, collateral Pool 2 and Collateral Pool 6 are cross defaulted with each other.  Accordingly, any Event of Default with respect to a Collateral Pool 2 shall result in an Event of Default with respect to Collateral Pool 6 (each, a “Cross-Defaulted Collateral Pool”) and vice versa.

ARTICLE 10
REMEDIES

Section 10.01.                                Remedies; Waivers.

Upon the occurrence of an Event of Default, Fannie Mae may do any one or more of the following with respect to any Loan secured by a Collateral Pool to which the Event of Default (or the Borrower causing such Event of Default) relates or with respect to the applicable Cross-Defaulted Collateral Pool (without presentment, protest or notice of protest, all of which are expressly waived by each Borrower Party):

(a)                                 by written notice to the defaulting Collateral Pool Borrower and/or the Borrower of the Cross-Defaulted Collateral Pool, to be effective upon dispatch and declare the principal of, and interest on, the Loans and all other sums owing by such Borrower or by the Borrower of the Cross-Defaulted Collateral Pool to Fannie Mae under any of the Loan Documents and the Guaranty for such Collateral Pool or Cross-Defaulted Collateral Pool immediately due and payable, whereupon the principal of, and interest on, the Loans and all other sums owing by such Collateral Pool Borrower or Borrower of the Cross-Defaulted Collateral Pool to Fannie Mae under any of the Loan Documents and the Guaranty for such Collateral Pool or Cross-Defaulted Collateral Pool will become immediately due and payable.

(b)                                 Fannie Mae shall have the right to pursue any other remedies available to it under any of the Loan Documents and the Guaranty for such Collateral Pool or for such Cross-Defaulted Collateral Pool.

(c)                                  Fannie Mae shall have the right to pursue all remedies available to it at law or in equity, including obtaining specific performance and injunctive relief with respect to such Collateral Pool and/or the Cross-Defaulted Collateral Pool.

Section 10.02.                                Waivers; Rescission of Declaration.

Fannie Mae shall have the right, to be exercised in its complete discretion, to waive any breach hereunder (including the occurrence of an Event of Default), by a writing setting forth the terms, conditions, and extent of such waiver signed by Fannie Mae and delivered to the applicable Collateral Pool Borrower.  Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the waiver and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 10.03.                                Fannie Mae’s Right to Protect Collateral and Perform Covenants and Other Obligations.

If any Borrower or Guarantor fails to perform the covenants and agreements contained in this Agreement or any of the other Loan Documents and the Guaranty for the applicable Collateral Pool, after all applicable grace periods, if any, then Fannie Mae at Fannie Mae’s option may make such appearances, disburse such sums and take such action as Fannie Mae deems necessary, in its sole discretion, to protect Fannie Mae’s interest, including (i)

disbursement of reasonable attorneys’ fees, (ii) entry upon the Mortgaged Property to make repairs and replacements, (iii) procurement of satisfactory insurance with respect to the Mortgaged Properties in such Collateral Pool as provided in this Agreement, and (iv) if the Security Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of Borrower and the curing of any default of Borrower in the terms and conditions of the ground lease.  Any amounts disbursed by Fannie Mae pursuant to this Section 10.03, with interest thereon, shall become additional Indebtedness of Collateral Pool Borrower secured by the applicable Collateral Pool Loan Documents.  Unless the applicable Collateral Pool Borrower and Fannie Mae agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the weighted average, as determined by Fannie Mae, of the interest rates in effect from time to time for each Loan unless collection from such Borrower of interest at such rate would be contrary to Applicable Law, in which event such amounts shall bear interest at the highest rate which may be collected from such Borrower under Applicable Law.  Nothing contained in this Section 10.03 shall require Fannie Mae to incur any expense or take any action hereunder.

Section 10.04.                                No Remedy Exclusive.

Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Loan Documents and the Guaranty or existing at law or in equity.

Section 10.05.                                No Waiver.

No delay or omission to exercise any right or power accruing under any Loan Document upon the happening of any Event of Default or Potential Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

Section 10.06.                                No Notice.

To entitle Fannie Mae to exercise any remedy reserved to Fannie Mae in this Article 10, it shall not be necessary to give any notice, other than such notice as may be required under the applicable provisions of this Agreement or any of the other Loan Documents and the Guaranty.

Section 10.07.                                Cash Management.

In addition to the other remedies set forth herein and elsewhere in the Loan Documents and the Guaranty, upon an Event of Default, Fannie Mae shall be entitled to mandate the use of a lockbox bank account or other depositary account, to be maintained under the control and supervision of Fannie Mae, for all income of each Mortgaged Property, including rents, service charges, insurance payments and other items of revenue.

ARTICLE 11
IMPOSITION DEPOSITS

Section 11.01.                                Insurance and Water/Sewer Waived; Other Imposition Deposits Required.

Each Collateral Pool Borrower shall establish funds for taxes, insurance premiums and certain other charges for each Mortgaged Property in such Collateral Pool in accordance with Section 7(a) of the Security Instrument for each such Mortgaged Property.  Notwithstanding the foregoing and the provisions of Subsection 7(a) of the Security Instrument for each such Mortgaged Property, and subject to the conditions of this Article 11, provided that no Event of Default has occurred and is continuing and Collateral Pool Borrower has timely delivered to Fannie Mae any insurance bills, premium notices and other invoices, bills and notices with respect to Impositions pursuant to the requirements of this Section 11.01, Fannie Mae shall not require Collateral Pool Borrower to deposit with Fannie Mae any sums for Imposition Deposits ONLY to the extent they relate to any water and sewer charges (collectively, “Water Charges”), the premiums for fire and other hazard insurance, rent loss insurance and such other insurance as Fannie Mae may require under Section 19 of the Security Instrument (collectively, “Insurance Premiums”), and Taxes.  Such Collateral Pool Borrower must (i) pursuant to the terms of Section 19 of the Security Instrument, provide Fannie Mae with proof of payment (e.g., paid receipts or cancelled checks) of all Water Charges, Insurance Premiums, Taxes and all other Impositions, (ii) with respect to Impositions for insurance, pursuant to the terms of Section 19 of the Security Instrument, deliver to Fannie Mae the original (or a duplicate original) of a renewal policy in form satisfactory to Fannie Mae, and (iii) to the extent not covered in (i) or (ii) above, pay Impositions for which Fannie Mae is not collecting Imposition Deposits no later than the date sixty (60) days after the date such Impositions are due and, in any event, before the addition of any interest, fine, penalty or cost for nonpayment, and deliver to Fannie Mae evidence of such timely payment.  In the event that (A) an Event of Default has occurred and is continuing or (B) such Collateral Pool Borrower does not timely pay any of the Impositions as described in Section 7(a) of the Security Instrument and this Section 11.01, or fails to provide Fannie Mae with proof of such payment as set forth in Section 7(a) of the Security Instrument and this Section 11.01, Fannie Mae may immediately thereafter require such Collateral Pool Borrower to deposit with Fannie Mae all of the Imposition Deposits as provided in this Article 11 and in Section 7(a) of the Security Instrument, without regard to the second sentence of this Section 11.01, which shall be applicable only so long as the current Borrower remains as the record title owner of the Mortgaged Property, and shall immediately terminate and have no further force or effect upon a sale or exchange of the Mortgaged Property by the applicable Borrower to a third-party purchaser in which the Indebtedness secured by the Security Instrument is assumed by such third-party purchaser.

Section 11.02.                                Imposition Deposits.

Notwithstanding the provision of Section 7(d) of the Security Instrument, but subject to Section 11.01, on or before the first day of each Loan Year after the Effective Date, and on or before the Closing Date of a Substitution Request or a Release Request, if Fannie Mae determines, based on the foregoing methodology, that a modified amount is required to be deposited with Fannie Mae as Imposition Deposits, applicable Collateral Pool Borrower shall deposit any deficiency with Fannie Mae, or Fannie Mae shall release any overage to such Collateral Pool Borrower, provided that, in the case of the latter, no Event of Default or Potential Event of Default then exists hereunder.  The applicable Collateral Pool Borrower shall, subject to such Collateral Pool Borrower’s right to contest under Section 15(d) of the Security Instruments, pay each Imposition relating to a Mortgaged Property before the last date upon which such payment may be made without any penalty or interest charge being added.  Subject to such Collateral Pool Borrower’s right to contest under Section 15(d) of the Security Instruments, such Collateral Pool Borrower shall deliver to Fannie Mae evidence that such Borrower has paid each Imposition within thirty (30) days after making such payment.

Section 11.03.                                Replacement Reserves.

Each Collateral Pool Borrower has executed a Replacement Reserve Agreement for each of the Mortgaged Properties in the respective Collateral Pool and shall (unless waived by Fannie Mae) make all deposits for replacement reserves in accordance with the terms of the Replacement Reserve Agreement.

Section 11.04.                                Completion/Repair Reserves.

Each Borrower that has executed a Completion/Repair and Security Agreement dated as of the Effective Date for Borrower’s Mortgaged Property shall (unless waived by Fannie Mae) make all deposits for completion reserves in accordance with the terms of the Completion/Repair and Security Agreement.

ARTICLE 12
LIMITS ON PERSONAL LIABILITY

Section 12.01.                                Personal Liability to Borrower.

(a)                                 Limits on Personal Liability.  Except as otherwise provided in this Article 12, neither Borrower nor any partner, member, shareholder, employee, trustee, officer, director, agent or Affiliate of Borrower, or any partner, member, shareholder, employee, trustee, officer, director, agent, or Affiliate of any such Affiliate or heir, legal representative or successor or assign of the foregoing (the “Exculpated Parties”) shall have any personal liability under this Agreement, the Note, the Security Instruments or any other Loan Document for the performance of any Obligations of Borrower under the Loan Documents, and Fannie Mae’s only recourse for the payment and performance of the Obligations shall be Fannie Mae’s exercise of its rights and remedies with respect to the Mortgaged Property and any other Collateral held by Fannie Mae as security for the Obligations.  This limitation on the Exculpated Parties’ liability shall not limit or impair Fannie Mae’s enforcement of its rights against Guarantor under the Guaranty.

(b)                                 Exceptions to Limits on Personal Liability.  Each Collateral Pool Borrower shall be personally liable to Fannie Mae for the repayment of a portion of the Loans and other amounts due under the Loan Documents evidencing such Collateral Pool Borrower’s Loan equal to any actual loss or actual damage suffered by Fannie Mae as a result of (i) failure of such Borrower to pay to Fannie Mae, upon demand after an Event of Default, all Rents to which Fannie Mae is entitled under Section 3(a) of the Security Instrument encumbering the Mortgaged Property and the amount of all security deposits collected by such Borrower from tenants then in residence; (ii) failure of such Borrower to apply all insurance proceeds, condemnation proceeds or security deposits from tenants as required by the Security Instrument encumbering the Mortgaged Property; (iii) failure of such Borrower to comply with its obligations under the Loan Documents with respect to the delivery of books and records and financial statements; (iv) fraud or written material misrepresentation by such Borrower or any officer, director, partner or member of Borrower in connection with the application for or creation of the Obligations or any request for any action or consent by Fannie Mae; (v) failure to comply with any and all indemnification obligations contained in Section 18 (environmental) of any Security Instrument; (vi) distribution by the Borrower of any Rents in any Calendar Quarter to the extent that all amounts due and payable to third parties by such Borrower, including but not limited to all operating expenses, capital expenditures and amounts payable under the Loan Documents have not been paid in full (except that such Borrower will not be personally liable to the extent that such Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding; (vii) the acquisition by any Borrower of any property or operation of any business not permitted by Section 33 (single purpose) of any Security Instrument securing such Borrower’s Loan or Section 6.22 hereof; (vi) Borrower’s failure to deliver to Fannie Mae the estoppel certificates and the subordination, non-disturbance and attornment agreements referred to in Section 6.21.

(c)                                  Full Recourse.  Each Collateral Pool Borrower shall be personally liable to Fannie Mae for the payment and performance of all Obligations upon the occurrence of any of the following Events of Default: (i) if a Transfer shall occur in violation of Sections 6.12, 6.13 or 6.14 of this Agreement or if any Mortgaged Property or any part thereof is otherwise conveyed, assigned, mortgaged, pledged, leased or encumbered in any way other than as permitted under this Agreement or any Security Instrument without the prior written consent of Fannie Mae; or (ii) a Bankruptcy Event.  As used in this subparagraph, the term “Bankruptcy Event” means any one or more of the following events which occurs during the Term of the Agreement:

(i)                                     the commencement, filing or continuation of a voluntary case or proceeding under one or more of the Insolvency Laws by any Borrower Entity  seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts.

(ii)                                  the acknowledgment in writing by any Borrower Entity  (other than to Fannie Mae in connection with a workout) that it is unable to pay its debts generally as they mature.

(iii)                               the making of a general assignment for the benefit of creditors by any Borrower Entity.

(iv)                              the commencement, filing or continuation of an involuntary case or proceeding under one or more Insolvency Laws against any Borrower Entity.

(v)                                 the appointment of a receiver (other than a receiver appointed at the direction or request of Fannie Mae under the terms of the Loan Documents and the Guaranty), liquidator, custodian, sequestrator, trustee or other similar officer who exercises control over Borrower or any substantial part of the assets of any Borrower Entity; or

(vi)                              any action by a Borrower Entity for the purpose of effecting any of the foregoing; provided, however, that any proceeding or case under (iv) or (v) above shall not be a Bankruptcy Event so long as such proceeding or case occurred without the consent, encouragement, active participation or the failure to object in a timely and appropriate manner by any Borrower Entity  (in which event such case or proceeding shall be a Bankruptcy Event).

(d)                                 Permitted Transfer Not Release.  No Transfer by any party of its Ownership Interests in the Borrower shall release the party from liability under this Article 12, this Agreement or any other Loan Document, unless Fannie Mae shall have approved the Transfer in accordance with this Agreement, or such Transfer is otherwise permitted in this Agreement, and shall have expressly released the party in connection with the Transfer.

(e)                                  Miscellaneous.  To the extent that any Borrower has personal liability under this Section 1.01, or Guarantor has liability under the Guaranty, such liability shall be joint and several and Fannie Mae may exercise its rights against such Borrower or Guarantor personally without regard to whether Fannie Mae has exercised any rights against any Mortgaged Property securing the Loan to such Borrower or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Fannie Mae under the Loan Documents and the Guaranty or Applicable Law.  For purposes of this Article 12, the term “Mortgaged Property” shall not include any funds that (i) have been applied by Borrower as required or permitted by the Loan Documents prior to the occurrence of an Event of Default, or (ii) are owned by Borrower or Guarantor and which Borrower was unable to apply as required or permitted by the Loan Documents and the Guaranty because of a bankruptcy, receivership, or similar judicial proceeding.

Section 12.02.                                Additional Borrowers.

If the owner of a Substitute Mortgaged Property is an Additional Borrower, the owner of such Substitute Mortgaged Property must demonstrate to the satisfaction of Fannie Mae that:

(i)                                     the Additional Borrower is a Single-Purpose entity; and

(ii)                                  the Additional Borrower shall be Controlled by Guarantor and shall be at least 51% owned, directly or indirectly, by Guarantor.

In addition, on the Closing Date of the addition of a Substitute Mortgaged Property, the owner of such Substitute Mortgaged Property, if such owner is an Additional Borrower, shall become a party to a contribution agreement in a manner satisfactory to Fannie Mae, shall deliver a Certificate of Borrower, and shall execute and deliver, along with the other applicable Collateral Pool Borrowers, any other Loan Documents required by Fannie Mae.  Any Additional Borrower of a Substitute Mortgaged Property which becomes added to a Collateral Pool shall be a Borrower for purposes of this Agreement and shall execute and deliver to Fannie Mae an amendment adding such Additional Borrower as a party to this Agreement and revising the Exhibits hereto, as applicable, to reflect the Substitute Mortgaged Property, identify the applicable Collateral Pool, and add the Additional Borrower, in each case satisfactory to Fannie Mae.

Upon the release of a Mortgaged Property, the Borrower which owns such Release Mortgaged Property shall automatically without further action be released from its obligations under this Agreement and the other Loan Documents, except for any liabilities or obligations of such Borrower which arose prior to the Closing Date of such release, and except as specifically set forth in Section 18 of the Security Instrument.

Section 12.03.                                Borrower Agency Provisions.

(a)                                 Each Borrower and Additional Borrower hereby irrevocably designates AvalonBay as the borrower agent (the “Borrower Agent”) to be its agent and in such capacity to receive on behalf of Borrower all proceeds, receive all notices on behalf of Borrower under this Agreement, make all Requests under this Agreement, and execute, deliver and receive all instruments, certificates, Requests, documents, amendments, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower, and hereby authorizes Fannie Mae to pay over all loan proceeds hereunder in accordance with the direction of Borrower Agent.  Each Borrower hereby acknowledges that all notices required to be delivered by Fannie Mae to any Borrower shall be delivered to Borrower Agent and thereby shall be deemed to have been received by such Borrower.

(b)                                 The handling of this credit facility as a co-borrowing facility with a Borrower Agent in the manner set forth in this Agreement is solely as an accommodation to Borrower and is at their request.  Fannie Mae shall not incur liability to Borrower as a result thereof.  To induce Fannie Mae to do so and in consideration thereof, each Borrower hereby indemnifies Fannie Mae and holds Fannie Mae harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Fannie Mae by any Person arising from or incurred by reason of Borrower Agent handling of the financing arrangements of Borrower as provided herein, reliance by Fannie Mae on any request or instruction from Borrower Agent or any other action taken by Fannie Mae with respect to this Section 12.03 except due to willful misconduct or gross negligence of the indemnified party.

Section 12.04.                                Waivers With Respect to Other Borrower Secured Obligation.

To the extent that a Security Instrument or any other Loan Document executed by one (1) Collateral Pool Borrower secures an Obligation of another Collateral Pool Borrower (the “Other Borrower Secured Obligation”), and/or to the extent that a Collateral Pool Borrower has guaranteed the debt of another Borrower subject to such Collateral Pool pursuant to Article 12, the Borrower who executed such Loan Document and/or guaranteed such debt (the “Waiving Borrower”) hereby agrees to the provisions of this Section 12.04.  To the extent that any Mortgaged Properties are located in California, the references to the California Code below shall apply to this Agreement and any California Security Instrument securing a California Mortgaged

Property, otherwise the California Code shall have no effect on this Agreement or any other Loan Document.

(a)                                 The Waiving Borrower hereby waives any right it may now or hereafter have to require the beneficiary, assignee or other secured party under such Loan Document, as a condition to the exercise of any remedy or other right against it thereunder or under any other Loan Document executed by the Waiving Borrower in connection with the Other Borrower Secured Obligation: (i) to proceed against the other Borrower or any other person, or against any other collateral assigned to Fannie Mae by either Borrower or any other person; (ii) to pursue any other right or remedy in Fannie Mae’s power; (iii) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Fannie Mae by the other  Borrower or any other person (other than the Waiving Borrower), or otherwise to comply with Section 9615 of the California Commercial Code (as modified or recodified from time to time) with respect to any such personal property collateral located in the State of California; or (iv) to make or give (except as otherwise expressly provided in the Security Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with the Other Borrower Secured Obligation or any collateral (other than the Collateral described in such Security Document) for the Other Borrower Secured Obligation.

(b)                                 The Waiving Borrower hereby waives any defense it may now or hereafter have that relates to: (i) any disability or other defense of the other Borrower or any other person; (ii) the cessation, from any cause other than full performance, of the Other Borrower Secured Obligation; (iii) the application of the proceeds of the Other Borrower Secured Obligation, by the other Borrower or any other person, for purposes other than the purposes represented to the Waiving Borrower by the other Borrower or otherwise intended or understood by the Waiving Borrower or the other Borrower; (iv) any act or omission by Fannie Mae which directly or indirectly results in or contributes to the release of the other Borrower or any other person or any collateral for any Other Borrower Secured Obligation; (v) the unenforceability or invalidity of any Security Document or other Borrower Loan Document (other than the Security Instrument or Reimbursement Mortgage executed by the Waiving Borrower that secures the Other Borrower Secured Obligation) or guaranty with respect to any Other Borrower Secured Obligation, or the lack of perfection or continuing perfection or lack of priority of any Lien (other than the Lien of such Security Instrument) which secures any Other Borrower Secured Obligation; (vi) any failure of Fannie Mae to marshal assets in favor of the Waiving Borrower or any other person; (vii) any modification of any Other Borrower Secured Obligation, including any renewal, extension, acceleration or increase in interest rate; (viii) any and all rights and defenses arising out of an election of remedies by Fannie Mae, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Waiving Borrower’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (ix) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (x) any failure of Fannie Mae to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (xi) the election by Fannie Mae, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code; (xii) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code; (xiii) any use of cash collateral under Section 363 of the Bankruptcy Code; or (xiv) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person.  The Waiving Borrower further waives any and all rights and defenses that it may have because the Other Borrower Secured Obligation is secured by real property; this means, among other things, that:  (A) Fannie Mae may collect from the Waiving Borrower without first foreclosing on any real or personal property collateral pledged by the other Borrower; (B) if Fannie Mae forecloses on any real property collateral pledged by the other Borrower, then (1) the amount of the Other Borrower Secured Obligation  may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Fannie Mae may foreclose on the real property encumbered by the Security Instrument executed by the Waiving Borrower and securing the Other Borrower Secured Obligation even if Fannie Mae, by foreclosing on the real property collateral of the Other Borrower, has destroyed any right the Waiving Borrower may have to collect from the Other Borrower.  Subject to the last sentence of Section 12.03, the foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses the Waiving Borrower may have because the Other Borrower Secured Obligation is secured by real property.  These rights and defenses being waived by the Waiving Borrower include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.  Without limiting the generality of the foregoing or any other provision hereof, the Waiving Borrower further expressly waives, except as provided in Section 12.04(g) below, to the extent permitted by law any and all rights and defenses, which might otherwise be available to it under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.

(c)                                  The Waiving Borrower hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so the Security Instrument executed by the Waiving Borrower and securing the Other Borrower Secured Obligation shall be and remain in full force and effect even if the other Borrower had no liability at the time of incurring the Other Borrower Secured Obligation, or thereafter ceases to be liable.  The Waiving Borrower hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so the Waiving Borrower’s liability may be larger in amount and more burdensome than that of the other Borrower.  The Waiving Borrower hereby waives the benefit of all principles or provisions of law, which are or might be in conflict with the terms of any of its waivers, and agrees that the Waiving Borrower’s waivers shall not be affected by any circumstances, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor.  The Waiving Borrower hereby waives the benefits of any right of discharge and all other rights under any and all statutes or other laws relating to guarantors or sureties, to the fullest extent permitted by law, diligence in collecting the Other Borrower Secured Obligation, presentment, demand for payment, protest, all notices with respect to the Other Borrower Secured Obligation, which may be required by statute, rule of law or otherwise to preserve Fannie Mae’s rights against the Waiving Borrower hereunder, including notice of acceptance, notice of any amendment of the Loan Documents evidencing the Other Borrower Secured Obligation, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, notice of the incurring by the other Borrower of any obligation or indebtedness and all rights to require Fannie Mae to (i) proceed against the other Borrower, (ii) proceed against any general partner of the other Borrower, (iii) proceed against or exhaust any collateral held by Fannie Mae to secure the Other Borrower Secured Obligation, or (iv) if the other Borrower is a partnership, pursue any other remedy it may have against the other Borrower or any general partner of the other Borrower, including any and all benefits under California Civil Code Sections 2845, 2849 and 2850.

(d)                                 The Waiving Borrower understands that the exercise by Fannie Mae of certain rights and remedies contained in a Security Instrument executed by the other Borrower (such as a nonjudicial foreclosure sale) may affect or eliminate the Waiving Borrower’s right of subrogation against the other Borrower and that the Waiving Borrower may therefore incur a partially or totally nonreimburseable liability.  Nevertheless, the Waiving Borrower hereby authorizes and empowers Fannie Mae to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of the Waiving Borrower that its waivers shall be absolute, independent and unconditional under any and all circumstances.

(e)                                  In accordance with Section 2856 of the California Civil Code, the Waiving Borrower also waives any right or defense based upon an election of remedies by Fannie Mae, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Fannie Mae to secure repayment of the Other Borrower Secured Obligation) destroys or otherwise impairs the subrogation rights of the Waiving Borrower to any right to proceed against the other Borrower for reimbursement, or both, by operation of Section 580d of the California Code of Civil Procedure or otherwise.

(f)                                   In accordance with Section 2856 of the California Civil Code, the Waiving Borrower waives any and all other rights and defenses available to the Waiving Borrower by reason of Sections 2787 through 2855, inclusive, of the California Civil Code, including any and all rights or defenses the Waiving Borrower may have by reason of protection afforded to the other Borrower with respect to the Other Borrower Secured Obligation pursuant to the antideficiency or other laws of the State of California limiting or discharging the Other Borrower Secured Obligation, including Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure.

(g)                                  In accordance with Section 2856 of the California Civil Code and pursuant to any other Applicable Law, the Waiving Borrower agrees to withhold the exercise of any and all subrogation, contribution and reimbursement rights against Borrower, against any other person, and against any collateral or security for the Other Borrower Secured Obligation, including any such rights pursuant to Sections 2847 and 2848 of the California Civil Code, until the Other Borrower Secured Obligation has been indefeasibly paid and satisfied in full, all obligations owed to Fannie Mae under the Loan Documents have been fully performed, and Fannie Mae have released, transferred or disposed of all of their right, title and interest in such collateral or security.

(h)                                 Each Borrower hereby irrevocably and unconditionally agrees that in the event that, notwithstanding Section 12.04(g) hereof, to the extent its agreement and waiver set forth in Section 12.04(g) is found by a court of competent jurisdiction to be void or voidable for any reason and such Borrower has any subrogation or other rights against any other Borrower, any such claims, direct or indirect, that such Borrower may have by subrogation rights or other form of reimbursement, contribution or indemnity, against any other Borrower or to any security or any such Borrower, shall be and such rights, claims and indebtedness are hereby deferred, postponed and fully subordinated in time and right of payment to the prior payment, performance and satisfaction in full of the Obligations.  Until payment and performance in full with interest (including post-petition interest in any case under any chapter of the Bankruptcy Code) of the Obligations, each Borrower agrees not to accept any payment, or satisfaction of any kind, of Indebtedness of any other Borrower in respect of any such subrogation rights arising by virtue of payments made pursuant to this Article 12, and hereby assigns such rights or indebtedness to Fannie Mae, including the right to file proofs of claim and to vote thereon in connection with any case under any chapter of the Bankruptcy Code, including the right to vote on any plan of reorganization.  In the event that any payment on account of any such subrogation rights shall be received by any Borrower in violation of the foregoing, such payment shall be held in trust for the benefit of Fannie Mae, and any amount so collected should be turned over to Fannie Mae for application to the Obligations.

(i)                                     At any time without notice to the Waiving Borrower, and without affecting or prejudicing the right of Fannie Mae to proceed against the Collateral described in any Loan Document executed by the Waiving Borrower and securing the Other Borrower Secured Obligation, (i) the time for payment of the principal of or interest on, or the performance of, the Other Borrower Secured Obligation may be extended or the Other Borrower Secured Obligation may be renewed in whole or in part; (ii) the time for the other Borrower’s performance of or compliance with any covenant or agreement contained in the Loan Documents evidencing the Other Borrower Secured Obligation, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (iii) the maturity of the Other Borrower Secured Obligation may be accelerated as provided in the related Note or any other related Loan Document; (iv) the related Note or any other related Loan Document may be modified or amended by Fannie Mae and the other Borrower in any respect, including an increase in the principal amount; and (v) any security for the Other Borrower Secured Obligation may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Other Borrower Secured Obligation.

(j)                                    It is agreed among each Borrower and Fannie Mae that all of the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the Loan Documents and that but for the provisions of this Article 12 and such waivers Fannie Mae would decline to enter into this Agreement.

(k)                                 Waiving Borrower represents and warrants having established with other Borrower adequate means of obtaining, on an ongoing basis, such information as waiving Borrower may require concerning all matters bearing on the risk of nonpayment or nonperformance of the Obligations.  Waiving Borrower assumes sole, continuing responsibility for obtaining such information from sources other than from Fannie Mae.  Fannie Mae has no duty to provide any information to Waiving Borrower.

Section 12.05.                                Joint and Several Obligation; Cross-Guaranty.

Notwithstanding anything contained in this Agreement or the other Loan Documents to the contrary (but subject to the last sentence of Section 12.02 and the provisions of Section 12.12), each Borrower shall have joint and several liability for all Obligations of the Loan secured by such Borrower’s Collateral Pool.  Notwithstanding the intent of all of the parties to this Agreement that all Obligations of each Borrower with respect to a Collateral Pool under this Agreement and the other Borrower Loan Documents shall be joint and several Obligations of each Borrower subject to such Collateral Pool, each Borrower, on a joint and several basis, hereby irrevocably guarantees to Fannie Mae and its successors and assigns, the full and prompt payment of the Loan secured by such Borrower’s Collateral Pool (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations secured by such Borrower’s Collateral Pool owed or hereafter owing to Fannie Mae by each other Borrower owning a Mortgaged Property subject to the same Collateral Pool.  Each Borrower agrees that its guaranty obligation hereunder is an unconditional guaranty of payment and performance and not merely a guaranty of collection.  The Obligations of each Borrower under this Agreement shall not be subject to any counterclaim, set-off, recoupment, deduction, cross-claim or defense based upon any claim any Borrower may have against Fannie Mae or any other Borrower.

Section 12.06.                                No Impairment.

Each Borrower agrees that the provisions of this Article 12 are for the benefit of Fannie Mae and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Fannie Mae, the obligations of such other Borrower under the Loan Documents.

Section 12.07.                                Election of Remedies.

(a)                                 Fannie Mae, in its discretion, may (i) bring suit against any one or more Collateral Pool Borrower, jointly and severally, without any requirement that Fannie Mae first proceed against any other Borrower or any other Person; (ii) compromise or settle with any one or more Borrower, or any other Person, for such consideration as Fannie Mae may deem proper; (iii) release one or more Borrower, or any other Person, from liability; and (iv) otherwise deal with any Borrower and any other Person, or any one or more of them, in any manner, or resort to any of the Collateral at any time held by it for performance of the Obligations or any other source or means of obtaining payment of the Obligations, and no such action shall impair the rights of Fannie Mae to collect from any Borrower any amount guaranteed by any Borrower under this Article 12.

(b)                                 If, in the exercise of any of its rights and remedies, Fannie Mae shall forfeit any of its rights or remedies, including its rights to enter a deficiency judgment against any Collateral Pool Borrower or any other Person, whether because of any Applicable Laws pertaining to “election of remedies” or the like, each Collateral Pool Borrower hereby consents to such action by Fannie Mae and waives any claim based upon such action, even if such action by Fannie Mae shall result in a full or partial loss or any rights of subrogation which each such Borrower might otherwise have had but for such action by Fannie Mae.  Any election of remedies which results in the denial or impairment of the right of Fannie Mae to seek a deficiency judgment against any Collateral Pool Borrower shall not impair any other such Collateral Pool Borrower’s obligation to pay the full amount of the Obligations secured by the applicable Collateral Pool.  In the event Fannie Mae shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or any of the Loan Documents, Fannie Mae may bid all or less than the amount of the Obligations secured by the applicable Collateral Pool and the amount of such bid need not be paid by Fannie Mae but shall be credited against the Obligations secured by the applicable Collateral Pool.  The amount of the successful bid at any such sale, whether Fannie Mae or any other party is the successful bidder, shall be conclusively deemed to be fair market value of the Collateral secured by the applicable Collateral Pool and the difference between such bid amount and the remaining balance of the Obligations secured by the applicable Collateral Pool shall be conclusively deemed to be amount of the Obligations secured by the applicable Collateral Pool guaranteed under this Article 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Fannie Mae might otherwise be entitled but for such bidding at any such sale.

Section 12.08.                                Subordination of Other Obligations.

(a)                                 Each Borrower hereby irrevocably and unconditionally agrees that all amounts payable from time to time to such Borrower by any other Borrower pursuant to any agreement, whether secured or unsecured, whether of principal, interest or otherwise, other than the amounts referred to in this Article 12 (collectively, the “Subordinated Obligations”), shall be and such rights, claims and indebtedness are, hereby deferred, postponed and fully subordinated in time and right of payment to the prior payment, performance and satisfaction in full of the Obligations; provided, however, that payments may be received by any Borrower in accordance with, and only in accordance with, the provisions of Section 12.08(b) hereof.

(b)                                 Until the Obligations under all the Loan Documents and the Guaranty have been finally paid in full or fully performed and all the Loan Documents and the Guaranty for such Collateral Pool have been terminated, each such Collateral Pool Borrower irrevocably and unconditionally agrees it will not ask, demand, sue for, take or receive, directly or indirectly, by set-off, redemption, purchase or in any other manner whatsoever, any payment with respect to, or any security or guaranty for, the whole or any part of the Subordinated Obligations, and in issuing documents, instruments or agreements of any kind evidencing the Subordinated Obligations, each such Collateral Pool Borrower hereby agrees that it will not receive any payment of any kind on account of the Subordinated Obligations, so long as any of the Obligations under all the Loan Documents and the Guaranty are outstanding or any of the terms and conditions of any of the Loan Documents and the Guaranty are in effect; provided, however, that, notwithstanding anything to the contrary contained herein, if no Potential Event of Default or Event of Default or any other event or condition which would constitute an Event of Default after notice or lapse of time or both has occurred and is continuing under any of the Loan Documents and the Guaranty pertaining to such Collateral Pool, then (i) payments may be received by such Borrower in respect of the Subordinated Obligations in accordance with the stated terms thereof, and (ii) each such Borrower and Guarantor shall be permitted to make distributions in accordance with the terms of the applicable Organizational Documents.  Except as aforesaid, each Borrower agrees not to accept any payment or satisfaction of any kind of indebtedness of any other Borrower in respect of the Subordinated Obligations and hereby assigns such rights or indebtedness to Fannie Mae, which assignment shall be of no further force and effect upon full satisfaction of the Obligations, including the right to file proofs of claim and to vote thereon in connection with any case under any chapter of the Bankruptcy Code, including the right to vote on any plan of reorganization.  In the event that any payment on account of Subordinated Obligations shall be received by any Borrower in violation of the foregoing, such payment shall be held in trust for the benefit of Fannie Mae, and any amount so collected shall be turned over to Fannie Mae upon demand.

Section 12.09.                                Insolvency and Liability of Other Borrower.

So long as any of the Obligations are outstanding with respect to the applicable Collateral Pool, if a petition under any chapter of the Bankruptcy Code is filed by or against any Collateral Pool Borrower (the “Subject Borrower” for the purposes of Section 12.09, Section 12.10, Section 12.11 and Section 12.12 of this Agreement), each other Collateral Pool Borrower subject to such Collateral Pool (each, an “Other Borrower” for the purposes of Section 12.09, Section 12.10, Section 12.11 and Section 12.12 of this Agreement) agrees to file all claims against the Subject Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in connection with indebtedness owed by the Subject Borrower and to assign to Fannie Mae all rights thereunder up to the amount of such indebtedness, which assignment shall be of no further force and effect upon full satisfaction of the Obligations.  In all such cases, the Person or Persons authorized to pay such claims shall pay to Fannie Mae the full amount thereof and Fannie Mae agrees to pay such Other Borrower any amounts received in excess of the amount necessary to pay the Obligations of the Loan secured by such Borrower’s Mortgaged Property.  Each Other Borrower hereby assigns to Fannie Mae all of such Borrower’s rights to all such payments to which such Other Borrower would otherwise be entitled but not to exceed the full amount of the Obligations.  In the event that, notwithstanding the foregoing, any such payment shall be received by any Other Borrower before the Obligations shall have been finally paid in full, such payment shall be held in trust for the benefit of and shall be paid over to Fannie Mae upon demand.  Furthermore, notwithstanding the foregoing, the liability of each Borrower hereunder shall in no way be affected by:

(a)                                 the release or discharge of any Other Borrower in any creditors’, receivership, bankruptcy or other proceedings; or

(b)                                 the impairment, limitation or modification of the liability of any Other Borrower or the estate of any Other Borrower in bankruptcy resulting from the operation of any present or future provisions of any chapter of the Bankruptcy Code or other statute or from the decision in any court.

Section 12.10.                                Preferences, Fraudulent Conveyances, Etc.

If Fannie Mae is required to refund (and actually refunds), or voluntarily refunds, any payment received from any Borrower because such payment is or may be avoided, invalidated, declared fraudulent, set aside or determined to be void or voidable as a preference, fraudulent conveyance, impermissible setoff or a diversion of trust funds under the bankruptcy laws or for any similar reason, including without limitation any judgment, order or decree of any court or administrative body having jurisdiction over any Borrower or any of its property, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, or any statement or compromise of any claim effected by Fannie Mae with any Borrower or any other claimant (a “Rescinded Payment”), then each Other Borrower’s liability to Fannie Mae shall continue in full force and effect, or each Other Borrower’s liability to Fannie Mae shall be reinstated and renewed, as the case may be, with the same effect and to the same extent as if the Rescinded Payment had not been received by Fannie Mae, notwithstanding the cancellation or termination of any of the Loan Documents, and regardless of whether Fannie Mae contested the order requiring the return of such payment.  In addition, each Other Borrower shall pay, or reimburse Fannie Mae for, all expenses (including all reasonable attorneys’ fees, court costs and related disbursements) incurred by Fannie Mae in the defense of any claim that a payment received by Fannie Mae in respect of all or any part of the Obligations must be refunded.  The provisions of this Section 12.10 shall survive the termination of the Borrower Loan Documents and any satisfaction and discharge of any Borrower by virtue of any payment, court order or any federal or state law.

Section 12.11.                                Maximum Liability of Each Borrower.

Notwithstanding anything contained in this Agreement or any of the Loan Documents to the contrary, if the obligations of any Borrower under this Agreement or any of the other Loan Documents or any Security Instruments granted by any Borrower are determined to exceed the reasonably equivalent value received by such Borrower in exchange for such obligations or grant of such Security Instruments under any Fraudulent Transfer Law (as hereinafter defined), then such liability of such Borrower shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under this Agreement or all the Other Loan Documents subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of Indebtedness to any Other Borrower or any other Person that is an Affiliate of the Other Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Borrower in respect of the Obligations) and after giving effect (as assets) to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Borrower pursuant to Applicable Law or pursuant to the terms of any agreement including the Contribution Agreement.

Section 12.12.                                Liability Cumulative.

The liability of each Borrower under this Article 12 is in addition to and shall be cumulative with all liabilities of such Borrower to Fannie Mae under this Agreement and all the other Loan Documents to which such Borrower is a party or in respect of any Obligations of any Other Borrower.

ARTICLE 13
MISCELLANEOUS PROVISIONS

Section 13.01.                                Counterparts.

To facilitate execution, this Agreement may be executed in any number of counterparts.  It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one (1) or more counterparts.  All counterparts shall collectively constitute a single agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

Section 13.02.                                Amendments, Changes and Modifications.

This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by all of the parties hereto.

Section 13.03.                                Payment of Costs, Fees and Expenses.

The applicable Collateral Pool Borrower shall pay, on demand, all reasonable third-party out-of-pocket fees, costs, charges or expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) incurred by Fannie Mae in connection with:

(a)                                 Any amendment, consent, review or waiver to or requested under this Agreement or any of the Loan Documents and the Guaranty (whether or not any such amendments, consents or waivers are entered into) for such Collateral Pool.

(b)                                 Defending or participating in any litigation arising from actions by third parties and brought against or involving Fannie Mae with respect to (i) any Mortgaged Property in such Collateral Pool, (ii) any event, act, condition or circumstance in connection with any Mortgaged Property in such Collateral Pool, or (iii) the relationship between Fannie Mae and such Borrower and Guarantor in connection with this Agreement or any of the transactions contemplated by this Agreement.

(c)                                  The administration or enforcement of, or preservation of rights or remedies under, this Agreement or any other Loan Documents and the Guaranty or in connection with the foreclosure upon, sale of or other disposition of any Collateral granted pursuant to the Loan Documents and the Guaranty.

The applicable Collateral Pool Borrower shall also pay, on demand, any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution, delivery, filing, recordation, performance or enforcement of any of the Loan Documents and the Guaranty or the Loans.  However, such Borrower will not be obligated to pay any franchise, excise, estate, inheritance, income, excess profits or similar tax on Fannie Mae.  Any attorneys’ fees and expenses payable by such Borrower pursuant to this Section 13.03 shall be recoverable separately from and in addition to any other amount included in such judgment, and such obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.  Any amounts payable by Borrower pursuant to this Section 13.03, with interest thereon if not paid when due, shall become additional Indebtedness of such Borrower secured by the Loan Documents evidencing the Loan secured by Borrower’s Mortgaged Property.  Such amounts shall bear interest from the date such amounts are due until paid in full at the weighted average, as determined by Fannie Mae, of the interest rates in effect from time to time for each Loan unless collection from such Borrower of interest at such rate would be contrary to Applicable Law, in which event such amounts shall bear interest at the highest rate which may be collected from such Borrower under Applicable Law.  The provisions of this Section 13.03 are cumulative with, and do not exclude the application and benefit to Fannie Mae of, any provision of any other Loan Document relating to any of the matters covered by this Section 13.03.

Section 13.04.                                Payment Procedure.

All payments to be made to Fannie Mae pursuant to this Agreement or any of the Loan Documents and the Guaranty shall be made in lawful currency of the United States of America and in immediately available funds by wire transfer to an account designated by Fannie Mae before 1:00 p.m. (Eastern Standard Time or Eastern Daylight Time, as applicable) on the date when due.

Section 13.05.                                Payments on Business Days.

In any case in which the date of payment to Fannie Mae or the expiration of any time period hereunder occurs on a day which is not a Business Day, then, unless expressly otherwise provided, such payment or expiration of such time period need not occur on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the day of maturity or expiration of such period, except that interest shall continue to accrue for the period after such date to the next Business Day.

Section 13.06.                                Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial.

NOTWITHSTANDING ANYTHING IN THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS AND THE GUARANTY TO THE CONTRARY, EACH OF THE TERMS AND PROVISIONS, AND RIGHTS AND OBLIGATIONS OF BORROWER UNDER THIS AGREEMENT AND THE NOTES, GUARANTOR UNDER THE GUARANTY, AND BORROWER AND GUARANTOR UNDER THE OTHER LOAN DOCUMENTS AND THE GUARANTY, SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA (EXCLUDING THE LAW APPLICABLE TO CONFLICTS OR CHOICE OF LAW) EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO (i) THE CREATION, PERFECTION AND FORECLOSURE OF LIENS AND SECURITY

INTERESTS, AND ENFORCEMENT OF THE RIGHTS AND REMEDIES, AGAINST THE MORTGAGED PROPERTIES, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED, (ii) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF SECURITY INTERESTS ON PERSONAL PROPERTY (OTHER THAN DEPOSIT ACCOUNTS), WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION DETERMINED BY THE CHOICE OF LAW PROVISIONS OF THE UNIFORM COMMERCIAL CODE IN EFFECT FOR THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED AND (iii) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF DEPOSIT ACCOUNTS, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE DEPOSIT ACCOUNT IS LOCATED.  BORROWER AND GUARANTOR AGREE THAT ANY CONTROVERSY ARISING UNDER OR IN RELATION TO THE NOTES, THE SECURITY DOCUMENTS (OTHER THAN THE SECURITY INSTRUMENTS) OR ANY OTHER LOAN DOCUMENT SHALL BE, EXCEPT AS OTHERWISE PROVIDED HEREIN, LITIGATED IN DISTRICT OF COLUMBIA.  THE LOCAL AND FEDERAL COURTS AND AUTHORITIES WITH JURISDICTION IN DISTRICT OF COLUMBIA SHALL, EXCEPT AS OTHERWISE PROVIDED HEREIN, HAVE JURISDICTION OVER ALL CONTROVERSIES WHICH MAY ARISE UNDER OR IN RELATION TO THE LOAN DOCUMENTS AND THE GUARANTY, INCLUDING THOSE CONTROVERSIES RELATING TO THE EXECUTION, JURISDICTION, BREACH, ENFORCEMENT OR COMPLIANCE WITH THE NOTES, THE SECURITY DOCUMENTS (OTHER THAN THE SECURITY INSTRUMENTS) OR ANY OTHER ISSUE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS AND THE GUARANTY.  BORROWER AND GUARANTOR IRREVOCABLY CONSENT TO SERVICE, JURISDICTION, AND VENUE OF SUCH COURTS FOR ANY LITIGATION ARISING FROM THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS AND THE GUARANTY, AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE.  NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST BORROWER AND GUARANTOR AND AGAINST THE COLLATERAL IN ANY OTHER JURISDICTION IN WHICH ANY MORTGAGED PROPERTY IS LOCATED.  INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY OTHER PERMITTED JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF DISTRICT OF COLUMBIA SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF BORROWER AND GUARANTOR AND LENDER AS PROVIDED HEREIN OR THE SUBMISSION HEREIN BY BORROWER AND GUARANTOR TO PERSONAL JURISDICTION WITHIN THE DISTRICT OF COLUMBIA.  BORROWER, GUARANTOR AND LENDER (A) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER ANY OF THE LOAN DOCUMENTS AND THE GUARANTY TRIABLE BY A JURY AND (B) WAIVE ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST.  THIS WAIVER IS INTENDED TO ENCOMPASS

INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE.  FURTHER, BORROWER AND GUARANTOR HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF LENDER (INCLUDING, BUT NOT LIMITED TO, LENDER’S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER OR GUARANTOR THAT LENDER WILL NOT SEEK TO ENFORCE THE PROVISIONS OF THIS SECTION 13.06. THE FOREGOING PROVISIONS WERE KNOWINGLY, WILLINGLY AND VOLUNTARILY AGREED TO BY BORROWER AND GUARANTOR UPON CONSULTATION WITH INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWER’S AND GUARANTOR’S FREE WILL.

Section 13.07.                                Severability.

In the event any provision of this Agreement or in any other Loan Document shall be held invalid, illegal or unenforceable in any jurisdiction, such provision will be severable from the remainder hereof as to such jurisdiction and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired in any jurisdiction.

Section 13.08.                                Notices.

(a)                                 Manner of Giving Notice.  Each notice, direction, certificate or other communication hereunder (in this Section 13.08 referred to collectively as “notices” and singly as a “notice”) which any party is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if:

(i)                                     personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered);

(ii)                                  sent by Federal Express (or other similar reputable overnight courier) designating morning delivery (any notice so delivered shall be deemed to have been received on the Business Day it is delivered by the courier);

(iii)                               sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted, and the telephone number of the recipient’s telecopier or facsimile machine (to be confirmed with a copy thereof sent in accordance with paragraphs (i) or (ii) above within two (2) Business Days) (any notice so delivered shall be deemed to have been received (A) on the date of transmission, if so transmitted before 5:00 p.m. (local time of the recipient) on a Business Day, or (B) on the next Business Day, if so transmitted on or after 5:00 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day);

addressed to the parties as follows:

As to each Borrower:                              AvalonBay Communities, Inc.

1499 Post Road
Fairfield, CT  06824

Attention:                                         Joanne M. Lockridge

Telecopy:                                          (203) 926-9733

with a copy to:                                                               AvalonBay Communities, Inc.

Ballston Tower
671 N. Glebe Road, Suite 800
Arlington, VA 22203.

Attention:                                         General Counsel

Telecopy:                                          (703) 329-4830

And with a copy to:                                     Womble Carlyle Sandridge & Rice, LLP

1200 19th Street, NW, Suite 500

Washington, DC 20036

Attention:                                         Pamela V. Rothenberg, Esq.

Telecopy:                                          (202) 261-0022

As to Servicer:                                                                  Wells Fargo Multifamily Capital, Inc.

375 Park Avenue

Mail Code NY 4060

New York, New York  10152

Attention:                                         David S. Kaplan

Telecopy:                                          (212) 214-8461

As to Fannie Mae:                                            Fannie Mae

3900 Wisconsin Avenue, N.W.

Washington, D.C. 20016-2899

Attention:                                         Vice President for Multifamily Asset

Management

Telecopy No.:  (301) 280 2064

with a copy to:                                                               Arent Fox LLP

1675 Broadway

New York, NY  10019

Attention:  David L. Dubrow, Esq.

Telephone:  (212) 484-3957

Facsimile.: (212) 484-3990

(b)                                 Change of Notice Address.  Any party may, by notice given pursuant to this Section 13.08, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt.  Each party agrees that it shall not refuse or reject delivery of any notice given hereunder, that it shall acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service, the courier service or facsimile.

Section 13.09.                                Further Assurances and Corrective Instruments.

(a)                                 Further Assurances.  To the extent permitted by law, the parties hereto agree that they shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as Fannie Mae, Borrower may reasonably request and as may be required in the opinion of Fannie Mae or its counsel to effectuate the intention of or facilitate the performance of this Agreement or any Loan Document.

(b)                                 Further Documentation.  Without limiting the generality of subsection (a), in the event any further documentation or information is required by Fannie Mae to correct patent mistakes in the Loan Documents and the Guaranty, materials relating to the Title Insurance Policies or the funding of the Loans, Borrower shall provide, or cause to be provided to Fannie Mae, at its cost and expense, such documentation or information.  Borrower shall execute and deliver to Fannie Mae such documentation, including any amendments, corrections, deletions or additions to the Notes, the Security Instruments or the other Loan Documents and the Guaranty as is reasonably required by Fannie Mae.

Section 13.10.                                Term of this Agreement.

This Agreement shall continue in effect until the Facility Termination Date.

Section 13.11.                                Assignments; Third-Party Rights.

No Borrower shall assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of Fannie Mae.  Fannie Mae may assign its rights and obligations under this Agreement separately or together, without Borrower’s consent.

Section 13.12.                                Headings.

Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 13.13.                                General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in Appendix I and elsewhere in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) references herein to “Articles,” “Sections,” “subsections,” “paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or Schedule is attached is a reference to an Exhibit or Schedule to this Agreement; (vi) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (vii) the word “including” means “including, but not limited to.”

Section 13.14.                                Interpretation.

The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement and the Loan Documents and the Guaranty.  Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Agreement and the Loan Documents and the Guaranty or any amendment or supplement or exhibit hereto or thereto.

Section 13.15.                                Standards for Decisions, Etc.

Unless otherwise provided herein, if Fannie Mae’s approval is required for any matter hereunder, such approval may be granted or withheld in Fannie Mae’s sole and absolute discretion.  Unless otherwise provided herein, if Fannie Mae’s designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such designation, determination, selection, estimate, action or decision shall be made in Fannie Mae’s sole and absolute discretion.

Section 13.16.                                Decisions in Writing.

Any approval, designation, determination, selection, action or decision of Fannie Mae or Borrower must be in writing to be effective.

Section 13.17.                                Supersedes Original Agreement.

This Agreement amends and restates the Original Agreement in its entirety as it relates to the Loans.  The Other Loans are governed by a separate Master Credit Facility Agreement of even date herewith, which agreement amends and restates the Original Agreement in its entirety as it relates to the Other Loans.  The Original Agreement is of no further force and effect.

Section 13.18.                                USA Patriot Act.

Fannie Mae hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Fannie Mae to identify each Borrower in accordance with such Act.

Section 13.19.                                All Asset Filings.

If Fannie Mae believes that an “all-asset” collateral description, as contemplated by Section 9-504(2) of the UCC, is appropriate as to any Collateral under any Loan Document, Fannie Mae is irrevocably authorized to use such a collateral description, whether in one or more separate filings or as part of the collateral description in a filing that particularly describes the Collateral.

Section 13.20.                                Ratification; Conflict.

Except as expressly terminated or amended by the provisions of this Agreement or any other documents executed in connection with this Agreement, and except for the Original Agreement (which is amended and restated in its entirety by this Agreement as relates to the Loans), all of the Loan Documents (as defined in the Original Agreement) relating to the Loans or the Collateral Pools secured by the Loans remain in full force and effect.  If any provision of this Agreement is in conflict with any provision of any other Loan Document, the provision contained in this Agreement shall control and such conflicting provision or provisions of such other Loan Document shall be deemed to be amended hereby to the extent necessary to make such other provision consistent with this Agreement in all respects; provided, however, that the following provisions of the Security Instrument shall control in the event any of them conflicts with a provision of this Agreement:  Section 4(e), 4(f), 4(g), 13, 17(a), 19(g) and 20(c).

Section 13.21.                                Special Provisions Regarding Payment of Interest on Imposition Deposits.

Notwithstanding anything in the Loan Documents to the contrary, including but not limited to Section 7(b) of each Security Instrument, Fannie Mae shall be required to pay Borrower any interest, earnings or profits on the Imposition Deposits at a rate per annum equal to the prevailing Federal Funds Target Rate less one-quarter of one percent (0.25%) and not the Federal Funds Effective Rate, as otherwise set forth in the Security Instruments.  “Federal Funds Target Rate” shall mean, for any day, the rate per annum announced by the Federal Reserve Board as the “Federal Funds Target Rate.”

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

COLLATERAL POOL 2 BORROWER:

ASN LOS FELIZ LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

COURTHOUSE HILL LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

ASN SAN JOSE LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

ASN WOODLAND HILLS EAST LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

ASN MEADOWS AT RUSSETT I LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

ASN MEADOWS AT RUSSETT II LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

ARCHSTONE OLD TOWN PASADENA LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

ARCHSTONE THOUSAND OAKS LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

ASN LA JOLLA COLONY LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

ASN WALNUT RIDGE LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

ARCHSTONE DEL MAR STATION LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

ARCHSTONE OAK CREEK I LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

		By:	/s/ Joanne M. Lockridge

	Name:	Joanne M. Lockridge
	Title:	Senior Vice President,
Finance

ARCHSTONE OAK CREEK II LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

	By:	/s/ Joanne M. Lockridge
	Name:	Joanne M. Lockridge
	Title:	Senior Vice President,
Finance

ASN PASADENA LLC, a Delaware limited liability company

By:	AVB Legacy DownREIT, LLC, a Delaware limited liability company, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its manager

	By:	/s/ Joanne M. Lockridge
	Name:	Joanne M. Lockridge
	Title:	Senior Vice President,
Finance

COLLATERAL POOL 6 BORROWER:

AVB TUNLAW GARDENS, LLC, a Delaware limited liability company

By:	AvalonBay Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Joanne M. Lockridge
	Name:	Joanne M. Lockridge
	Title:	Senior Vice President, Finance

AVB GLOVER PARK, LLC, a Delaware limited liability company

By:	AvalonBay Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Joanne M. Lockridge
	Name:	Joanne M. Lockridge
	Title:	Senior Vice President, Finance

ASN MOUNTAIN VIEW LLC, a Delaware limited liability company

By:	AvalonBay Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Joanne M. Lockridge
	Name:	Joanne M. Lockridge
	Title:	Senior Vice President, Finance

ASN LONG BEACH LLC, a Delaware limited liability company

By:	AvalonBay Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Joanne M. Lockridge
	Name:	Joanne M. Lockridge
	Title:	Senior Vice President, Finance

ARCHSTONE OAKWOOD TOLUCA HILLS LLC, a Delaware limited liability company

By:	AvalonBay Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Joanne M. Lockridge
	Name:	Joanne M. Lockridge
	Title:	Senior Vice President, Finance

ARCHSTONE OAKWOOD ARLINGTON LLC, a Delaware limited liability company

By:	AvalonBay Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Joanne M. Lockridge
	Name:	Joanne M. Lockridge
	Title:	Senior Vice President, Finance

ARCHSTONE OAKWOOD PHILADELPHIA LLC, a Delaware limited liability company

By:	AVB Pennsylvania Realty Trust, a Maryland business trust, its sole member

	By:	AvalonBay Communities, Inc., a Maryland corporation, its sole member

		By:	/s/ Joanne M. Lockridge
		Name:	Joanne M. Lockridge
		Title:	Senior Vice President,
Finance

ASN THOUSAND OAKS PLAZA LLC, a Delaware limited liability company

By:	AvalonBay Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Joanne M. Lockridge
	Name:	Joanne M. Lockridge
	Title:	Senior Vice President, Finance

ASN QUINCY LLC, a Delaware limited liability company

By:	AvalonBay Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Joanne M. Lockridge
	Name:	Joanne M. Lockridge
	Title:	Senior Vice President, Finance

LENDER:

FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States

By:	/s/ Manuel Menendez, Jr.
Name:	Manuel Menendez, Jr.
Title:	Senior Vice President

SCHEDULE I

BORROWERS

POOL 2

ASN La Jolla Colony LLC

ASN Los Feliz LLC

Archstone Old Town Pasadena LLC

Archstone Thousand Oaks LLC

ASN Walnut Ridge LLC

Archstone Del Mar Station LLC

Archstone Oak Creek I LLC

Archstone Oak Creek II LLC

Courthouse Hill LLC

ASN Pasadena LLC

ASN San Jose LLC

ASN Woodland Hills East LLC

ASN Meadows at Russett I LLC

ASN Meadows at Russett II LLC

POOL 6

ASN Thousand Oaks Plaza LLC

AVB Tunlaw Gardens, LLC

AVB Glover Park, LLC

ASN Mountain View LLC

Archstone Oakwood Arlington LLC

Archstone Oakwood Philadelphia LLC

Archstone Oakwood Toluca Hills LLC

ASN Long Beach LLC

ASN Quincy LLC

Schedule I-1

EXHIBIT A TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

SCHEDULE OF COLLATERAL POOL BORROWERS, INITIAL MORTGAGED PROPERTIES,

COLLATERAL POOLS, INITIAL LOANS AND INITIAL VALUATIONS

Property Number	Borrower Name	Mortgaged Property	Property Address	Initial Valuation
COLLATERAL POOL 2: $692,191,792 Loan to such Collateral Pool (UPB as of Effective Date)
	ASN Los Feliz LLC	Archstone Los Feliz	3100 Riverside Drive Los Angeles, CA	$65,514,822
	Courthouse Hill LLC	Arlington Courthouse Place	1320 N. Veitch Street Arlington, VA	$212,534,700
	ASN San Jose LLC	Oakwood San Jose South	700 S. Saratoga Avenue San Jose, CA	$125,835,960
	ASN Woodland Hills East LLC	Oakwood Woodland Hills	22122 Victory Boulevard Woodland Hills, CA	$158,560,044
	ASN Meadows at Russett I LLC and ASN Meadows at Russett II LLC	Archstone Russett	8185 Scenic Meadows Drive Laurel, MD	$60,538,327
	Archstone Old Town Pasadena LLC	Archstone Old Town Pasadena	350 Del Mar Boulevard Pasadena, CA	$23,731,267
	Archstone Thousand Oaks LLC	Archstone Thousand Oaks	351 Hodencamp Road Thousand Oaks, CA	$41,513,600
	ASN La Jolla Colony LLC	Archstone La Jolla Colony	7205 Charmant Drive San Diego, CA	$41,158,038
	ASN Walnut Ridge LLC	Archstone Walnut Ridge	2992 Santos Lane Walnut Creek, CA	$31,431,453
	Archstone Del Mar Station LLC	Del Mar Station	265 Arroyo Parkway, Pasadena, CA	$115,816,311
	Oak Creek	Archstone Oak Creek I LLC and Archstone Oak Creek II LLC	29128 Oak Creek Lane, Agoura Hills, CA	$129,169,644
	Pasadena	ASN Pasadena LLC	25 South Oak Knoll Avenue, Pasadena, CA	$42,526,622
COLLATERAL POOL 6: $497,923,403 Loan to such Collateral Pool (UPB as of Effective Date)
	AVB Glover Park, LLC	Archstone Glover Park	3850 Tunlaw Road, NW Washington, DC	$35,096,781
	AVB Tunlaw Gardens, LLC	Tunlaw Gardens	3903 Davis Place, NW Washington, DC	$42,431,352
	ASN Mountain View LLC	Oakwood Mountain View	555 W. Middlefield Road Mountain View, CA	$106,465,360
	ASN Long Beach LLC	Oakwood Long Beach Marina	333 First Street Seal Beach, CA	$126,756,622
	Archstone Oakwood Toluca Hills LLC	Oakwood Toluca Hills	3600-3720 Barham Blvd. Los Angeles, CA	$246,539,844
	Archstone Oakwood Arlington LLC	Oakwood Arlington	1550 Clarendon Boulevard Arlington, VA	$62,818,840
	Archstone Oakwood Philadelphia LLC	Oakwood Philadelphia	110-116 S. 16th Street Philadelphia, PA	$15,338,661
	Thousand Oaks Plaza	ASN Thousand Oaks Plaza LLC	235 N. Conejo School Road, Thousand Oaks, CA	$42,281,422
	ASN Quincy LLC	Quincy	95 W. Squantum Street, Quincy, MA	$54,741,200

A-1

EXHIBIT B TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

[RESERVED]

B-1

EXHIBIT C TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

[RESERVED]

C-1

EXHIBIT D TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

[RESERVED]

D-1

EXHIBIT E TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

[JOINDER TO AND] CONFIRMATION OF GUARANTY

(Collateral Pool       )

THIS [JOINDER TO AND] CONFIRMATION OF GUARANTY (the “Confirmation”) is made as of the        day of                         , 20    , by                                                         , a Delaware limited partnership (“Guarantor”, [and (vii)                        (“Additional Guarantor”)], for the benefit of FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States  (“Fannie Mae”).

A.                                    Guarantor entered into or joined into that certain Guaranty (Collateral Pool     ) dated as of February [    ], 2013, for the benefit of Fannie Mae (the “Guaranty”) to guaranty the Guaranteed Obligations (as defined in the Guaranty) under that certain Master Credit Facility Agreement, dated as of February [    ], 2013 (the “Master Agreement”) by and among the borrowers set forth therein (individually and collectively, the “Borrower”), Fannie Mae and other borrowers signatory thereto.  All capitalized terms used but not defined in this Confirmation shall have the meanings ascribed to such terms in the Guaranty.  All references to Loan Documents herein shall be with respect to Collateral Pool            (the “Collateral Pool”) as further defined in the Master Agreement.

B.                                    [Borrower and Fannie Mae have modified the credit facility under the Master Agreement] OR [Additional Borrower has joined into the Master Agreement as a Borrower under Collateral Pool       ] and made certain other changes to the terms and conditions of the Master Agreement pursuant to that certain [                    ] Amendment to Master Agreement dated as of even date herewith (the “[                    ] Amendment”).] OR [Additional Guarantor owns, directly or indirectly, an ownership interest in Borrower and has agreed to join into the Guaranty as a Guarantor thereunder.]

C.                                    [As a condition to entering into the [                    ] Amendment] OR [Pursuant to the terms of the Master Agreement, Additional Guarantor is required to join into the Guaranty and] Guarantor is required to confirm its obligations under the Guaranty.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Confirmation and the Guaranty, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1.                                          Guarantor hereby [(i) acknowledges and consents to [the addition of the Additional Borrower][the joinder of the Additional Guarantor in the Guaranty] under the Master Agreement], (ii) the other changes and the terms and conditions of the Master Agreement all as set forth in the [                    ] Amendment, and (iii)] confirms to Fannie Mae that the terms and provisions (including the representations, warranties and covenants) of the Guaranty remain in full force and effect.

Section 2.                                          [FOR JOINDER OF ADDITIONAL GUARANTORS — Additional Guarantor hereby joins into the Guaranty as if it were an original Guarantor thereunder and hereby agrees that all references in the Guaranty and the Loan Documents to any Guarantor shall include the Additional Guarantor, including but not limited to, the Master Agreement and the Guarantor.  Further, any references in any Security Instrument to “Key Principal” shall be deemed to include Additional Guarantor.]

Section 3.                                          [FOR JOINDER OF ADDITIONAL GUARANTORS — The provisions of Section 25 of the Guaranty (entitled “Exculpation”) are hereby incorporated into this Confirmation by this reference to the fullest extent as if such text of such provisions was set forth in their entirety herein.]

Section 4.                                          Guarantor hereby confirms and ratifies the Loan Documents it has previously executed in connection with the Master Agreement.

Section 5.                                          This Confirmation may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Guarantor [and Additional Guarantor] [has/have] signed and delivered this Confirmation of Guaranty under seal or has caused this Confirmation of Guaranty to be signed and delivered under seal by [its/their] duly authorized representative (which representative shall have no personal liability hereunder) as of the day and year first above written.

Dated as of                                   , 20

GUARANTOR:

[INSERT GUARANTOR SIGNATURE BLOCKS]

[ADDITIONAL GUARANTOR:

INSERT ADDITIONAL GUARANTOR SIGNATURE BLOCK]

EXHIBIT F TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

COMPLIANCE CERTIFICATE

(Collateral Pool       )

The undersigned (“Borrower”) hereby certifies to FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States (“Fannie Mae”), as follows:

Section 1.                                          Master Agreement.  Borrower is a party to that certain Master Credit Facility Agreement (Term Loan), dated as of February [    ], 2013, by and among Borrower, Fannie Mae and other borrowers signatory thereto (as amended, restated, supplemented or modified from time to time, the “Master Agreement”).  This Certificate is issued pursuant to the terms of the Master Agreement.

Section 2.                                          Borrower Agent.  Pursuant to the provisions of Section 12.03 of the Master Agreement, Borrower has irrevocably designated Equity Residential as Borrower Agent under the Loan Documents.

Section 3.                                          Satisfaction of Conditions.  Borrower hereby represents, warrants and covenants to Fannie Mae that all conditions to the Request with respect to which this Certificate is issued have been satisfied.

Section 4.                                          Capitalized Terms.  All capitalized terms used but not defined in this Certificate shall have the meanings ascribed to such terms in the Master Agreement.

Section 5.                                          Limits on Personal Liability.  The provisions of Article 12 of the Master Agreement (entitled “Limits on Personal Liability”) are hereby incorporated into this Certificate by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

[Remainder of page intentionally left blank.]

F-1

IN WITNESS WHEREOF, Borrower has signed this Certificate under seal or has caused this Certificate to be signed and delivered under seal by its duly authorized representative (which representative shall have no personal liability hereunder).

Dated:                                ,

BORROWER:

[ADD EACH BORROWER FOR SUCH COLLATERAL POOL]

F-2

EXHIBIT G-1 TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

ORGANIZATIONAL CERTIFICATE

(Collateral Pool       )

(Borrower)

I, the undersigned,                                              [insert Secretary or Officer not signing the Loan Documents] hereby certify as follows:

Section 1.                                          Position.  I am an Officer of                                                   , a                                          (collectively, “Borrower”), and I am authorized to deliver this Certificate on behalf of Borrower.

Section 2.                                          Master Agreement.  Borrower entered into that certain Master Credit Facility Agreement (Term Loan), dated as of February [    ], 2013, by and among (x) Borrower and other borrowers signatory thereto, (y) FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States (“Fannie Mae”), and (z) other borrowers signatory thereto (as amended, restated or otherwise modified from time to time, the “Master Agreement”).  This Certificate is issued pursuant to the terms of the Master Agreement and the signatory hereto shall have no personal liability in connection with the execution and delivery of this Certificate.

Section 3.                                          Due Authorization of Request.  I hereby certify that no action by the members of Borrower is necessary to duly authorize the execution and delivery of, and the consummation of the transaction contemplated by the Request with respect to which this Certificate is delivered, or, if necessary, that attached as Exhibit A to this Certificate is a true copy of resolutions duly adopted by the board of directors, partners or members, as the case may be, that authorize the action.  Any such resolutions are in full force and effect and are unmodified as of the date of this Certificate.

Section 4.                                          No Changes.  Since the date of the most recent Organizational Certificate delivered to Fannie Mae, or, if there are none, since the date of the Master Agreement, there have been no changes in any of the Organizational Documents of Borrower, except as set forth in Exhibit B to this Certificate, and Borrower remains duly qualified in the jurisdictions in which it is required to be qualified under the terms of the Master Agreement.

Section 5.                                          Incumbency Certificate. One or more of the persons authorized to execute and deliver any documents required to be delivered in connection with the Request are as follows:

Name                              Office

G-1-1

Section 6.                                          Capitalized Terms.  All capitalized terms used but not defined in this Certificate shall have the meanings ascribed to such terms in the Master Agreement.

Section 7.                                          Limits on Personal Liability.  The provisions of Article 12 of the Master Agreement (entitled “Limits on Personal Liability”) are hereby incorporated into this Certificate by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

[Remainder of page intentionally left blank.]

G-1-2

Dated:

By:
Name:
	Title:	[Secretary/Officer]

G-1-3

Exhibit A

Resolutions

G-1-4

Exhibit B

Changes to Organizational Documents

None.

G-1-5

EXHIBIT G-2 TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

ORGANIZATIONAL CERTIFICATE

(Collateral Pool       )

(Guarantor)

I, the undersigned,                                          [insert Secretary or Officer not signing the Loan Documents], hereby certify as follows:

Section 1.                                          Position.  I am an Officer of AvalonBay Communities, Inc., a Maryland corporation (“Guarantor”), and I am authorized to deliver this Certificate on behalf of Guarantor.

Section 2.                                          Guaranty.  Pursuant to that certain Master Credit Facility Agreement (Term Loan) dated February [    ], 2013 (the “Master Agreement”), Guarantor entered into that certain Guaranty, dated as of February [    ], 2013, for the benefit of FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States (“Fannie Mae”) (as amended, restated or otherwise modified from time to time, the “Guaranty”).  This Certificate is issued pursuant to the terms of the Guaranty.  The signatory hereto shall have no personal liability in connection with the execution and delivery of this Certificate.

Section 3.                                          Due Authorization of Request.  I hereby certify that no action by the officers, board of directors or shareholders, as the case may be, of Guarantor is necessary to duly authorize the execution and delivery of, and the consummation of the transaction contemplated by the Request with respect to which this Certificate is delivered, or, if necessary, that attached as Exhibit A to this Certificate is a true copy of resolutions duly adopted by the officers, board of directors or shareholders, as the case may be, that authorize the action.  Any such resolutions are in full force and effect and are unmodified as of the date of this Certificate.

Section 4.                                          No Changes.  Since the date of the most recent Organizational Certificate delivered to Fannie Mae, or, if there are none, since the date of the Guaranty, there have been no changes in any of the Organizational Documents of Guarantor, except as set forth in Exhibit B to this Certificate, and Guarantor remains in existence and is duly qualified in the jurisdictions in which it is required to be qualified under the terms of the Guaranty.

Section 5.                                          Incumbency Certificate. One or more of the persons authorized to execute and deliver any documents required to be delivered by Guarantor in connection with the Request are as follows:

Name                             Office

G-2-1

Section 6.                                          Capitalized Terms.  All capitalized terms used but not defined in this Certificate shall have the meanings ascribed to such terms in the Master Agreement.

Section 7.                                          Limits on Personal Liability.  The provisions of Article 12 of the Master Agreement (entitled “Limits on Personal Liability”) are hereby incorporated into this Certificate by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

[Remainder of page intentionally left blank.]

G-2-2

Dated:

By:
Name:
	Title:	[Secretary/Officer]

G-2-3

Exhibit A

Resolutions

G-2-4

Exhibit B

Changes to Organizational Documents

None.

G-2-5

EXHIBIT H TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

ANNUAL CERTIFICATION

(Borrower)

Credit Facility:

Property Names:

The undersigned (individually and collectively, “Borrower”) certifies to FANNIE MAE the following:

1.                                      Capitalized terms used and not specifically defined in this Annual Certification (the “Certificate”) have the meanings given to such terms in the Master Credit Facility Agreement between Borrower, Fannie Mae and others, dated February 27, 2013 (as the same may be amended, restated or otherwise modified from time to time, the “Master Agreement”).

2.                                      All statements made in this Certificate and all statements and information set forth in the attachments to this Certificate are true, complete, and accurate to the best of the Borrower’s knowledge.

3.                                      Attached to this Certificate are the following with respect to calendar year               :

(a)                                 a statement of income and expenses for Borrower, dated                 ,           ; and

(b)                                 a statement of cash flows of Borrower, dated                 ,           ;

(c)                                  a Rent Roll, dated                 ,           ;

[DRAFTING NOTE: BORROWER TO PROVIDE THE ADDITIONAL ITEMS LISTED BELOW WHICH HAVE BEEN REQUESTED IN WRITING BY FANNIE MAE.]

(d)                                 a balance sheet showing all assets and liabilities of Borrower (including a statement of all contingent liabilities) as of the end of such calendar year, dated                 ,           ;

(e)                                  a property management or leasing report for the Mortgaged Property, showing for the period requested by Fannie Mae (i) the number of rental applications received from tenants or prospective tenants, (ii) the amount of all deposits received from tenants or prospective tenants for such period, and (iii) any other information requested by Fannie Mae, dated                 ,           ;

(f)                                   a statement of income and expenses for Borrower’s operation of the Mortgaged Property on a year-to-date basis as of the end of each month for such period as requested by Fannie Mae, which statement shall be delivered within thirty (30) days after the end of such month requested by Fannie Mae;

(g)                                  a statement of real estate owned by Borrower for such period as requested by Fannie Mae, which statement shall be delivered within thirty (30) days after the end of such month requested by Fannie Mae; and

(h)                                 such other statement as set forth below and for the period indicated:

(i)                                                                                   ;

(ii)                                                                                ; and

(iii)                                                                             .

4.                                      Borrower certifies as of the date hereof:

YES                       NO

(a)                                 ☐                                    ☐                                    Borrower has taken no action in violation of Section 6.22 of the Master Agreement;

(b)                                 ☐                                    ☐                                    Borrower has received no notice of any building code violation;

IF NO,

☐                                    Borrower has received notice of a building code violation which has not been remediated and plans for remediation are attached hereto as Schedule 1;

OR

☐                                    Borrower has received notice of a building code violation and such notice and evidence of remediation are attached hereto as Schedule 1;

YES                       NO

(c)                                  ☐                                    ☐                                    Borrower has made no application for rezoning and has not received any notice that any Mortgaged Property has been or is being rezoned;

(d)                                 ☐                                    ☐                                    Borrower has taken no action and has no knowledge of any action that would violate the provisions of violate the provisions of Section 6.13 or Section 6.14 regarding liens encumbering the Mortgaged Property;

(e)                                  ☐                                    ☐                                    there has been no change since the later of the delivery of the last Certificate and the Effective Date that would materially adversely affect any Mortgaged Property or the validity, enforceability or the ability of Borrower to perform its obligations under the Master Agreement or any other Loan Document.

[If “NO” is checked on any of the above questions, attach additional explanations as Schedule 1.]

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Borrower has signed and delivered this Certificate or has caused this Certificate to be signed and delivered by its duly authorized representatives under seal (where applicable).

Date:

BORROWER:

[INSERT BORROWER SIGNATURE BLOCK(S)]

	By:	(SEAL)
Name:
Title:

SCHEDULE 1

If applicable, complete an explanation of any relevant matters involving this Certification.

EXHIBIT I TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

ANNUAL CERTIFICATION

(Guarantor)

Credit Facility:

Property Names:

The undersigned,                                                                 , a                                                    (“Guarantor”) certifies to FANNIE MAE the following:

5.                                      Capitalized terms used and not specifically defined in this Annual Certification (the “Certificate”) have the meanings given to such terms in the Master Credit Facility Agreement between Borrower, Fannie Mae and others, dated February 27, 2013 (as the same may be amended, restated or otherwise modified from time to time, the “Master Agreement”).

6.                                      All statements made in this Certificate and all statements and information set forth in the attachments to this Certificate are true, complete, and accurate to the best of the undersigned’s knowledge.

7.                                      Attached to this Certificate are the following with respect to calendar year               :

(a)                                 Reserved;

(b)                                 a statement of Income and Expenses for Guarantor, dated                 ,           ; and

(c)                                  if Guarantor is an entity, Statement of Cash Flows of Guarantor, dated                 ,           ;

[DRAFTING NOTE: GUARANTOR TO PROVIDE THE ADDITIONAL ITEMS LISTED BELOW WHICH HAVE BEEN REQUESTED IN WRITING BY FANNIE MAE.]

(d)                                 a balance sheet showing all assets and liabilities of Guarantor (including a statement of all contingent liabilities) as of the end of such calendar year, dated                 ,           ;

(e)                                  such other statement as set forth below and for the period indicated:

(i)                                                                                   ;

(ii)                                                                                ; and

(iii)                                                                             .

8.                                      YES                       NO

☐                                    ☐                                    There has been no change since the later of the delivery of the last Certificate and the Effective Date that would materially adversely affect any Mortgaged Property or the validity, enforceability or the ability of Guarantor to perform its obligations under the Guaranty or any other Loan Document.

[Any additional explanations are attached hereto as Schedule 1.]

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Guarantor has signed and delivered this Certificate or has caused this Certificate to be signed and delivered by its duly authorized representatives under seal (where applicable).

Date:

GUARANTOR:

[INSERT GUARANTOR SIGNATURE BLOCK(S)]

	By:	(SEAL)
Name:
Title:

SCHEDULE 1

If applicable, complete an explanation of any relevant matters involving this Certification.

EXHIBIT J TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

REQUEST

(Collateral Pool       )

(Release/Substitution)

,

Wells Fargo Multifamily Capital, Inc.

375 Park Avenue

Mail Code NY 4060

New York, New York 10152

(“Servicer” on behalf of Fannie Mae (“Fannie Mae”))

[Note: Subject to change in the event Servicer or its address changes]

Re:                             REQUEST issued pursuant to Master Credit Facility Agreement, dated as of February [    ], 2013, by and between the undersigned (“Borrower”), Fannie Mae and others (as amended from time to time, the “Master Agreement”)

Ladies and Gentlemen:

This constitutes [a Release] [a Substitution] Request pursuant to the terms of the above-referenced Master Agreement with respect to Collateral Pool       .

[SELECT APPROPRIATE SECTIONS]

Section 1.                                          Substitution Request.  Borrower hereby requests that the Multifamily Residential Property described in this Request be added to the Collateral Pool in connection with a substitution of Collateral in accordance with the terms of the Master Agreement.  Following is the information required by the Master Agreement with respect to this Request:

(a)                                 Property Description Package.  Attached to this Request is the information and documents relating to the proposed Substitute Mortgaged Property required to be delivered to Fannie Mae pursuant to the terms of the Master Agreement;

(b)                                 Due Diligence Fees.  Enclosed with this Request is a check in payment of a deposit for all Additional Due Diligence Fees required to be submitted with this Request pursuant to Section 8.03 of the Master Agreement; and

(c)                                  Accompanying Documents.  All reports, certificates and documents required to be delivered pursuant to the conditions contained in Sections 4.01 and 4.05 of the Master Agreement will be delivered on or before the Closing Date.

Section 2.                                          Fees.  If Fannie Mae consents to the addition of the proposed Substitute Mortgaged Property to the Collateral Pool, and Borrower elects to add the Substitute Mortgaged

Property to the Collateral Pool, Borrower shall pay the Substitution Fee [and Re-Underwriting Fee] to Fannie Mae, pursuant to the terms of the Master Agreement, as one of the conditions to the closing of the Substitute Mortgaged Property.

AND/OR

Section 1.                                          Release Request.  Borrower hereby requests that the Release Property described in this Request be released from the Collateral Pool in accordance with the terms of the Master Agreement.  Following is the information required by the Master Agreement with respect to this Request:

(a)                                 Description of Release Property.                   The name, address and location (county and state) of the Mortgaged Property, or other designation of the proposed Release Property is as follows:

Name:

Address:

Location:

(b)                                 Accompanying Documents.  All documents, instruments and certificates required to be delivered pursuant to the conditions contained in Sections 4.01 and 4.04 of the Master Agreement will be delivered on or before the Closing Date.

Section 2.                                          Release Price.  Borrower shall pay the Release Price, if applicable, as a condition to the closing of the release of the Release Property from the Collateral Pool.

Section 3.                                          Fees.  If Fannie Mae consents to the release of the proposed Release Mortgaged Property from the Collateral Pool, and Borrower elects to release the Release Mortgaged Property from the Collateral Pool, Borrower shall pay the Release Fee and Re-Underwriting Fee to Fannie Mae as one of the conditions to the closing of the Release Mortgaged Property.

Section 4.                                          Limits on Personal Liability.  The provisions of Article 12 of the Master Agreement (entitled “Limits on Personal Liability”) are hereby incorporated into this Request by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

[Remainder of page intentionally left blank.]

This Request is being executed by an authorized representative of Borrower and such authorized representative shall have no personal liability hereunder.

Sincerely,

[ADD EACH BORROWER FOR SUCH COLLATERAL POOL]

EXHIBIT K TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

CONFIRMATION OF OBLIGATIONS

(Collateral Pool       )

THIS CONFIRMATION OF OBLIGATIONS (the “Confirmation of Obligations”) is made as of the          day of                     ,         , by and among                                         , a                                          (individually and collectively, “Borrower”), for the benefit of FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States (“Fannie Mae”).

RECITALS

A.                                    Borrower, Fannie Mae and others are parties to that certain Master Credit Facility Agreement (Term Loan), dated as of February [    ], 2013 (as amended from time to time, the “Master Agreement”).  All references to Loan Documents and Security Documents herein shall be with respect to Collateral Pool        (the “Collateral Pool”) as further identified in the Master Agreement.

B.                                    Fannie Mae has designated Wells Fargo Multifamily Capital, Inc. as the servicer of the Loan contemplated by the Master Agreement.

C.                                    Borrower has delivered to Fannie Mae a Release Request pursuant to the Master Agreement to release a Release Property from the Collateral Pool.

D.                                    Fannie Mae has consented to the Release Request.

E.                                     The parties are executing this Confirmation of Obligations pursuant to the Master Agreement to confirm that each remains liable for all of its obligations, except with respect to the Release Property, under the Master Agreement and the other Loan Documents notwithstanding the release of the Release Property from the Collateral Pool.

NOW, THEREFORE, Borrower, in consideration of Fannie Mae’s consent to the release of the Release Property from the Collateral Pool and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1.                                          Confirmation of Obligations.  Borrower confirms that, except with respect to the Release Property, none of its respective obligations under the Master Agreement and the Loan Documents is affected by the release of the Release Property from the Collateral Pool, and each of its respective obligations under the Master Agreement and the Loan Documents shall remain in full force and effect, and it shall be fully liable for the observance of all such obligations, notwithstanding the release of the Release Property from the Collateral Pool.

Section 2.                                          Beneficiaries.  This Confirmation of Obligations is made for the express benefit of Fannie Mae.

Section 3.                                          Capitalized Terms.  All capitalized terms used in this Confirmation of Obligations which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

Section 4.                                          Counterparts.  This Confirmation of Obligations may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 5.                                          Limits on Personal Liability.  The provisions of Article 12 of the Master Agreement (entitled “Limits on Personal Liability”) are hereby incorporated into this Confirmation of Obligations by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Borrower has signed this Confirmation under seal or has caused this Confirmation of Obligations to be signed and delivered under seal by its duly authorized representative (which representative shall have no personal liability hereunder).

BORROWER:

[ADD EACH BORROWER FOR SUCH COLLATERAL POOL]

EXHIBIT L TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

CERTIFICATE OF BORROWER

(Collateral Pool     )

All Capitalized Terms used in this Certificate of Borrower have the meanings given to those terms in that certain Master Credit Facility Agreement (Term Loan) dated as of February 27, 2013 (as amended from time to time, the “Master Agreement”) or elsewhere in this Certificate of Borrower unless the context or use clearly indicates a different meaning.  All references to Loan Documents and Security Documents herein shall be with respect to Collateral Pool      (the “Collateral Pool”) as further defined in the Master Agreement.

In addition to all other representations, warranties and covenants made by the Borrowers identified on Schedule 1 attached hereto (individually and collectively, “Borrower” or “Collateral Pool 2 Borrower”) in connection with:

(a)                                 the Master Agreement; and

(b)                                 the securing of the Obligations of Borrower under the Master Agreement and the other Loan Documents by the Security Instruments and any other Security Documents (all references to Loan Documents and Security Documents herein shall be with respect to the Collateral Pool as further identified in the Master Agreement).

Borrower hereby represents, warrants and covenants to Lender, as of the [      ] day of                                   , with respect to themselves, as follows:

Section 1.                                          Review of Documents.  Borrower has reviewed the Note, the Security Instruments, the Master Agreement, and each of the other Loan Documents and Security Documents.

Section 2.                                          Intentionally Deleted.

Section 3.                                          Due Organization; Qualification.

(a)                                 Each Borrower is qualified to transact business and is in good standing in the state in which each is organized and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business with respect to the Mortgaged Properties and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of Borrower to perform the Obligations under the Master Agreement and the other Loan Documents. Borrower is qualified to transact business and is in good standing in each State in which it owns a Mortgaged Property.

(b)                                 Borrower’s principal place of business, principal office and office where it keeps its books and records as to the Collateral is located at the address set out in Section 13.10 of the Master Agreement.

Section 4.                                          Power and Authority.  Each Borrower has the requisite power and authority (a) to own its properties and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of the Obligations under the Master Agreement and under the other Loan Documents to which it is a party and (b) to execute and deliver the Master Agreement and the other Loan Documents and to carry out the transactions contemplated by the Master Agreement and the other Loan Documents to which it is a party.

Section 5.                                          Due Authorization.  The execution, delivery and performance of the Master Agreement and the other Loan Documents to which it is a party by each Borrower have been duly authorized by all necessary action and proceedings by or on behalf of each Borrower, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of each Borrower as a condition to the valid execution, delivery and performance by each Borrower of the Master Agreement or any of the other Loan Documents to which it is a party, except filings required to perfect and maintain the Liens to be granted under the Loan Documents and routine filings to maintain good standing and Permits.

Section 6.                                          Valid and Binding Obligations.  The Master Agreement and the other Loan Documents to which it is a party have been duly authorized, executed and delivered by each Borrower and constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally or by equitable principles or by the exercise of discretion by any court.

Section 7.                                          Single-Purpose Status.  Except as otherwise expressly approved by Lender in writing, each Borrower and the general partner of each Borrower that is a limited partnership is a Single-Purpose entity and does not own any real property or assets other than the Mortgaged Properties and does not operate any business other than the management and operation of the Mortgaged Properties.

Section 8.                                          No Default.  The execution, delivery and performance of the Obligations imposed on any Borrower under the Loan Documents to which it is a party and the Security Documents will not cause such Borrower to be in default under the provisions of any fully-executed agreement, judgment beyond right of appeal or order beyond right of appeal to which such Borrower is a party or by which such Borrower is bound.

Section 9.                                          Financial Statements.  The Borrower has furnished to Lender all of the financial information required by and in accordance with the standards set forth in the Master Agreement.

Section 10.                                   Financial Condition.  No adverse change in the financial condition of any Borrower has occurred between the respective dates of the most recent financial statements which were furnished to Lender relating to such entities or persons and the date hereof which has had or would reasonably be expected to have a Material Adverse Effect.

Section 11.                                   No Insolvency or Judgment.  No Borrower is currently (a) the subject of or a party as debtor to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any judgment in an amount in excess of $250,000 individually and/or $500,000 in the aggregate which is unpaid, unstayed on appeal, undischarged, unbonded, not fully insured or undismissed for a period of ninety (90) days.

Section 12.                                   Taxes Paid.  Subject to Borrower’s right to contest as set forth in any of the Loan Documents, Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes, provided that Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any taxes, if (1) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (2) Borrower deposits with Lender reserves sufficient to pay the contested taxes, if requested by Lender, and (3) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of the reserves established by Borrower to pay the contested taxes.  To the best of Borrower’s knowledge, there are not presently pending any special assessments against any Mortgaged Property or any part thereof.

Section 13.                                   Insolvency.  No Borrower is presently insolvent, and the proposed Loan will not render any Borrower insolvent.

Section 14.                                   Working Capital.  After the Loan is made, each Borrower will have sufficient working capital, including cash flow from the respective Borrower’s Mortgaged Property or other sources, not only to adequately maintain the Mortgaged Property, but also to pay all of Borrower’s day-to-day debts as incurred in the ordinary course of business, such as trade payables.

Section 15.                                   ERISA.  Each Borrower is in compliance in all material respects with all applicable provisions of ERISA and has not incurred any liability to the PBGC on a Plan under Title IV of ERISA, other than violations which do not have, and are not reasonably expected to have, a Material Adverse Effect.  None of the assets of Borrower constitute plan assets (within the meaning of Department of Labor Regulation § 2510.3-101) of any employee benefit plan subject to Title I of ERISA.

Section 16.                                   Governmental Approvals; Governmental Orders.  No Governmental Approval not already obtained or made is required for the execution and delivery of the Master Agreement or any other Loan Document or the performance of the terms and provisions thereof by Borrower.  Borrower is not presently under any cease or desist order or other orders of a similar nature, temporary or permanent, of any Governmental Authority which would have the effect of preventing or hindering performance of the terms and provisions of the Master Agreement or any other Loan Document, nor are there any proceedings presently in progress or to its knowledge contemplated which would, if successful, lead to the issuance of any such order.

Section 17.                                   Impositions.  Subject to Borrower’s right to contest as set forth in any Loan Document, Borrower has paid all of the following items which have become due and payable have been paid or will be paid in the ordinary course of business (or, with the approval of Lender, an escrow fund sufficient to pay them has been established):  taxes, government assessments; insurance premiums; water, sewer and municipal charges; leasehold payments; ground rents; and any other charges affecting the Mortgaged property; all parties furnishing labor and materials and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Master Agreement, there are no mechanics’, laborers’ or materialmen’s liens or claims outstanding for work, labor or materials affecting any Mortgaged Property, whether prior to, equal with or subordinate to the lien of any Security Instrument; and any other charges affecting any Mortgaged Property, except for liens securing unpaid taxes and statutory liens for amounts not yet due and payable or being contested in good faith.

Section 18.                                   Compliance with Applicable Laws.

(a)                                 Borrower represents that, except as alleged in the Litigation, each Mortgaged Property complies in all material respects with all Applicable Laws affecting such Mortgaged Property (including the FHA and ADA) except to the extent that such failure to comply would not reasonably be expected to have a Material Adverse Effect.  Without limiting the foregoing, all material Permits, including certificates of occupancy, to the extent issued by the relevant jurisdiction, have been issued and are in full force and effect except to the extent that the lack of such permits would not reasonably be expected to have a Material Adverse Effect.  Neither Borrower nor, to the knowledge of Borrower, any former owner of any Mortgaged Property, has received any written notification of any actions or proceedings regarding the noncompliance or nonconformity of any Mortgaged Property with any Applicable Laws or Permits, nor is Borrower otherwise aware of any such pending actions or proceedings.

Section 19.                                   Leases.

(a)                                 Borrower has delivered to Lender a true and correct copy of the form apartment lease for each Mortgaged Property (and, with respect to leases executed prior to the date on which Borrower first owned the Mortgaged Property, the form apartment lease used for such leases), and each Lease with respect to such Mortgaged Property is in the form thereof, with no material modifications thereto, except as previously disclosed in writing to Lender.  Except as set forth in a Rent Roll, no Lease (other than any Master Lease, if applicable) for any unit in any Mortgaged Property (i) is for a term in excess of fifteen (15) months, including any renewal or extension period unless such renewal or extension period is subject to termination by the Borrower upon not more than thirty (30) days’ written notice, (ii) provides for prepayment of more than two (2) months’ rent, or (iii) was entered into in other than the ordinary course of business.

(b)                                 Except for any assignment of leases and rents which is a Permitted Lien, Borrower is the owner and holder of the landlord’s interest under each of the Leases and there are no prior outstanding assignments of any such Lease, or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder.

(c)                                  Each Lease constitutes the legal, valid and binding obligation of Borrower and, to the knowledge of Borrower, of each of the other parties thereto, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights generally, and equitable principles, and except as disclosed in writing to Lender, no notice of any default by Borrower which remains uncured beyond any applicable cure periods under the subject Lease has been sent by any tenant under any such Lease, other than defaults which do not have, and are not reasonably expected to have, a Material Adverse Effect on the Mortgaged Property subject to the Lease.

(d)                                 All premises demised to tenants under Leases except for non-residential leases permitted by the Loan Documents or otherwise approved by Lender, in Lender’s sole discretion, are occupied by such tenants (or subtenants) for residential purposes.  No Lease contains any option or right to purchase, right of first refusal or any other similar provisions.

(e)                                  No Mortgaged Property is entitled to low-income housing tax credits.

(f)                                   No Mortgaged Property is subject to a HAP Contract, provided that certain tenants may be entitled to “Section 8 sticky vouchers” or participate in the Landlord Assistance Program.

Section 20.                                   Non-Residential Leases.

(a)                                 Except for non-residential leases permitted by the Loan Documents or otherwise approved by Lender, in Lender’s sole discretion or except as previously disclosed to Lender, not more than twenty percent (20%) of the net rentable space of any Mortgaged Property is being used for non-residential purposes and copies of all commercial leases, if any, have been delivered to Lender.  Except as previously disclosed to Lender, as of the date hereof, the effective gross commercial income from the Mortgaged Property does not exceed twenty percent (20%) of the total effective gross income from the Mortgaged Property (i.e., total commercial income from the Mortgaged Property plus residential income from the Mortgaged Property) and the total effective gross income from the Mortgaged Property does not exceed one hundred twenty-five percent (125%) of the sum of effective gross residential income.

(b)                                 Neither Borrower, nor any general partner of Borrower, nor any Guarantor, nor any individual having a ten percent (10%) or greater interest in Borrower is an affiliate or otherwise related to (i) the lessee under any leases for laundry equipment or (ii) the lessee or provider of any telecommunications, television or similar systems or services on or about any Mortgaged Property.

(c)                                  Borrower further certifies that any future leases of laundry space at any Property (or any renewals of the current lease) shall either include language, reasonably acceptable to Lender, subordinating the interest of the lessee thereunder to the lien of the Security Instrument or shall be at or above market rent and contain provisions for termination for cause.

Section 21.                                   Condition of the Mortgaged Properties.  Except as disclosed in any third party report delivered to Lender prior to the date of the Master Agreement (or, if later, prior to the date on which any Mortgaged Property is added to the Collateral Pool), or otherwise disclosed in writing by Borrower to Lender prior to such date, each Mortgaged Property is in good condition, order and repair, subject to ordinary wear and tear, there exist no structural or other material defects in such Mortgaged Property (whether patent or, to the knowledge of Borrower, latent or otherwise) and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in such Mortgaged Property, or any part of it, which would adversely affect the insurability of such Mortgaged Property or cause the imposition of extraordinary premiums or charges for insurance or of any termination or threatened termination of any policy of insurance or bond, other than such matters described in the foregoing that would not have, or reasonably be expected to have, a Material Adverse Effect on the Mortgaged Properties then in the Collateral Pool taken as a whole.  To the Borrower’s knowledge, no claims have been made against any contractor, architect or other party with respect to the condition of any Mortgaged Property or the existence of any structural or other material defect therein which has not been satisfied, other than claims which would not have, or reasonably be expected to have, a Material Adverse Effect on the Mortgaged Properties then in the Collateral Pool, taken as a whole.  No Mortgaged Property has been materially damaged by casualty which has not been fully repaired or for which insurance proceeds have not been received or are not expected to be received except as previously disclosed in writing to Lender.  There are no proceedings pending for partial or total condemnation of any Mortgaged Property except as disclosed in writing to Lender.

Section 22.                                   Operations and Maintenance Plan.  Borrower agrees that it has adopted any operations and maintenance plan for asbestos, lead-based paint, mold or other environmental concern that Lender has required in writing.

Section 23.                                   Representations and Warranties True.  In the event that any representation or warranty contained herein becomes untrue, in whole or in part, after the date hereof, Borrower promptly will so advise Lender in writing.

Section 24.                                   Ratification.  Borrower covenants that it shall, promptly upon the request of Lender ratify and affirm this Certificate of Borrower in writing, as of such date or dates as Lender shall specify.

Section 25.                                   Survival.  The representations, warranties and covenants set forth in this Certificate of Borrower shall survive the execution and delivery of the Loan Documents, regardless of any investigation made by Lender.

Section 26.                                   OFAC Requirements.

(a)                                 Representations and Warranties.  Borrower, any general partner of Borrower or any managing member of Borrower, as applicable, Mortgaged Property manager (if applicable) and, to Borrower’s knowledge, after having made reasonable inquiry, each Person owning a direct or indirect interest of twenty percent (20%) or more in Borrower (excluding Equity Residential, a Maryland real estate investment trust or any of its subsidiaries), any general partner of Borrower or any managing member of Borrower, the Mortgaged Property manager (if the Mortgaged Property manager is an affiliate of Borrower), and (b) each commercial tenant at the Mortgaged Property: (i) is not currently identified on OFAC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.  Borrower shall confirm this representation and warranty in writing upon request by Lender, which request shall not be made more than once per year.

(b)                                 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.  Each Borrower shall comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect.  Without limiting the foregoing, no Borrower shall take any action, or permit any action to be taken, that would cause any Borrower’s representations and warranties, as set forth in subsection (a) above, to become untrue or inaccurate at any time during the term of the Loan.  Each Borrower shall notify Lender promptly of Borrower’s actual knowledge that such representations and warranties may no longer be accurate or that any other violation of the foregoing Requirements of Law has occurred or is being investigated by Governmental Authorities.  In connection with such an event, each Borrower shall comply with all Requirements of Law and directives of Governmental Authorities and, at Lender’s request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such event.  Each Borrower shall also reimburse Lender for any expense incurred by Lender in evaluating the effect of such an event on the Loan and Lender’s interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

(c)                                  Definitions.  As used in this Section 26, certain defined terms shall have the following meanings:

(1)                                 “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

(2)                                 “OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.  The OFAC List is currently accessible through the internet website http://www.treasury.gov/ofac/downloads/t11sdn.pdf.

(3)                                 “Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

(4)                                 “Requirements of Law” means (a) the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

Section 27.                                   The provisions of Article 12 of the Master Agreement (entitled “Limits on Personal Liability”) are hereby incorporated into this Certificate by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

Section 28.                                   The provisions of Section 13.06 of the Master Agreement are hereby incorporated into this Certificate by this reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Borrower has signed this Certificate under seal or has caused this Certificate to be signed and delivered under seal by its duly authorized representative (which representative shall have no personal liability hereunder).

BORROWER:

[ADD EACH BORROWER FOR SUCH COLLATERAL POOL]

SCHEDULE I

BORROWERS

EXHIBIT M TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

LIST OF MASTER LEASES

Property Name	Property Address
Oakwood Arlington	1550 Clarendon Boulevard, Arlington, VA
Oakwood Toluca Hills	3600-3720 Barham Boulevard, Los Angeles, CA
Oakwood Philadelphia	110-116 South 16th Street, Philadelphia, CA

M-1

EXHIBIT N TO AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT

[RESERVED]

N-1

EXHIBIT O TO AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT

[RESERVED]

O-1

EXHIBIT P TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

FORM OF LETTER OF CREDIT

[LETTER OF CREDIT ISSUER’S LETTER OF CREDIT FORM]

IRREVOCABLE LETTER OF CREDIT NO.

(Collateral Pool     )

                , 20

Fannie Mae

Drawer AM

Multifamily Operations — Asset Management

3900 Wisconsin Avenue, N.W.

Washington, DC  20016

Re:                             [Archstone Credit Facility — Collateral Pool      ]

Dear Sir or Madam:

For the account of [Insert name of account party/customer], we hereby open in your favor our Irrevocable Letter of Credit No.                       (“Credit”) for an amount not exceeding a total of U.S. $                , effective immediately and expiring on                 , 20   , or if such day is not a business day, the next following business day (“Expiration Date”).

Funds under this Credit are available to you against a sight draft on us completed by you or Wells Fargo, N.A. on your behalf, completed in substantially the form attached as Attachment I, for all [or any part of] of this Credit.

We will promptly honor [your draft/all drafts] drawn in compliance with the terms of this Credit if received on or before 5:00 p.m. [Eastern][Central][Mountain][Pacific] time on the Expiration Date at [Insert Letter of Credit Issuer’s address].

Drafts presented at our office at the address set forth above no later than 10:00 a.m. [Eastern][Central][Mountain][Pacific] time on any business day shall be honored on the date of presentation, by payment in accordance with your payment instructions that accompany each such draft.  If requested by you, payment under this Credit may be made by wire transfer of immediately available funds to your account as specified in the draft [(whether executed by you or Wells Fargo, N.A.)], or by deposit of same day funds in your designated account that you maintain with us.

This Credit shall be governed by and subject to the Uniform Customs and Practice for Documentary Credits (2007 revision), International Chamber of Commerce Publication No. 600

(“UCP 600”), and to the extent not inconsistent with the UCP 600, laws of the State of                 .

Sincerely,

[Insert Letter of Credit Issuer’s name]

By:

Name:
Title:

ATTACHMENT I

TO

LETTER OF CREDIT

SIGHT DRAFT

[Insert Letter of Credit Issuer’s name and address]

                        , 20

Pay on demand to Fannie Mae the sum of U.S. $                         in immediately available funds to:

ABA Number:

Telegraphic Abbreviation:

Account Number:

Note:

This draft is drawn under your Irrevocable Letter of Credit No.                .

FANNIE MAE

By:
Name:
Title:

EXHIBIT Q TO MASTER CREDIT FACILITY AGREEMENT (TERM LOAN)

Certain Non-Residential Leases and CCRs

CCRs (estoppels requested)

Property	CCR/Lease
Del Mar Station

Reciprocal Easement and Operating Agreement and Declaration of Covenants, Conditions and Restrictions, including Environmental Restrictions, by and among The Los Angeles to Pasadena Metro Blue Line Construction Authority and Del Mar Station, L.L.C., dated as of September 21, 2001

La Jolla Colony	Declaration of Covenants, Conditions and Restrictions
Russett	Declaration of Covenants for Russett Commercial Property, dated June 9, 1989, as amended

Non-Residential Leases (SNDAs requested)

Property	CCR/Lease
Courthouse Place	Courthouse Gourmet Market
Courthouse Place	Courthouse Valet
Del Mar Station	LGO Hospitality
Del Mar Station	Pasadena Police Substation
Del Mar Station	Kimargure Japanese Restaurant
Del Mar Station	Stone Brewing Company
Pasadena	Beatrice Haddad, DDS, Inc.
Pasadena	US Bank National Association
West Valley	Worldwide Corporate Housing, L.P. (OCH Agreement)
Woodland Hills	Worldwide Corporate Housing, L.P. (OCH Agreement)
Mountain View at Middlefield	Worldwide Corporate Housing, L.P. (OCH Agreement)
Oakwood Philadelphia	OCH Agreement
Oakwood Philadelphia	Honey Grow
Oakwood Toluca Hills	Judy Lee Surtees
Oakwood Toluca Hills	Sam and Sarah Hong
Oakwood Toluca Hills	Franklin Center
Seal Beach	Worldwide Corporate Housing, L.P. (OCH Agreement)

Q-1

APPENDIX I

DEFINITIONS

For all purposes of the Agreement, the following terms shall have the respective meanings set forth below:

“Acquiring Person” means a “person” or “group of persons” within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

“Additional Borrower” means the owner of a Substitute Mortgaged Property, which entity shall be a Single-Purpose Delaware limited liability company or Delaware limited partnership that is not a Prohibited Person, and (i) either (a) has as its managing member or managing general partner either Guarantor or a Delaware limited liability company, a Delaware limited partnership or a Delaware corporation at least ninety-nine percent (99%) owned (exclusive of preferred unit interests existing on the Effective Date), directly or indirectly, by Guarantor and (in the case of a limited liability company) managed by Guarantor, or (b) is not owned, directly or indirectly, by a Prohibited Person, and has been approved by Fannie Mae, and (ii) becomes a Borrower under the Agreement and the applicable Loan Documents.

“Additional Due Diligence Fees” means the due diligence fees paid by the applicable Collateral Pool Borrower to Fannie Mae with respect to each Substitute Mortgaged Property, as set forth in (b).

“Additional Guarantor” shall mean any entity which entity is not a Prohibited Person, nor owned, directly or indirectly, by a Prohibited Person, and which entity enters into a confirmation and joinder agreement as provided in the Guaranty and, with regard to any concurrent transfer, such transfer shall not cause a Change of Control.

“Affiliate” or “Affiliated” means, when used with reference to a specified Person, (a) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (b) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (c) any Person that, directly or indirectly, is the beneficial owner of ten percent (10%) or more (or, solely if the specified Person is AvalonBay, twenty percent (20%) or more) of any class of equity securities of the specified Person, or otherwise has a substantial beneficial interest in the specified Person, or of which the specified Person is, directly or indirectly, the owner of ten percent (10%) or more of any class of equity securities or in which the specified Person has a substantial beneficial interest, and (d) for the specified Person, any of the individual’s spouse, issue, parents, siblings and a trust for the benefit of the individual’s spouse or issue, or both.  For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management (other than property management) and policies of that Person, whether through the ownership of voting securities, ownership interests or by contract or otherwise.

Appendix I-1

“Aggregate Debt Service Coverage Ratio” means, with respect to any Collateral Pool for any specified date, the ratio (expressed as a percentage) of—

(a)                                 the aggregate of the Net Operating Income for the Mortgaged Properties in such Collateral Pool to

(b)                                 the Debt Service for such Collateral Pool on the specified date.

“Aggregate Loan to Value Ratio” means, with respect to any Collateral Pool for any specified date, the ratio (expressed as a percentage) of—

(a)                                 the Loans Outstanding secured by the Mortgaged Properties in such Collateral Pool on the specified date,

to

(b)                                 the aggregate of the Valuations most recently obtained prior to the specified date for all of the Mortgaged Properties in such Collateral Pool.

“Agreement” means this Master Credit Facility Agreement, as it may be amended, supplemented or otherwise modified from time to time, including all Recitals and Exhibits to the Agreement, each of which is hereby incorporated into the Agreement by this reference.

“Allocable Loan Amount” means the portion of the Loans secured by a Collateral Pool allocated to a particular Mortgaged Property by Fannie Mae in accordance with the Agreement.

“Alterations” shall have the meaning set forth in Section 6.09.

“Amortization Period” means the period of thirty (30) years.

“Applicable Law” means (a) all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental bodies, all Governmental Approvals and all orders, judgments and decrees of all courts and arbitrators, (b) all zoning, building, environmental and other laws, ordinances, rules, regulations and restrictions of any Governmental Authority affecting the ownership, management, use, operation, maintenance or repair of any Mortgaged Property, including the Americans with Disabilities Act (if applicable), the Fair Housing Amendment Act of 1988 and Hazardous Materials Laws (as defined in the Security Instrument), (c) any building permits or any conditions, easements, rights-of-way, covenants, restrictions of record or any recorded or unrecorded agreement affecting or concerning any Mortgaged Property including planned development permits, condominium declarations, and reciprocal easement and regulatory agreements with any Governmental Authority, (d) all laws, ordinances, rules and regulations, whether in the form of rent control, rent stabilization or otherwise, that limit or impose conditions on the amount of rent that may be collected from the units of any Mortgaged Property, and (e) requirements of the Borrower’s insurance companies or similar organizations, affecting the operation or use of any Mortgaged Property or the consummation of the

Appendix I-2

transactions to be effected by the Agreement or any of the other Loan Documents and the Guaranty.

“Appraisal” means an appraisal of Multifamily Residential Property conforming to the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Appraised Value” means the value set forth in an Appraisal.

“AvalonBay” means AvalonBay Communities, Inc., a Maryland corporation.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as now and hereafter in effect, or any successor statute.

“Borrower” shall have the meaning given to such term in the preamble to this Agreement.

“Borrower Agent” shall have the meaning set forth in Section 12.03(a).

“Borrower Entity” means each direct or indirect owner of each Borrower other than the owners of Guarantor.

“Borrower Parties” means, with respect to any Collateral Pool, the applicable Collateral Pool Borrower, each Guarantor, and the general partner or managing member of each applicable Collateral Pool Borrower and each Guarantor.

“Borrower Party” shall mean any of the Borrower Parties, individually.

“Business Day” means a day on which Fannie Mae is open for business.

“Calendar Quarter” means, with respect to any year, any of the following three month periods:  (a) January-February-March; (b) April-May-June; (c) July-August-September; and (d) October-November-December.

“Calendar Year” means the 12-month period from the first day of January to and including the last day of December, and each 12-month period thereafter.

“Cap Rate” means, for each Mortgaged Property, subject to Section 2.04(c) of the Agreement, a capitalization rate reasonably selected by Fannie Mae for use in determining the Valuations, as disclosed to Borrower from time to time.

“Cash Collateral Account” means the cash collateral account established pursuant to the Cash Collateral Agreement.

“Cash Collateral Agreement” means a cash collateral, security and custody agreement by and among Fannie Mae, Borrower and a collateral agent for Fannie Mae.

“Cash Equivalents” means Permitted Investments having maturities of not more than twelve (12) months from the date of acquisition of such Permitted Investments.

Appendix I-3

“Certificate of Borrower” means a certificate executed by the Borrower in the form attached hereto as Exhibit L.

“Change of Control” means the occurrence of any of the following events:

(a)                                 Guarantor ceases to Control Borrower ;

(b)                                 Guarantor ceases to Control any Person that directly or indirectly Controls each Borrower (provided that a Change of Control shall not occur or exist solely because Guarantor does not have exclusive Control over any of the Tax Protected Asset Borrower Owners, so long as (i) Guarantor exclusively controls the management and decisions of all Tax Protected Asset Borrower Owners as relates to any property that is a Mortgaged Property or is otherwise a part of the Collateral; and (ii) no Person other than Guarantor or ERP Operating Limited Partnership, an Illinois limited partnership, controls the management and decisions of any Tax Protected Asset Borrower Owner as relates to matters other than those referred to in the immediately preceding clause (i)).

(c)                                  the Ownership Interests of Guarantor cease to be publicly traded;

(d)                                 an Acquiring Person becomes (by acquisition, consolidation, merger or otherwise), directly or indirectly, the beneficial owner of more than forty percent (40%) of the total Ownership Interest of Guarantor; or

(e)                                  the replacement (other than solely by reason of retirement at age sixty-two (62) or older, death or disability) of more than fifty percent (50%) (or such lesser percentage as is required for decision-making by the board of directors or an equivalent governing body) of the members of the board of directors (or an equivalent governing body) of Guarantor over a one-year period from the directors who constituted such board of directors at the beginning of such period and such replacement shall not have been approved by a vote of at least a majority of the board of directors of Guarantor then still in office who either were members of such board of directors at the beginning of such one-year period or whose election as members of the board of directors was previously so approved (it being understood and agreed that in the case of any entity governed by a trustee, board of managers, or other similar governing body, the foregoing clause (b) shall apply thereto by substituting such governing body and the members thereof for the board of directors and members thereof, respectively).

“Closing Date” means each date after the Effective Date on which a transaction requested in a Request is required to take place.

“Collateral” means the Mortgaged Properties and other collateral from time to time or at any time encumbered by the Security Instruments, or any other property securing Borrower’s obligations under the Loan Documents.

“Collateral Event” means a Request for an Extension, Release, or Substitution, an Event of Default or other event which may invalidate the outstanding Allocable Loan Amounts or other Collateral Pool determinations.

Appendix I-4

“Collateral Pool” means individually and collectively, all of the Collateral that secures a Loan. The Collateral Pools are identified on Exhibit A of the Agreement.

“Collateral Pool 6 Extension Fee” has the meaning set forth in Section 8.02.

“Collateral Pool Borrower” means individually and collectively, each Borrower that owns Collateral that is a part of such Collateral Pool (each of which may be referred to a “Collateral Pool (APPLICABLE POOL NUMBER) Borrower,” i.e., each Borrower that owns collateral that is part of Collateral Pool 2 may be referred to as a Collateral Pool 2 Borrower).

“Compliance Certificate” means a certificate of Borrower substantially in the form of Exhibit F to the Agreement.

“Confirmation of Guaranty” means a confirmation of the Guaranty executed by Guarantor in connection with any Request after the Initial Closing, substantially in the form of Exhibit E to the Agreement.

“Consent Decree” means that certain Consent Decree entered into and ordered by United States District Judge Andrew M. Davis on June 8, 2005 in connection with the ADA Litigation (as defined in Section 6.20).

“Contribution Agreement” means a Contribution Agreement by and among Borrower and any Additional Borrowers, as the same may be amended, modified or supplemented from time to time.

“Control” (or any variation of such term) of one entity (the “controlled entity”) by another (the “controlling entity”) means that the controlling entity has the power and authority, directly or indirectly, to direct or cause the direction of the management and policies of the controlled entity, by contract or otherwise.

“Coverage and LTV Tests” mean, for any Collateral Pool for any specified date, each of the following financial tests:

(1)                                 [RESERVED].

(2)                                 For any Collateral Pool that secures a Fixed Loan, (a) the Aggregate Debt Service Coverage Ratio is not less than, during the first three Loan Years, 0.95:1.0; during the fourth and fifth Loan Years, 1:0:1.0; during the sixth and seventh Loan Years, 1.05:1.0, and during the eighth through tenth Loan Years, 1:10:1.0; and (b) the Aggregate Loan to Value Ratio does not exceed sixty-five percent (65%).

“Credit Facility” means, collectively, the Fixed Loans outstanding under this Agreement.

“Debt Service” means, for any Collateral Pool, —

(a)                                 [RESERVED]

Appendix I-5

(b)                                 (1) For use in determining the Aggregate Debt Service Coverage Ratio, for purposes of determining compliance with the Coverage and LTV Tests, (2) for use in determining the Release Price pursuant to Section 3.02(c) of the Agreement and for any other determination to be made under Section 3.02 of the Agreement, (3) for use in determining compliance with the Substitution provisions in Section 3.03, (4) for other ongoing monitoring purposes pursuant to (b) of the Agreement, (5) for use in determining the percentage of Cash Flow Sweep pursuant to Section 1.07 of the Agreement, and (6) for all other monitoring and compliance purposes,  as of any specified date, the sum of the amount of interest and principal amortization, during the twelve (12) month period immediately succeeding the specified date, with respect to the Loans Outstanding on the specified date, except that, for these purposes, each Fixed Loan shall require level monthly payments of principal and interest (at the interest rate set forth in the applicable Fixed Loan Note for such Fixed Loan) in an amount necessary to fully amortize the original principal amount of the Fixed Loan over the Amortization Period, with such amortization to commence on the first day of the twelve (12) month period.

(c)                                  [RESERVED].

(d)                                 [RESERVED].

“Debt Service Coverage Ratio” means, for any Mortgaged Property, for any specified date, the ratio (expressed as a percentage) of —

(a)                                 the Net Operating Income utilizing expenses on a trailing twelve (12) month basis and income on a current basis, with such adjustments as Fannie Mae may make for similar loans anticipated to be purchased by Fannie Mae for the subject Mortgaged Property to

(b)                                 the Debt Service on the specified date, assuming, for the purpose of calculating the Debt Service for this definition, that Loans Outstanding shall be the Allocable Loan Amount for the subject Mortgaged Property.

“Effective Date” shall have the meaning set forth in the opening paragraph.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“Event of Default” means any event defined to be an “Event of Default” under Article 9.

“Excess Cash Flow” means Gross Revenues derived from all Mortgaged Properties in the applicable Collateral Pool in excess of the sum of (i) amounts required from time to time to timely make all regular payments due under the applicable Note, (ii) any and all other indebtedness, obligations and liabilities of the applicable Collateral Pool Borrower permitted under the Loan Documents, (iii) reasonable and customary operating costs and expenses of the Mortgaged Property, (iv) reasonable reserves for working capital and future payment of taxes,

Appendix I-6

insurance and replacements with respect to the Mortgaged Properties and (v) reasonable capital expenditures.

“Exculpated Parties” shall have the meaning set forth in Section 12.01(a).

“Extension” shall mean any extension set forth in Section 1.05.

“Extension Notice” means written notice from the applicable Collateral Pool Borrower to Fannie Mae requesting an Extension.

“Facility Termination Date” means, at any time during which Loans are Outstanding, the latest maturity date for any Loan Outstanding.

“Fannie Mae” shall have the meaning set forth in the first paragraph of this Agreement.

“Fannie Mae Commitment” has the meaning set forth in Section 2.02.

“Fixed Loan” means a fixed-rate loan made to a Collateral Pool Borrower each of which is or shall be evidenced by a Fixed Loan Note.

“Fixed Loan Note” means a promissory note which was issued by the applicable Collateral Pool Borrower concurrently with the funding of each Fixed Loan to evidence such Collateral Pool Borrower’s obligation to repay the Fixed Loan, each as amended, modified, supplemented, consolidated or restated from time to time.

“Fixtures” has the meaning set forth in the Security Instrument.

“Foreclosure Event” means:

(a)                                 foreclosure under the Security Instrument;

(b)                                 any other exercise by Fannie Mae of rights and remedies (whether under the Security Instrument or under Applicable Law, including Insolvency Laws) as holder of the Note and/or the Security Instrument, as a result of which Fannie Mae (or its designee or nominee) or a third party purchaser becomes owner of a Mortgaged Property;

(c)                                  delivery by Borrower to Fannie Mae (or its designee or nominee) of a deed or other conveyance of Borrower’s interest in a Mortgaged Property in lieu of any of the foregoing; or

(d)                                 in Louisiana, any dation en paiement.

“Fraudulent Transfer Laws” shall have the meaning set forth in Section 12.11.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time, consistently applied.

“General Conditions” shall have the meaning set forth in Article 4.

Appendix I-7

“Governmental Approval” means an authorization, permit, consent, approval, license, registration or exemption from registration or filing with, or report to, any Governmental Authority.

“Governmental Authority” means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Revenues” means, for any specified period, with respect to any Multifamily Residential Property, all income in respect of such Multifamily Residential Property as reflected on the certified operating statement for such specified period as adjusted to exclude unusual income (e.g. temporary or nonrecurring income), income not allowed by Fannie Mae for similar loans anticipated to be purchased by Fannie Mae (e.g. interest income, furniture income, etc.), and the value of any unreflected concessions.

“Guarantor” means, individually and collectively, AvalonBay and any Additional Guarantor.

“Guaranty” means individually and collectively, (i) the Guaranty (Pool 2) and the Guaranty (Pool 6) (collectively, the “Pool Guaranties”) executed and delivered by Guarantor as of the Effective Date, (ii) the Master Guaranty and Indemnity Agreement executed and delivered by Guarantor as of the Effective Date, and (iii) any other guaranties that may be executed and delivered by Guarantor in substantially the same form as the Pool Guaranties following the Effective Date.

“Hazardous Materials,” with respect to any Mortgaged Property, shall have the meaning given that term in the Security Instrument encumbering the Mortgaged Property.

“Hazardous Materials Law,” with respect to any Mortgaged Property, shall have the meaning given that term in the Security Instrument encumbering the Mortgaged Property.

“Hazardous Substance Activity” means, with respect to any Mortgaged Property, any storage, holding, existence, release, spill, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, leaching, migration, use, treatment, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials from, under, into or on such Mortgaged Property in violation of Hazardous Materials Laws, including the discharge of any Hazardous Materials emanating from such Mortgaged Property in violation of Hazardous Materials Laws through the air, soil, surface water, groundwater or property and also including the abandonment or disposal of any barrels, containers and other receptacles containing any Hazardous Materials from or on such Mortgaged Property in violation of Hazardous Materials Laws, in each case whether sudden or nonsudden, accidental or nonaccidental.

“Highest Rating Category” means, with respect to a Permitted Investment, that the Permitted Investment is rated by S&P or Moody’s in the highest rating given by that rating agency for that general category of security.

Appendix I-8

“Impositions” and “Imposition Deposits” shall have the meaning set forth in the Security Instrument.

“Indebtedness” means, with respect to any Person, as of any specified date, without duplication, all:

(a)                                 indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and (ii) for construction of improvements to property, if such person has a non-contingent contract to purchase such property, or (iii) amounts to be paid by such Person, in performance stages or upon completion, pursuant to a written contract for the making of capital improvements to a Mortgaged Property permitted by this Agreement or the other Loan Documents);

(b)                                 other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument;

(c)                                  obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required by GAAP to be capitalized on a balance sheet of the lessee or to be otherwise disclosed as such in a note to such balance sheet;

(d)                                 obligations of such Person in respect of acceptances (as defined in Article 3 of the Uniform Commercial Code of the District of Columbia) issued or created for the account of such Person;

(e)                                  liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment of such liabilities; and

(f)                                   as to any Person (“guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of a primary obligation (as defined below) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing, or in effect guaranteeing, any indebtedness, lease, dividend or other obligation (“primary obligations”) of any third person (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, to (1) purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (3) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (4) otherwise assure or hold harmless the owner of any such primary obligation against loss in respect of the primary obligation, provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary

Appendix I-9

obligation in respect of which such Contingent Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Owner in good faith.  Notwithstanding the foregoing, nothing in this Subsection (f) shall preclude the obligations with respect to any Borrower in connection with the Loans.

“Installment Fee” has the meaning set forth in Section 8.02.

“Initial Mortgaged Properties” means the Multifamily Residential Properties described on Exhibit A to the this Agreement and are part of a Collateral Pool as of the Effective Date.

“Initial Valuation” means, when used with reference to specified Collateral, the Valuation initially performed for the Collateral as of the date on which the Collateral was added to a Collateral Pool.  The Initial Valuation for each of the Initial Mortgaged Properties is as set forth in Exhibit A to the Agreement.

“Insurance Policy” means, with respect to a Mortgaged Property, the insurance coverage and insurance certificates evidencing such insurance required to be maintained pursuant to the Security Instrument encumbering the Mortgaged Property.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.  Each reference to the Internal Revenue Code shall be deemed to include (a) any successor internal revenue law and (b) the applicable regulations whether final or temporary.

“Issuer” shall have the meaning set forth in Section 4.08(a).

“Key Principal” means Guarantor and any person or entity who becomes a Key Principal after the date of this Instrument and is identified as such in an amendment or supplement to this Instrument.

“Lease” means any lease, any sublease or subsublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease or other agreement entered into in connection with such lease, sublease, subsublease or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Letter of Credit” means a letter of credit issued by an Issuer satisfactory to Fannie Mae, naming Fannie Mae as beneficiary in form and substance as attached hereto as Exhibit O or as otherwise reasonably and customarily acceptable to Fannie Mae.

“Lien” means any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (including both consensual and non-consensual liens and encumbrances).

Appendix I-10

“Loan” means a Fixed Loan.

“Loan Amount” means, for any Loan, the outstanding principal amount of the Loan made to a Collateral Pool Borrower.  The amount of the Loan to each Collateral Pool Borrower, as of the Effective Date, is shown on Exhibit A to the Agreement.

“Loan Document Taxes” shall have the meaning set forth in Section 6.10.

“Loan Documents” means with respect to any Collateral Pool, the Agreement, the Notes, the Security Documents, all documents executed by a Collateral Pool Borrower or Guarantor pursuant to the General Conditions set forth in Article 4 of the Agreement and any other documents executed by a Collateral Pool Borrower or Guarantor from time to time in connection with the Agreement or the transactions contemplated by the Agreement, except for the Guaranty.

“Loan to Value Ratio” means, for a Mortgaged Property, for any specified date, the ratio (expressed as a percentage) of —

(a)                                 the Allocable Loan Amount of the subject Mortgaged Property on the specified date,

to

(b)                                 the Valuation most recently obtained prior to the specified date for the subject Mortgaged Property.

“Loan Year” means the twelve (12) month period from the first day of the first calendar month after the Effective Date to and including the last day before the first anniversary of the Effective Date, and each twelve (12) month period thereafter.

“Master Lease” means, individually and collectively, any lease of an entire Mortgaged Property to a single tenant, which Master Lease and the tenant thereunder shall be satisfactory to Fannie Mae.

“Master Tenant” means the tenant of the Improvements under one or more Master Leases.

“Material Adverse Effect” means, with respect to any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, a material adverse change in or a materially adverse effect upon any of (a) the business, operations, property or condition (financial or otherwise) of Borrower or Guarantor, (b) the present or future ability of Borrower or Guarantor to perform the Obligations for which it is liable, (c) the validity, priority, perfection or enforceability of the Agreement or any other Loan Document or the rights or remedies of Fannie Mae under any Loan Document, or (d) the value of, or Fannie Mae’s ability to have recourse against, any Mortgaged Property.

Appendix I-11

“Material Commercial Lease” means any non-Residential Lease, including any master lease (which term “master lease” shall include any master lease to a single corporate tenant), other than:

(a)                                 a non-Residential Lease that comprises less than five percent (5%) of total gross income of the Mortgaged Property on an annualized basis, so long as the lease is not a cell tower lease or a solar (power) lease;

(b)                                 a cable television lease, so long as the lessee is not a Borrower Affiliate, Key Principal or Guarantor;

(c)                                  garage spaces or storage units leased pursuant to any Residential Lease; or

(d)                                 a laundry lease, so long as:

(1)                                 the lessee is not a Borrower Affiliate, Key Principal or Guarantor;

(2)                                 the rent payable is not below-market (as determined by Fannie Mae); and

(3)                                 such laundry lease is terminable for cause by lessor.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

“Mortgaged Properties” means, collectively, the Substitute Mortgaged Properties and the Initial Mortgaged Properties, but excluding each Release Mortgaged Property from and after the date of its release from a Collateral Pool.

“Multifamily Residential Property” means a residential property, located in the United States, containing five or more dwelling units in which not more than twenty percent (20%) of the net rentable area is or will be rented to non-residential tenants, and conforming to the requirements of Fannie Mae for similar loans anticipated to be purchased by Fannie Mae.

“Net Operating Income” means, for any specified period, with respect to any Multifamily Residential Property, the aggregate net income during such period equal to Gross Revenues during such period less the aggregate Operating Expenses during such period.  If a Mortgaged Property is not owned by a Borrower or an Affiliate of a Borrower for the entire specified period, the Net Operating Income for the Mortgaged Property for the time within the specified period during which the Mortgaged Property was owned by a Borrower or an Affiliate of a Borrower shall be the Mortgaged Property’s net operating income determined by Fannie Mae in accordance with the underwriting procedures set forth by Fannie Mae for similar loans anticipated to be purchased by Fannie Mae.

“Note” means any Fixed Loan Note.

Appendix I-12

“Obligations” means the aggregate of the obligations of a Collateral Pool Borrower and Guarantor under the Agreement and the other Loan Documents and the Guaranty.

“Officer” means the Chief Financial Officer, Chief Accounting Officer or a Vice President in the accounting or finance divisions of Guarantor.

“One-Month LIBOR Rate” means the British Bankers Association fixing of the London Inter-Bank Offered Rate for 1-month U.S. Dollar-denominated deposits as reported by Telerate through electronic transmission.  If the Index is no longer available, or is no longer posted through electronic transmission, Fannie Mae will choose a new index that is based upon comparable information and provide notice thereof to Borrower.

“Operating Expenses” means, for any period, with respect to any Multifamily Residential Property, all expenses in respect of the Multifamily Residential Property, as determined by Fannie Mae based on the certified operating statement for such specified period as adjusted to provide for the following: (i) all appropriate types of expenses, including a management fee and deposits to the Replacement Reserves (whether funded or not), are included in the total operating expense figure; (ii) upward adjustments to individual line item expenses to reflect market norms or actual costs and correct any unusually low expense items, which could not be replicated by a different owner or manager (e.g., a market rate management fee will be included regardless of whether or not a management fee is charged, market rate payroll will be included regardless of whether shared payroll provides for economies, etc.); and (iii) downward adjustments to individual line item expenses to reflect unique or aberrant costs (e.g., non-recurring capital costs, non-operating borrower expenses, etc.).

“Organizational Certificate” means, collectively, certificates from Borrower and Guarantor to Fannie Mae, in the form of Exhibit G-1 through G-3 to the Agreement, certifying as to certain organizational matters with respect to each Borrower and Guarantor.

“Organizational Documents” means all certificates, instruments and other documents pursuant to which an organization is organized or operates, including but not limited to, (i) with respect to a corporation, its articles of incorporation and bylaws, (ii) with respect to a limited partnership, its limited partnership certificate and partnership agreement, (iii) with respect to a general partnership or joint venture, its partnership or joint venture agreement and (iv) with respect to a limited liability company, its articles of organization and operating agreement.

“Other Borrower” shall have the meaning set forth in Section 12.09 of the Agreement.

“Other Borrower Secured Obligation” shall have the meaning set forth in Section 12.04.

“Outstanding” means, when used in connection with promissory notes, other debt instruments or Loans, for a specified date, promissory notes or other debt instruments which have been issued, or Loans which have been made, to the extent not repaid in full as of the specified date.

“Ownership Interests” means, with respect to any entity, any ownership interests in the entity and any economic rights (such as a right to distributions, net cash flow or net income) to which the owner of such ownership interests is entitled.

Appendix I-13

“Permits” means all permits, or similar licenses or approvals issued and/or required by an applicable Governmental Authority or any Applicable Law in connection with the ownership, use, occupancy, leasing, management, operation, repair, maintenance or rehabilitation of any Mortgaged Property or any Borrower’s business.

“Permitted Investments” means one or more of the following:

(i)            Cash;

(ii)           Government or U.S. Treasury securities of any maturity rated in the Highest Rating Category;

(iii)          Fannie Mae, Freddie Mac and Ginnie Mae agency mortgage-backed securities (single family or multifamily), provided that the value allocated to such securities will be discounted by three percent (3%);

(iv)          Money market funds pre-approved in writing by Fannie Mae with an investment objective that is limited to government or U.S. Treasury securities rated in the Highest Rating Category; or

(v)           Any other investment approved in writing by Fannie Mae.

“Permitted Liens” means, with respect to a Mortgaged Property:

(i)                                     the exceptions to title to the Mortgaged Property set forth in the Title Insurance Policy for the Mortgaged Property which are approved by Fannie Mae;

(ii)           Liens securing Obligations to Fannie Mae, including the Lien of the Security Instrument encumbering the Mortgaged Property;

(iii)          Liens for taxes not yet delinquent;

(iv)          Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen’s, mechanics’, warehousemen’s, carriers’, landlords’ and other nonconsensual statutory Liens which (A) are not yet due and payable or (B) are released of record, bonded over or otherwise remedied to Fannie Mae’s satisfaction within sixty (60) days of the date of commencement of enforcement of any such Lien or before such earlier date on which Borrower’s interest in the applicable property is subject to forfeiture by enforcement of any such Lien;

(v)           Subject to (1) the provisions of Section 20 of the Security Instrument and (2) Borrower providing Fannie Mae with a copy of each document within sixty (60) days of the later of (x) the execution of such document, and (y) the date such document is recorded: easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title, licenses or lease agreements for laundry, cable television, telephone and other similar Liens which, in the aggregate, do not materially reduce the value of the Mortgaged

Appendix I-14

Property or materially interfere with the operation and use of, or the ordinary conduct of the business on, the Mortgaged Property (provided that any laundry or cable television licenses or leases shall not be a Permitted Lien if it does not comply with Fannie Mae’s requirement for similar loans anticipated to be purchased by Fannie Mae).  Notwithstanding the foregoing, to the extent any of the foregoing items could reasonably be deemed to adversely affect (on an aggregate basis) the value of the Mortgaged Property by more than the lesser of (A) $1,000,000 and (B) ten percent (10%) of the value of the Mortgaged Property, such item shall not be considered a Permitted Lien and shall require Fannie Mae’s prior written consent.

(vi)          any other Liens expressly permitted by the Loan Documents (including any delinquent tax Liens being contested in accordance with the terms of the Security Instrument); and

(vii)         any other Liens approved by Fannie Mae.

“Person” means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

“Personalty” has the meaning set forth in the Security Instrument.

“Pool Termination Date” means, at any time during which the Loans are Outstanding with respect to a particular Collateral Pool, the latest maturity date for any Loan Outstanding.

“Potential Event of Default” means with respect to a particular Collateral Pool any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Prohibited Person” means:

(a)                                 any Person with whom Fannie Mae is prohibited from doing business pursuant to any law, rule, regulation, judicial proceeding or administrative directive; or

(b)                                 any Person identified on the United States Department of Housing and Urban Development’s “Limited Denial of Participation, HUD Funding Disqualifications and Voluntary Abstentions List,” or on the General Services Administration’s “Excluded Parties List System,” each of which may be amended from time to time, and any successor or replacement thereof; or

(c)                                  any Person that is determined by Fannie Mae to pose an unacceptable credit risk due to the aggregate amount of debt of such Person owned or held by Fannie Mae; or

(d)                                 any Person that has caused any unsatisfactory experience of a material nature with Fannie Mae, such as a default, fraud, intentional misrepresentation, litigation, arbitration or other similar act.

Appendix I-15

“Property” means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Property Delivery Deadline” shall have the meaning set forth in Section 3.03(d)(ii).

“Property Manager” means AvalonBay Communities, Inc., a Maryland corporation, or any other entity hired to operate and manage the Mortgaged Property, whose hiring is subject to the written approval and consent of Fannie Mae.

“Publicly-Held Corporation” means a corporation, the outstanding voting stock of which is registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

“Publicly-Held Trust” means a real estate investment trust, the outstanding voting shares or beneficial interests of which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

“Release” shall have the meaning set forth in Section 3.01.

“Release Documents” mean instruments releasing the applicable Security Instrument as a Lien on a Mortgaged Property, and UCC-3 Termination Statements terminating the UCC-1 Financing Statements, and such other documents and instruments to evidence the release of such Mortgaged Property from a Collateral Pool.

“Release Fee” means $10,000 for each Release Mortgaged Property.

“Release Mortgaged Property” means the Mortgaged Property to be released pursuant to Article 3.

“Release Price” shall have the meaning set forth in Section 3.02(c)(i).

“Release Request” means a written request, substantially in the form of Exhibit H to the Agreement, to obtain a release of Collateral from a Collateral Pool.

“Remaining Mortgaged Properties” shall have the meaning set forth in Section 4.04(h).

“Remaining Net Sale Proceeds” shall have the meaning set forth in Section 3.02(c)(iii).

“Rent Roll” means, with respect to any Multifamily Residential Property, a rent roll prepared and certified by the owner of the Multifamily Residential Property, on Fannie Mae Form 4243 or on another form approved by Fannie Mae and containing substantially the same information as Form 4243 requires.

“Replacement Reserve Agreement” means a Replacement Reserve and Security Agreement, reasonably required by Fannie Mae, and completed in accordance with requirements of Fannie Mae for similar loans anticipated to be purchased by Fannie Mae.

“Request” means a Substitution Request, a Release Request or a request for an Extension.

Appendix I-16

“Rescinded Payment” shall have the meaning set forth in Section 12.10.

“Resident Agreement” means, with respect to any Mortgaged Property that is subject to a Master Lease, a written agreement for occupancy of a portion of a Mortgaged Property by an individual resident.

“Residential Lease” means a leasehold interest in an individual dwelling unit and shall not include any master lease.

“Re-Underwriting Fee” shall have the meaning set forth in Section 8.01.

“S&P” shall mean Standard & Poor’s Credit Markets Services, a division of The McGraw-Hill Companies, Inc., a New York corporation, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

“Security” means a “security” as set forth in Section 2(1) of the Securities Act of 1933, as amended.

“Security Documents” means the Security Instruments, the Replacement Reserve Agreements in connection with Master Leases, and any other documents executed by the applicable Collateral Pool Borrower from time to time to secure any of such Collateral Pool Borrower’s obligations under the Loan Documents.

“Security Instrument” means, for each Mortgaged Property, a Multifamily Mortgage, Deed of Trust or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement given by a Borrower to or for the benefit of Fannie Mae to secure the obligations of Collateral Pool Borrower under the Loan Documents.  With respect to each Mortgaged Property owned by a Borrower, the Security Instrument shall be substantially in the form published by Fannie Mae from time to time for use in the state in which the Mortgaged Property is located.  The amount secured by the Security Instrument shall be equal to the aggregate amount of Loans Outstanding for the applicable Collateral Pool in effect from time to time; provided, however, that Security Instruments recorded against a Mortgaged Property or where there is a material mortgage, recording or intangible tax applicable to the recordation of the Security Instrument, the amount secured by such Security Instrument shall be limited to a maximum secured principal amount equal to the product obtained by multiplying (i) the Valuation of such Mortgaged Property on the date is it added to the applicable Collateral Pool by (ii) one hundred fifteen percent (115%).

“Senior Management” means (a) the Chief Executive Officer, Co-Chairman of the Board, President, Chief Financial Officer and Chief Operating Officer of Guarantor, and (b) any other individuals with responsibility for any of the functions typically performed in a corporation by the officers described in clause (a).

“Servicer” means the loan servicer selected by Fannie Mae to which Fannie Mae may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents pursuant to a servicing agreement between Fannie Mae and Servicer. As of the Effective Date, Wells Fargo Multifamily Capital Inc. has been selected as Servicer of the Loans.

Appendix I-17

“Single-Purpose” means, with respect to a Person which is any form of partnership or corporation or limited liability company, that such Person at all times since the Effective Date of this Agreement:

(i)                                     has been a duly formed and existing partnership, corporation or limited liability company, as the case may be;

(ii)                                  has been duly qualified in each jurisdiction in which such qualification was at such time necessary for the conduct of its business;

(iii)                               has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation in all respects;

(iv)                              has observed all customary formalities regarding its partnership or corporate existence, as the case may be;

(v)                                 has accurately maintained its financial statements, accounting records and other partnership or corporate documents separate from those of any other Person;

(vi)                              has not commingled its assets or funds with those of any other Person;

(vii)                           has identified itself in all dealings with creditors (other than trade creditors in the ordinary course of business and creditors for the construction of improvements to property on which such Person has a non-contingent contract to purchase such property) under its own name and as a separate and distinct entity;

(viii)                        has been adequately capitalized in light of its contemplated business operations;

(ix)                              has not assumed, guaranteed or become obligated for the liabilities of any other Person (except in connection with a Collateral Pool or the endorsement of negotiable instruments in the ordinary course of business) or held out its credit as being available to satisfy the obligations of any other Person;

(x)                                 has not acquired obligations or securities of any other Person;

(xi)                              in relation to a Borrower, except for loans made in the ordinary course of business to Affiliates, has not made loans or advances to any other Person;

(xii)                           if such Person is a Borrower Party, such Person has not entered into and were not a party to any transaction with any Affiliate of such Person, except in the ordinary course of business and on terms which are no less favorable to such Person than would be obtained in a comparable arm’s-length transaction with an unrelated third-party;

(xiii)                        has paid the salaries of its own employees, if any;

(xiv)                       has allocated fairly and reasonably any overhead for shared office space;

Appendix I-18

(xv)                          has not engaged in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code to the extent it is subject to ERISA;

(xvi)                       has complied with the requirements of Section 33 of the Security Instrument; and

(xvii)                    has paid its expenses and liabilities out of its own funds, including through the use of capital contributions.

“Subject Borrower” shall have the meaning set forth in Section 12.09.

“Subordinated Obligations” shall have the meaning set forth in Section 12.08.

“Substitute Cash Collateral” shall have the meaning set forth in Section 3.02(d)(ii).

“Substitute Mortgaged Property” means each Multifamily Residential Property owned by any Borrower or Additional Borrower (either in fee simple or as tenant under a ground lease meeting all of Fannie Mae’s requirements for similar loans anticipated to be purchased by Fannie Mae) and added to a Collateral Pool after the Effective Date in connection with a substitution of Collateral as permitted by Section 3.03.

“Substitution” shall have the meaning set forth in Section 3.03.

“Substitution Deposit” shall have the meaning set forth in Section 3.03(e).

“Substitution Fee” means with respect to any Substitution effected in accordance with Section 3.03, a fee in the amount of $10,000 for each substitute property added to a Collateral Pool.

“Substitution Loan Documents” means the Security Instrument covering a Substitute Mortgaged Property and any other documents, instruments or certificates reasonably required by Fannie Mae in form and substance satisfactory to Fannie Mae and Borrower in connection with the addition of the Substitute Mortgaged Property to a Collateral Pool pursuant to Article 3.  When possible, such Substitution Loan Documents shall be based substantially on the documents executed on the Effective Date or that otherwise have been executed as of the Effective Date with respect to the Loans, with changes (i) required to comply with the laws of the state where the Substitute Mortgaged Property is located and (ii) as may be required by Fannie Mae due to the character and quality of the Substitute Mortgaged Property based on Fannie Mae’s Underwriting Requirements.

“Substitution Request” means a written request substantially in the form of Exhibit H to the Agreement for a Substitution made pursuant to Section 3.03.

“Surveys” means the as-built surveys of the Mortgaged Properties prepared in accordance with Fannie Mae’s requirements for similar loans that are anticipated to be purchased by Fannie Mae.

Appendix I-19

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Mortgaged Properties.

“Tax Protected Asset Borrower” means, individually or collectively, the following Borrowers: ASN Meadows at Russett I LLC, ASN Meadows at Russett II LLC, Courthouse Hill LLC, ASN Woodland Hills East LLC, ASN San Jose LLC, ASN Los Feliz LLC, ASN Walnut Ridge LLC, Archstone Thousand Oaks LLC, Archstone Old Town Pasadena LLC, ASN La Jolla Colony LLC, Archstone Del Mar Station LLC, Archstone Oak Creek I LLC, Archstone Oak Creek II LLC and ASN Pasadena LLC; provided, however, that a Borrower shall cease to be a Tax-Protected Asset Borrower at such time as the Ownership Interests in such Borrower are not owned by AVB Legacy DownREIT, LLC.

“Tax Protected Asset Borrower Owners” means AVB Legacy DownREIT, LLC, Legacy Holdings JV, LLC, Archstone Multifamily Series I Trust, Archstone Multifamily Series II LLC, Archstone Multifamily Series III LLC, Archstone Multifamily Series IV LLC, Archstone Smith Realty Company, Archstone Property Holdings GP LLC, Archstone Property Holdings LLC and Archstone.

“Term of this Agreement” shall be determined as provided in Section 13.10.

“Three-Month LIBOR” means the British Bankers Association fixing of the London Inter-Bank Offered Rate for 3-month U.S. Dollar-denominated deposits as reported by Telerate through electronic transmission.  If the Index is no longer available, or is no longer posted through electronic transmission, Fannie Mae will choose a new index that is based upon comparable information and provide notice thereof to Borrower.

“Title Company” means First American Title Insurance Company or such other company(ies) approved by Fannie Mae, provided that the Title Company shall be the same for each Mortgaged Property in the same Collateral Pool.

“Title Insurance Policies” means the mortgagee’s policies of title insurance issued by the Title Company from time to time relating to each of the Security Instruments, conforming to Fannie Mae’s requirements for similar loans anticipated to be purchased by Fannie Mae, together with such endorsements, coinsurance, reinsurance and direct access agreements with respect to such policies as Fannie Mae may, from time to time, consider necessary or appropriate, including variable credit endorsements, if available, and tie-in endorsements, if available, and with an aggregate limit of liability under the policy (subject to the limitations contained in sections of the Stipulations and Conditions of the policy relating to a Determination and Extent of Liability) equal to the aggregate amount of Loans Outstanding for the applicable Collateral Pool.

“Trailing 3 Month Period” means, for any specified date, the three (3) month period ending with the later of (i) the last day of the most recent Calendar Quarter or (ii) the month for which financial statements have been delivered by Borrower to Fannie Mae pursuant to Section 2.04 and Section 6.03.

Appendix I-20

“Trailing 12 Month Period” means, for any specified date, the twelve (12) month period ending with the later of (i) the last day of the most recent Calendar Quarter or (ii) the month for which financial statements have been delivered by Borrower to Fannie Mae pursuant to Section 2.04 and Section 6.03.

“Transfer” means:

(a)                                 as used with respect to Ownership Interests in a Borrower Entity, (1) a sale, assignment, pledge, grant or creation of a lien, encumbrance or security interest, transfer or other disposition (whether voluntary, involuntary, or by operation of law) in any right, title or interest in any Ownership Interest in a Borrower Entity; or (2) the issuance or other creation of new Ownership Interests in a Borrower Entity; or (3) a merger or consolidation of Borrower Entity into another entity or of another entity into Borrower Entity; or (4) the reconstitution of a Borrower Entity from one type of entity to another type of entity; or (5) the amendment, modification or any other change in the governing instrument or instruments of Borrower Entity which has the effect of changing the relative powers, rights, privileges, voting rights or economic interests of the Ownership Interests in such Borrower Entity; or (6) the withdrawal, retirement, removal or involuntary resignation of any owner or manager of a legal entity.

(b)                                 as used with respect to a Mortgaged Property, (1) a sale (except with respect to a Mortgaged Property for which a Release has been requested), assignment, lease (except as permitted by the terms of the Loan Documents), pledge, transfer or other disposition (whether voluntary or by operation of law) of, or (2) the granting or creating of a lien (other than a Permitted Encumbrance), encumbrance or security interest (whether voluntary, involuntary, or by operation of law) in, any estate, rights, title or interest in the Mortgaged Property, or any portion thereof.  Transfer does not include a conveyance of the Mortgaged Property pursuant to a Foreclosure Event or the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the Bankruptcy Code.

“Treasury Regulations” means Regulations, revenue rulings and other public interpretations of the Internal Revenue Code by the Internal Revenue Service, as such regulations, rulings and interpretations may be amended or otherwise revised from time to time.

“UCC Collateral” has the meaning set forth in the Security Instrument.

“Underwriting Requirements” means Fannie Mae’s overall underwriting requirements for Multifamily Residential Properties in connection with loans anticipated to be purchased by Fannie Mae as such requirements may be amended, modified, updated, superseded, supplemented or replaced from time to time.

“Valuation” means, for any specified date, with respect to a Multifamily Residential Property, (a) if an Appraisal of the Multifamily Residential Property was more recently obtained than a Cap Rate for the Multifamily Residential Property, the Appraised Value of such Multifamily Residential Property, or (b) if a Cap Rate for the Multifamily Residential Property was more recently obtained than an Appraisal of the Multifamily Residential Property, the value derived by dividing—

Appendix I-21

(i)                                     the Net Operating Income of such Multifamily Residential Property, by

(ii)                                  the most recent Cap Rate determined by Fannie Mae or determined pursuant to Section 2.04.

Notwithstanding the foregoing, any Valuation for a Multifamily Residential Property calculated for a date occurring before the date twelve (12) months after the date on which the Multifamily Residential Property becomes a part of a Collateral Pool shall equal the Appraised Value of such Multifamily Residential Property, unless Fannie Mae determines that changed market or property conditions warrant that the value be determined as set forth in the preceding sentence.

“Voting Equity Capital” shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote to elect a majority of the board of directors (or Persons performing similar functions).

“Waiving Borrower” shall have the meaning set forth in Section 12.04.

Appendix I-22